Exhibit 10.1

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

                                CREDIT AGREEMENT

            This CREDIT AGREEMENT is dated as of February 27, 2002 and entered into by and among INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF OR PARTY FROM TIME TO TIME HERETO (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agent, CREDIT LYONNAIS NEW YORK BRANCH, as Co-Syndication Agent and Co-Lead Arranger and CIBC WORLD MARKETS CORP., as lead arranger and bookrunner (in such capacity, "LEAD ARRANGER").

                                 R E C I T A L S

            WHEREAS, Borrower desires to refinance substantially all of Borrower's existing indebtedness through an initial public offering of a portion of Borrower's Capital Stock resulting in not less than $100,000,000 in net proceeds (the "IPO") and through the credit facility contemplated hereby;

            WHEREAS, Lenders, at the request of Borrower, have agreed to extend certain credit facilities to Borrower, in the aggregate original principal amount of $125,000,000 the proceeds of which will be used, (i) together with the proceeds of the IPO, (a) to repay Borrower's existing indebtedness in the aggregate outstanding principal amount of approximately $180,000,000, which includes $126,000,000 outstanding under the Credit Agreement dated as of September 29, 2000, between Borrower, the lenders named therein and First Union National Bank, as Administrative Agent, as amended or supplemented prior to the Closing Date (the "EXISTING CREDIT AGREEMENT") and $51,250,000 aggregate principal amount of 12% Senior Subordinated Notes due December 31, 2007 (the "SENIOR SUBORDINATED NOTES"), (b) to pay a mandatory redemption price under Borrower's Senior Subordinated Notes in the amount of approximately $2,562,500 (the "REDEMPTION PREMIUM"), and (c) to pay transaction costs in an amount not in excess of $10,500,000 (collectively, the "REFINANCING"), and (ii) thereafter, to provide financing for general corporate purposes of Borrower and its Subsidiaries, including working capital, capital expenditures, refinancing, acquisitions, and investments made in accordance with the terms hereof;

            WHEREAS, Borrower may increase the original principal amount of the credit facility contemplated hereby, at Lead Arranger's and Borrower's mutual discretion, in an aggregate amount of up to $50,000,000 at any time on or before the date that is two years after the Closing Date in accordance with the terms hereof;

            WHEREAS, Borrower desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien (except for existing Liens) on substantially all of its real, personal and mixed


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property, including a pledge of all of the Capital Stock of each of its domestic
Subsidiaries (if any) and all of the non-voting and 65% of the voting Capital Stock of its foreign Subsidiaries (if any); and

            WHEREAS, all of the domestic Subsidiaries of Borrower have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien (except for existing Liens) on substantially all of their real, personal and mixed property, including a pledge of all of the Capital Stock of each of their domestic Subsidiaries (if any) and 65% of the voting and 100% of the non-voting Capital Stock of their respective foreign Subsidiaries (if any):

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

      1.1 CERTAIN DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings:

            "ACCOUNTS" means all present and future rights of Borrower and its Subsidiaries to payment for goods sold or leased or for services rendered (including any such rights evidenced by instruments or chattel paper), whether due or to become due, whether now existing or hereinafter arising and wherever arising, and whether or not they have been earned by performance.

            "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.9A.

            "ADDITIONAL MORTGAGES" has the meaning assigned to that term in subsection 6.9A.

            "ADJUSTED LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the rate per annum obtained by DIVIDING (x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on Telerate Screen 3750 at or about 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate does not appear on Telerate Screen 3750, the average of the rates per annum at which Dollar deposits in immediately available funds are offered to CIBC in the interbank LIBOR market as at or about 10:00 A.M. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and for a period approximately equal to such Interest Period, BY (y) a percentage equal to 100% MINUS the stated maximum rate (expressed as a percentage) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to


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any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

            "ADMINISTRATIVE AGENT'S OFFICE" means (i) the office of Administrative Agent located at CIBC, 425 Lexington Avenue, New York, NY 10017, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrower and each Lender.

            "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

            "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of any of the Loan Parties.

            "AGENTS" means collectively, Administrative Agent and any documentation agent or syndication agent appointed under this Agreement.

            "AGREEMENT" means this Credit Agreement dated as of February 27, 2002.

            "APPLICABLE BASE RATE MARGIN" means, as at any date of determination, with respect to any Type of Loan that is a Base Rate Loan, a percentage per annum equal to the Applicable LIBOR Margin for such Type of Loan LESS 1.00%.


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            "APPLICABLE LIBOR MARGIN" means with respect to Revolving Loans,
Tranche A Term Loans and Tranche B Term Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage
Ratio:

                 CONSOLIDATED TOTAL        REVOLVING LOAN AND     TRANCHE B APPLICABLE
                   LEVERAGE RATIO         TRANCHE A APPLICABLE       LIBOR MARGIN
                                               LIBOR MARGIN

            --------------------------------------------------------------------------
            greater than or equal to              2.75%                  2.75%
            2.50:1.00

            less than 2.50:1.00
            but greater than or equal to
            2.00:1.00                             2.50%                  2.50%

            less than 2.00:1.00
            but greater than or equal to
            1.50:1.00                             2.25%                  2.50%

            less than 1.50:1.00                   2.00%                  2.50%

            "APPROVED FUND" means any fund that invests (in whole or in part) in commercial loans or any other fund that is managed or advised by a Lender, the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

            "ASSET SALE" means the sale (in any single transaction or related series of transactions) by Borrower or any of its Subsidiaries to any Person other than Borrower or any of its wholly-owned domestic Subsidiaries of (i) any of the Capital Stock of any of Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrower or any of its Subsidiaries (other than (a) Inventory sold in the ordinary course of business, (b) Capital Stock of Borrower, and (c) sales of assets from Borrower or any of its Subsidiaries to Borrower or any Subsidiary Guarantor).

            "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT XII annexed hereto.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BASE RATE" means, at any time, the higher of (i) the Reference Rate and (ii) the rate which is one-half of 1% in excess of the Federal Funds Effective Rate.

            "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.


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            "BORROWER" has the meaning assigned to that term in the introductory paragraph to this Agreement.

            "BORROWING BASE" means (i) the sum of (a) 90% of the face amount of Eligible Accounts Receivable, (b) 50% of the lower of the cost or fair market value of Eligible Inventory, and (c) 50% of the face amount of Eligible Unbilled Accounts Receivable LESS (ii) the amount of the obligations secured by Permitted Encumbrances on such Eligible Accounts Receivable, Eligible Unbilled Accounts Receivable or Eligible Inventory.

            "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT IV annexed hereto delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 4.1T or subsection 6.1(i).

            "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with Adjusted LIBOR or any LIBOR Loan, any day that (a) is a Business Day described in clause (i) above, and (b) is a day for trading by and between banks in Dollar deposits in the London Interbank Market.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CASH" means money, currency or a credit balance in a Deposit
Account.

            "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("GOVERNMENT OBLIGATIONS"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK") in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or


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

P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

            "CERTIFICATE RE: NON-BANK STATUS" means a certificate substantially in the form of Exhibit XXI annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

            "CEC" means Continental Electronics Corporation, a Nevada corporation.

            "CEC CHILE" means Continental Electronics Corporation - Chile S.A, a Chilean company.

            "CHANGE IN CONTROL" means the occurrence of any of the following events: (a) (i) any Person or two or more Persons acting in concert (other than Veritas and its Affiliates) shall have acquired beneficial ownership, directly or indirectly, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over, Voting Stock of Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Borrower, and (ii) such Person or Persons acting in concert have beneficial ownership of more Voting Stock of Borrower than Veritas and its Affiliates, (b) individuals who were members of the board of directors of Borrower on the Closing Date, together with any other individuals whose nomination or election to the board of directors was approved by a majority of the members of the board of directors then in office, fail to constitute a majority of the members of the board of directors of Borrower then in office, or (c) a "change in control" (as such term is defined therein) shall occur as provided in any agreement with respect to Subordinated Indebtedness. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.

            "CLOSING DATE" means the date on which the initial Loans are made.

            "CLOSING DATE MORTGAGE" has the meaning assigned to that term in subsection 4.1N(i).

            "CLOSING DATE MORTGAGE POLICIES" has the meaning assigned to that term in subsection 4.1N(ii).

            "CLOSING DATE MORTGAGED PROPERTIES" has the meaning give such term in section 4.1N(i).


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

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

            "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of EXHIBIT XVI annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

            "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Deposit Account Control Agreement, the Instruments of Assignment and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

            "CO-LEAD ARRANGER" has the meaning assigned to that term in the introduction to this Agreement.

            "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT IX annexed hereto delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 6.1(iv).

            "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries. For purposes of this definition, (a) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment


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

for the equipment being traded in at such time or the amount of such proceeds, as the case may be, (b) the aggregate of all expenditures by Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the Capital Stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Borrower shall be included in Consolidated Capital Expenditures and (c) the portion which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries for software and related purchases of software, up to an aggregate maximum of $1,500,000 in each Fiscal Year, shall be excluded from Consolidated Capital Expenditures.

            "CONSOLIDATED CURRENT ASSETS" means, as of any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

            "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Funded Debt and Capital Leases.

            "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, PLUS
(ii) an amount that, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) losses (or minus gains) on the sale or disposition of assets outside the ordinary course of business, and (D) depreciation, amortization expense and other non-cash, non-recurring extraordinary charges reducing Consolidated Net Income PLUS (iii) management fees to the extent paid as permitted by subsection 7.10A(iii), PLUS (iv) on a one-time basis, costs and expenses incurred by the Loan Parties in connection with the Transactions (it being understood that any amount which under clause (ii)(D) above was added back to Consolidated EBITDA during any period but was paid in cash during a subsequent period will reduce Consolidated EBITDA to the extent of such payment in such subsequent period), all of the foregoing components as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP; PROVIDED that in calculating any such items for purposes of Consolidated Total Leverage Ratio for such period, any Asset Sales or other acquisitions or dispositions of assets during such period shall have been deemed to have occurred on the first day of such period.

            "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA (determined by adding back thereto any amount deducted in the calculation of Consolidated Net Income that was paid, incurred or accrued in violation of any of the provisions of this Agreement) and (b) the Consolidated Working Capital Adjustment MINUS (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures, (c) Consolidated Interest Expense, (d) the provision for current taxes based on income of Borrower and its Subsidiaries and payable in


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Cash with respect to such period and (e) management fees to the extent paid as permitted by subsection 7.10A(iii) and bank fees paid by Borrower in connection with the Transactions to the extent not deducted in determining Consolidated EBITDA.

            "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) Cash payments for taxes based on income, and (iii) all scheduled principal payments to be made by Borrower or any of its Subsidiaries (whether or not such payments are actually made) on all Indebtedness of Borrower and its Subsidiaries (including the principal component of all Capital Leases), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Closing Date.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, without giving effect to any non-cash losses as a result of impairment of goodwill as required by Statement of Financial Accounting Standards No. 142; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and
(v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

            "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Borrower and its Subsidiaries on a consolidated basis determined in conformity with GAAP, without giving effect to any non-cash losses as a result of impairment of goodwill as required by Statement of Financial Accounting Standards No. 142.


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

            "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Borrower and its Subsidiaries on a consolidated basis during that period under all Operating Leases to which Borrower or any of its Subsidiaries is a party as lessee.

            "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries other than the face amount of performance letters of credit where the conditions to drawing have not been met LESS the amount of Cash and Cash Equivalents in excess of $500,000.

            "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as at the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt as of the last day of such Fiscal Quarter, to (b) Consolidated EBITDA for the four Fiscal Quarter period then ended.

            "CONSOLIDATED WORKING CAPITAL" means, as of any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

            "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any Material Contract to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.


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

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook, brokerage or similar account maintained with a Person or securities intermediary engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" means the Deposit Account Control Agreement executed and delivered by Borrower and the depository bank at which certain Deposit Accounts are maintained, substantially in the form of
Exhibit XX annexed hereto.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "ELIGIBLE ACCOUNTS RECEIVABLE" means, as at any date of determination, the total face amount of those invoiced Accounts of Borrower and the Subsidiary Guarantors consisting of ordinary trade accounts receivable owned by Borrower and the Subsidiary Guarantors, payable in Cash in Dollars on delivery or at a future date and arising out of the final sale of Inventory or the provision of services in the ordinary course of business of Borrower and the Subsidiary Guarantors; PROVIDED that in determining the eligibility of Eligible Accounts Receivable for Borrower and the Subsidiary Guarantors, there shall be excluded (to the extent included above):

            (i) Accounts with respect to which more than 120 days have elapsed since the invoice date;

            (ii) Accounts with respect to which the Account debtor is a director, officer, shareholder, employee or an Affiliate of Borrower if the terms of such Accounts are less favorable to Borrower or any such Subsidiary than those which might be obtained at the time from a Person who is not such a director, officer, shareholder, employee or an Affiliate;

            (iii) Accounts with respect to which the Account debtor is the United States of America or any department, agency or instrumentality thereof, except for those Accounts as to which Borrower or any such Subsidiary has assigned its right to payment thereof to the Administrative Agent, and the assignment has been acknowledged pursuant to the Assignment of Claims Act of 1940 (31 U.S.C. 3727); provided, however, that until the date that is 180 days after the Closing Date, such Accounts shall not be excluded on the basis that the assignment has not been acknowledged pursuant to the Assignment of Claims Act of 1940;

            (iv) Accounts with respect to which the Account debtor is not a resident of the United States or Canada, unless the Account debtor has supplied Borrower or any such Subsidiary with (a) an irrevocable commercial letter of credit, issued by a financial institution, or (b) credit insurance, in each case in form and substance satisfactory to the Administrative Agent;

            (v) Accounts with respect to which the Account debtor has asserted a counterclaim, allowance, deduction, or right to set off or which is otherwise unearned or disputed, including Accounts which reflect "barter" activity;

            (vi) Accounts with respect to which the Administrative Agent, on behalf of Lenders and the Issuing Lender, does not have a valid, First Priority Lien or which are not free of all Liens or other claims of all other Persons other than Liens permitted under this Agreement;

            (vii) Accounts with respect to which the Account debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business;

            (viii) Accounts with respect to which the Account debtor's obligation to pay the Account is conditional upon the Account debtor's approval or otherwise subject to return rights with respect to the goods purchased giving rise to any such Account (other than return rights based on product warranties in the ordinary course of business);

            (ix) Accounts which are not in full force and effect or do not constitute legal, valid and binding obligations of the Account debtor enforceable against the Account debtor in accordance with their terms;

            (x) Accounts with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

            (xi) Accounts with respect to which the Account debtor is located in New Jersey which exceed, individually or in the aggregate, $150,000, unless Borrower or such Subsidiary has filed, or is exempt from filing, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year;

            (xii) Accounts with respect to which the Account debtor is a supplier or a creditor of Borrower or any of its Subsidiaries up to an amount equal to the amount owed by Borrower and its Subsidiaries to such Account debtor;

            (xiii) Accounts evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments (a) have been delivered to and are in the possession of the Administrative Agent, or (b) the aggregate amount of such Accounts is not greater than $50,000;

            (xiv) Accounts (if any) created in connection with any sale where payment is due on delivery of Inventory sold until the Inventory is actually delivered; and

            (xv) Accounts which fail to meet such other specifications and requirements as may from time to time to be established by the Administrative Agent in its reasonable discretion.

            "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof (PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country); and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and investment funds and any Approved Funds; (B) a Lender, an Affiliate of a Lender, or an Approved Fund; or (C) any other Person (other than a natural Person) approved by (1) Administrative Agent, (2) in the case of any assignment of a Revolving Loan, Issuing Lender, and (3) unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction, or (y) an Event of Default or Potential Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that no Affiliate of Borrower and no Person who owns Capital Stock of Holdings shall be an Eligible Assignee. If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

            "ELIGIBLE INVENTORY" means, as at any date of determination, the gross dollar value (valued at the lower of cost (on a "first-in, first-out" basis) or fair market value) of all Inventory owned by Borrower and the Subsidiary Guarantors, less appropriate reserves determined in accordance with GAAP applied on a consistent basis; PROVIDED that in determining the eligibility of Eligible Inventory for Borrower and the Subsidiary Guarantors, there shall be excluded (to the extent included above):

            (i) Inventory with respect to which the Administrative Agent, on behalf of Lenders and the Issuing Lender, does not have a valid, First Priority Lien or which are not free of all Liens or other claims of all other Persons other than Liens permitted under this Agreement;

            (ii) Inventory that fails to meet standards for sale or use imposed by Government Authorities having a regulatory authority over such Inventory or its use or sale;

            (iii) Inventory that is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value);

            (iv) Inventory that is not in the possession and control of Borrower or a Subsidiary Guarantor (including a common carrier under a bill of lading in such Person's name), and if located in a warehouse or other facility leased by Borrower or any of the

      Subsidiary Guarantors, the warehouseman or lessor has not delivered to Administrative Agent a lien waiver or subordination in such form, if any, as may be requested by the Administrative Agent; and

            (v) Inventory consisting of materials, supplies and work in process.

            "ELIGIBLE UNBILLED ACCOUNTS RECEIVABLE" means all Accounts from Government Contracts or a prime contractor on a Government Contract that would otherwise be Eligible Accounts Receivables and with respect to which the sale of Inventory has occurred or the rendering of services has been performed and the payment obligations therefore are owing but which have not yet been invoiced in the ordinary course of business.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3.3 of ERISA, which is or was maintained or contributed to by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL INDEMNITY" has the meaning assigned to that term in subsection 4.1M.

            "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Governmental Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C.ss. 7401 ET SEQ.), the ToxiC Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.), the Oil Pollution Act (33 U.S.C.ss. 2701 ET SEQ.) and thE Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET SEQ.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA AFFILIATE" means, as applied to any Person (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period (but attributable to the period such entity was an ERISA Affiliate of such Person or such Subsidiary) for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, unless the failure is cured within two Business Days after such failure; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan any of which would constitute a Material Adverse Effect; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA

Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of final determination of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code which cannot be remedied; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EVENT OF DEFAULT" means each of the events set forth in Section 8.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934.

            "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals.

            "FACILITIES" means all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

            "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Permitted Encumbrances) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

            "FLOOD HAZARD PROPERTY" means a Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "FUNDED DEBT", as applied to any Person, means (a) all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof, other than (i) any performance letters of credit (i.e., letters of credit which can be drawn upon only if Borrower or any of its Subsidiaries fails to comply with or perform under any material provision of any contract) issued for the account of such Person, (b) all Funded Debt of others of the type referred to in clause (a) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Contingent Obligations of such Person with respect to Funded Debt of the type referred to in clause (a) above of another Person and
(d) Funded Debt of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

            "FUNDING DATE" means the date of the funding of a Loan.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "GOVERNMENTAL AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Governmental Authority.

            "GOVERNMENT CONTRACT" means any contract entered into between Borrower or any of its Subsidiaries and the government of the United States of America, the District of Columbia, or any department, agency or instrumentality thereof.

            "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which poses a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

            "HOLDINGS" means IDT Holding, L.L.C., a Delaware limited liability company.

            "INCREASING LENDERS" has the meaning assigned to that term in subsection 2.1A(iv).

            "INDEBTEDNESS", as applied to any Person, means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made without regard to any original issue discount relating thereto, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such

Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedge Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (1) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but not including any Indebtedness payable to the United States Armed Forces. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

            "INDEMNITEES" has the meaning assigned to that term in subsection 10.3.

            "INSTRUMENT OF ASSIGNMENT" means an Instrument of Assignment executed and delivered by Borrower on the Closing Date and from time to time thereafter, substantially in the form of EXHIBIT XXII annexed hereto.

            "INTELLECTUAL PROPERTY" means (i) all trademarks, service marks, designs, logos, indicia, tradenames, trade dresses, corporate names, business names, fictitious business names and/or other source and/or business identifiers and applications pertaining thereto, used in or necessary for the conduct of the business of Borrower or any of its Subsidiaries that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, including the trademarks identified in Schedule 5.5C (all the foregoing being referred to herein collectively as the "TRADEMARKS"); and all goodwill associated therewith (the "ASSOCIATED GOODWILL") relating to the Trademarks; (ii) all registrations that have been or may hereafter be issued or applied for on the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK REGISTRATIONS"); (iii) all patents and patent applications and rights and interests in patents and patent applications that are used in or necessary for the conduct of the business of Borrower or its Subsidiaries that are material to the condition (financial or otherwise), business or operations of Borrower or any of its Subsidiaries, including the patents and patent applications listed in Schedule 5.5C, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS") and all Associated Goodwill related to such Patents; (iv) various published and unpublished works of authorship, including, computer programs, computer data bases, other computer software, including, without limitation, object code and source code, mask works, semiconductor chips, masks, trade secrets, trade secret rights, ideas, drawings, designs, writings, know-how, techniques, processes and formulas, used in or necessary for the conduct of the business of Borrower or any of its Subsidiaries that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries (all the foregoing being referred to herein collectively as the "COPYRIGHTS") and all Associated Goodwill relating to such Copyrights; (v) all copyright registrations issued to Borrower or any of its Subsidiaries for any copyright registrations that have been issued or applied for on the Copyrights in the United States and any state thereof and in foreign countries (all the foregoing being referred to herein collectively as the "COPYRIGHT REGISTRATIONS") and all Associated Goodwill relating to such Copyright Registrations and (vi) all common law and other rights in and to the Copyrights (including all copyright licenses) in the United States and any state thereof and in foreign countries used in or necessary for the conduct of the business of Borrower or its Subsidiaries that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries (all of the foregoing being referred to herein collectively as the "COPYRIGHT RIGHTS") and all Associated Goodwill relating to such Copyright Rights.

            "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and
(ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

            "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

            "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person other than Borrower or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrower or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Borrower), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

            "IP COLLATERAL" means, collectively, the Collateral consisting of rights in or to Intellectual Property under the Security Agreement.

            "IPO" has the meaning assigned to that such term in the Recitals.

            "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender who agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(iii).

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

            "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

            "LC REIMBURSEMENT AMOUNT" has the meaning assigned to that term in subsection 3.3B.

            "LEAD ARRANGER" has the meaning assigned to that term in the introduction to this Agreement.

            "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property.

            "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

            "LETTER OF CREDIT" or "LETTERS OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrower or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrower or any of its Subsidiaries, (iii) the obligations of third party insurers of Borrower or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrower or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; PROVIDED that Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

            "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrower.

            "LIBOR LOANS" means Loans bearing interest at rates determined by reference to Adjusted LIBOR as provided in subsection 2.2A.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans or Revolving Loans or any combination thereof.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

            "LOAN PARTY" means each of Borrower and any of Borrower's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

            "MARGIN DETERMINATION CERTIFICATE" means an Officers' Certificate of Borrower delivered (a) with respect to each Fiscal Quarter (other than each fourth Fiscal Quarter), together with the three most recent financial statements required pursuant to subsection 6.1(ii), and (b) with respect to each fourth Fiscal Quarter, within 45 days of the last day of such fourth Fiscal Quarter, setting forth in reasonable detail the Consolidated Total Leverage Ratio that is applicable as of the last day of the fiscal period for which such financial statements and Officers' Certificate are being delivered.

            "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means any act, omission, situation, circumstance, event or undertaking which could reasonably be expected to have, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower and its Subsidiaries taken as a whole, (b) the value of the whole or any material part of the Collateral, or the enforceability or priority of the security interest in the Collateral, (c) the respective ability of Borrower or any of the other Loan Parties to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (d) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the rights or remedies of Administrative Agent or Lenders under or in connection with any Loan Document.

            "MATERIAL CONTRACT" means any contract, indenture, mortgage, deed of trust, undertaking, agreement, instrument or other arrangement, whether written or oral, (a) having annual revenues in excess of $5,000,000, if Borrower or any of its Subsidiaries is a provider of services, and (b) having remaining payments in excess of $1,000,000, if Borrower or any of its Subsidiaries is the recipient of services, inventory, materials or other goods.

            "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, no Leasehold Property with respect to which the aggregate amount of all rents payable during any one Fiscal Year never exceeds $500,000 shall be a "Material Leasehold Property".

            "MINIMUM AMOUNT" means, with respect to each of the following actions, the minimum amount and any multiples in excess thereof set forth opposite such action:

                                                MINIMUM         MULTIPLES IN
                TYPE OF ACTION                   AMOUNT        EXCESS THEREOF
      -------------------------------          ----------      --------------
      Conversion into Base Rate Loans            $150,000             $50,000

      Conversion into LIBOR Loans              $1,000,000            $100,000

            "MOODY'S" means Moody's Investors Service, Inc.

            "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of EXHIBIT XVII annexed hereto or in such other form as may be approved by Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or
(ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage. "MORTGAGES" means all such instruments, including the Additional Mortgages.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

            "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Borrower or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof.

            "NET PENSION PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

            "NET PROCEEDS AMOUNT" has the meaning assigned to that term in subsection 2.4B(iii)(g).

            "NET SECURITIES PROCEEDS" means the Cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Borrower or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Borrower.

            "NEW LENDER" has the meaning assigned to that term in subsection 2.1A(iv).

            "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

            "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes or Revolving Notes or any combination thereof.

            "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

            "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

            "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT III annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

            "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether contingent, direct or otherwise, including post-petition interest on such amounts accruing subsequent to, and interest that would have accrued but for, the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding).

            "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

            "OFFICER'S CERTIFICATE," as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company; PROVIDED that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the Officer or Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

            "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "PERMITTED ACQUISITION" means an acquisition of assets or substantially all of the Capital Stock of any Person where (i) the acquired Person is in the same line of business as that of Borrower or any of its Subsidiaries on the Closing Date, (ii) after giving effect to such transaction, the Revolving Loan Commitments minus the Total Utilization of Revolving Loan Commitments is not less than $7,500,000, (iii) Borrower or any Subsidiary Guarantor is the surviving entity, (iv) a description of the acquisition shall have been delivered to Administrative Agent prior to the consummation of the acquisition, (v) Borrower shall have demonstrated to Administrative Agent's reasonable satisfaction pro forma compliance (as of the date of the acquisition after giving effect to any Loans made or to be made in connection therewith) with the financial covenants contained in subsection 7.6 and a Consolidated Total Leverage Ratio at least .15 below the applicable ratio set forth in subsection 7.6B prior to consummating the acquisition, (vi) Borrower shall have demonstrated to Administrative Agent's reasonable satisfaction that the acquired Person has positive pro forma Consolidated EBITDA for the most recent twelve month period then ended, (vii) Borrower shall have delivered to Administrative Agent copies of the most recent audited financial statements, if available, of the acquired Person, together with any other information that Administrative Agent may reasonably request, and (viii) no Potential Event of Default or Event of Default shall have occurred or be continuing both before and after giving effect to the acquisition.

            "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

            (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3A or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

            (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts which are not overdue for a period of more than 60 days or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien, and the aggregate amount of such Liens is less than $75,000;

            (iii) Liens incurred or deposits in an aggregate amount not to exceed $75,000 made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

            (iv) Deposits in an aggregate amount not to exceed $75,000 made in the ordinary course of business or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

            (vi) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

            (vii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

            (viii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

            (ix) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement; and

            (x) matters contained in the Closing Date Mortgage Policies.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

            "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

            "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche A Term Loan Exposure of that Lender BY (y) the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche B Term Loan Exposure of that Lender BY (y) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders; and (iv) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure and the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Tranche A Term Loan Exposure, Tranche B Term Loan Exposure and Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

            "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

            "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

            "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

            "REDEMPTION PREMIUM" has the meaning assigned to that term in the Recitals.

            "REFERENCE RATE" means the rate that CIBC announces from time to time as its prime lending rate, as in effect from time to time. The Reference Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CIBC or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Reference Rate.

            "REFINANCING" has the meaning assigned to that term in the Recitals.

            "REGISTER" has the meaning assigned to that term in subsection 2.1D(i).

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

            "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposures, Tranche B Term Loan Exposures and Revolving Loan Exposures of all Lenders.

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or has an outstanding Revolving Loan.

            "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The Revolving Loan Commitments shall be recorded by Administrative Agent in the Register.

            "REVOLVING LOAN COMMITMENT TERMINATION DATE" means March 4, 2007.

            "REVOLVING LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) if Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

            "REVOLVING LOANS" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(iii).

            "REVOLVING NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E on the Closing Date, (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in Revolving Loan Commitments made pursuant to subsection 2.1A(iv) and (iii) any promissory notes issued by Borrower pursuant to the penultimate sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders and any replacements thereof, in each case substantially in the form of EXHIBIT VII annexed hereto.

            "S&P" means Standard & Poor's Ratings Group.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.


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

            "SECURITY AGREEMENT" means the Security Agreement executed and delivered by Borrower and its Subsidiaries on the Closing Date, substantially in the form of EXHIBIT XV annexed hereto.

            "SENIOR SUBORDINATED NOTES" has the meaning assigned to that term in the Recitals.

            "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Borrower incurred from time to time and subordinated in right of payment to the Obligations.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "SUBSIDIARY GUARANTOR" means any domestic Subsidiary of Borrower that executes and delivers the Subsidiary Guaranty at the Closing Date and any domestic Subsidiary of Borrower that executes and delivers a counterpart of the Subsidiary Guaranty from time to time thereafter pursuant to subsection 6.8.

            "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by domestic Subsidiaries of Borrower on the Closing Date and from time to time in accordance with subsection 6.8, substantially in the form of
EXHIBIT XIV annexed hereto.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

            "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (1) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (i) by the United States, (ii) by any other Governmental Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office, or (iii) by any jurisdiction solely as a result of a present or former connection between the Lender (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced any of the Loan Documents), and (2) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Lender is located.

            "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

            "TERM LOAN NOTES" means collectively, the Tranche A Term Notes and Tranche B Term Notes.

            "TITLE COMPANY" means one or more other title insurance companies reasonably satisfactory to Administrative Agent.

            "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the Letter of Credit Usage.

            "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche A Term Loan to Borrower pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "TRANCHE A TERM LOAN EXPOSURE" with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment, and (ii), after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

            "TRANCHE A TERM LOANS" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(i).

            "TRANCHE A TERM NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E on the Closing Date (or any replacements thereof), (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Tranche A Term Loans made pursuant to subsection 2.1A(iv) and (iii) any promissory notes issued by Borrower pursuant to the penultimate sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of EXHIBIT V annexed hereto.

            "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Borrower pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

            "TRANCHE B TERM LOAN EXPOSURE" with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

            "TRANCHE B TERM LOANS" means the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii).

            "TRANCHE B TERM NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E on the Closing Date (or any replacements thereof), (ii) any promissory notes of Borrower issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Tranche B Term Loans made pursuant to subsection 2.1A(iv) and (iii) any promissory notes issued by Borrower pursuant to the penultimate sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of EXHIBIT VI annexed hereto.

            "TRANSACTIONS" means collectively, the IPO and the Refinancing.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrower on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

            "T-S HOLDING" means T-S Holding Corporation, a Texas corporation.

            "TYPE" means, with respect to any Loan, a Term Loan, or a Revolving Loan (each of which is a "TYPE" of Loan).

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction, including on the date hereof Article 9 of the Uniform Commercial Code in effect on the date hereof.

            "UNFUNDED BENEFIT LIABILITY" has the meaning assigned to that term in subsection 5.11D.

            "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

            "VERITAS" means The Veritas Capital Fund, L.P.

      1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. Borrower shall deliver to the Administrative Agent at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 6.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

      1.3 OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

            A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            D. Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

            E. Any reference in this Agreement or any other Loan Document to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time; (ii) any reference in this Agreement or any other Loan Document to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder; and (iii) any reference in this Agreement or any other Loan Document to a Person shall include the successor or assignee of such Person.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

      2.1 COMMITMENTS; MAKING OF LOANS; OPTIONAL NOTES.

            A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii).

            (i) TRANCHE A TERM LOANS. Each Lender that has a Tranche A Term Loan Commitment severally agrees to lend to Borrower on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least one Business Day prior to the Closing Date, requesting a borrowing of the Tranche A Term Loans. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the borrowing, and (iii) that such Loans shall be Base Rate Loans. The aggregate amount of the Tranche A Term Loan Commitments is $40,000,000; PROVIDED that the Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to (1) any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B and (2) any increase in Tranche A Term Loans pursuant to subsection 2.1A(iv). Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on March 31, 2002 if the Tranche A Term Loans have not been made on or before that date. Subject to subsection 2.1A(iv), Borrower may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

            (ii) TRANCHE B TERM LOANS. Each Lender that has a Tranche B Term Loan Commitment severally agrees to lend to Borrower on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least one Business Day prior to the Closing Date, requesting a borrowing of the Tranche B Term Loans. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), and (ii) that such Loans shall be Base Rate Loans. The aggregate amount of the Tranche B Term Loan Commitments is $45,000,000; PROVIDED that the Tranche B Term Loan Commitments of Lenders shall be adjusted to (1) give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B and (2) any increase in Tranche B Term Loans pursuant to subsection 2.1A(iv). Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on March 31, 2002 if the Tranche B Term Loans have not been made on or before that date. Subject to subsection 2.1A(iv), Borrower may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

            (iii) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The aggregate original amount of the Revolving Loan Commitments is $40,000,000; PROVIDED that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B; and PROVIDED FURTHER that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to (1) any increase in Revolving Loan Commitments pursuant to subsection 2.1A(iv), and (2) any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B. Each Lender's Revolving Loan Commitment shall expire immediately and without further action on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on March 31, 2002 if the Tranche A Term Loans have not been not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of the Revolving Loan Commitments then in effect and the Borrowing Base then in effect.

            (iv) INCREASES OF THE TERM LOANS OR REVOLVING LOAN COMMITMENTS.

                  (a) At the mutual discretion of Borrower and Lead Arranger,
            Borrower may request in writing at any time during the period from the Closing Date to and including the second anniversary of the Closing Date that (x) the then effective aggregate principal amount of any Type or Types of Term Loans be increased, and/or (y) the then effective aggregate principal amount of Revolving Loan Commitments be increased; PROVIDED that (1) the aggregate principal amount of the increases in Term Loans and/or Revolving Loan Commitments pursuant to this subsection 2.1A(iv) shall not exceed $50,000,000,
            (2) Borrower may not make more than three requests for such increases in Term Loans and/or Revolving Loan Commitments and (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or occur as a result of such increases in Term Loans and/or Revolving Loan Commitments. Any request under this subsection 2.1A(iv) shall be submitted by Borrower to Administrative Agent (which shall promptly forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an Officer's Certificate certifying that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Borrower shall specify any fees offered to those Lenders (the "INCREASING LENDERS") that agree to increase the principal amount of their applicable Term Loans or Revolving Loan Commitments, as the case may be, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its applicable Term Loans or Revolving Loan Commitment, as the case may be. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its applicable Term Loans or Revolving Loan Commitment, as the case may be. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be, pursuant to this subsection 2.1A(iv). No Lender that elects not to increase the principal amount of its Term Loan or Revolving Loan Commitment, as the case may be, may be replaced in respect of its existing applicable Term Loans or Revolving Loan Commitment, as the case may be, as a result thereof without such Lender's consent.

                  (b) Each Increasing Lender shall as soon as practicable
            specify the amount of the proposed increase that it is willing to assume. Borrower may accept some or all of the offered amounts or designate new lenders that qualify as Eligible Assignees and that are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iv) (each such new lender being a "NEW LENDER"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be. Borrower and Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be, among Increasing Lenders and New Lenders.

                  (c) Each New Lender designated by Borrower and reasonably
            acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments.

                  (d) Subject to the foregoing, any increase requested by
            Borrower shall be effective upon delivery to Administrative Agent of each of the following documents: (i) an originally executed copy of an Instrument of Joinder signed by a duly authorized officer of each New Lender, substantially in the form attached hereto as EXHIBIT XXIII-A; (ii) a notice to the Increasing Lenders and New Lenders, substantially in the form attached hereto as EXHIBIT XXIII-B, signed by a duly authorized officer of Borrower; (iii) an Officer's Certificate of Borrower, substantially in the form attached hereto as EXHIBIT XXIII-C; and (iv) any other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent and shall be in the principal amount equal to (A) the principal amount that Increasing Lenders are willing to assume as increases to the principal amount of their applicable Term

            Loans or Revolving Loan Commitments, as the case may be, PLUS (B) the principal amount offered by New Lenders with respect to the applicable Term Loans or Revolving Loan Commitments, as the case may be, in either case as adjusted by Borrower and Administrative Agent pursuant to this subsection 2.1A(iv). Upon effectiveness of any such increase, the Pro Rata Share of each Lender will be adjusted to give effect to the increase in the applicable Term Loans or Revolving Loan Commitments, as the case may be. To the extent that the adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower shall be responsible for such losses or expenses pursuant to subsection 2.6D.

      B. BORROWING MECHANICS. Except for Revolving Loans made on the Closing Date, Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; PROVIDED that Revolving Loans made on any Funding Date as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Whenever Borrower desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or no later than 10:00 a.m. on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and Type of Loans requested, (iii) in the case of any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or LIBOR Loans, (v) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor, and (vi) information about the account of Borrower to be credited. Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing for any Loan, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent at Administrative Agent's Office no later than 2:00 p.m. (New York City time) on the date such notice was given.

            Neither Administrative Agent, nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Revolving Loans hereunder.

            Borrower shall notify Administrative Agent prior to the funding of any Revolving Loans if any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Revolving Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable once Administrative Agent receives such notice, and Borrower shall be bound to make a borrowing in accordance therewith.

            C. DISBURSEMENT OF FUNDS. Subject to subsection 2.1A(iv), all Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1A or 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender for that Type of Loan of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Administrative Agent at the Administrative Agent's Office not later than 2:00 P.M. (New York City time) on the applicable Funding Date. Except to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and
4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be wire-transferred to an account of Borrower as specified in the applicable Notice of Borrowing.

            Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

            D. THE REGISTER.

            (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Term Loan or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans.

            (iii) Each Lender may record on its internal records (including the Notes held by such Lender) the amount of the Tranche A Term Loans, Tranche B Term Loans and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans; and PROVIDED FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern (absent manifest error).

            (iv) Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

            (v) Borrower hereby designates CIBC to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrower hereby agrees that, to the extent CIBC serves in such capacity, CIBC and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

      E. NOTES. Borrower shall execute and deliver on the Closing Date to each Lender (or to Administrative Agent for that Lender if requested by such Lender)
(a) a Tranche A Term Loan Note substantially in the form of EXHIBIT V annexed hereto to evidence that Lender's Tranche A Term Loan, in the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, (b) a Tranche B Term Loan Note substantially in the form of EXHIBIT VI annexed hereto to evidence that Lender's Tranche B Term Loan, in the principal amount of that Lender's Tranche B Term Loan and with other appropriate insertions, and (c) a Revolving Note substantially in the form of EXHIBIT VII annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

            Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authorization or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

            If Borrower increases the aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be, pursuant to subsection 2.1A(iv), Borrower shall issue replacement Term Notes or Revolving Notes, as the case may be, to each Increasing Lender (or to Administrative Agent for such Increasing Lender) and new Term Notes or Revolving Notes, as the case may be, to each New Lender (or to Administrative Agent for such New Lender).

      2.2 INTEREST ON THE LOANS.

      A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or Adjusted LIBOR. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

            Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Loans shall bear interest through maturity as follows:

            (i) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin for such Type of Loans; or

            (ii) if a LIBOR Loan, then at the sum of Adjusted LIBOR PLUS the Applicable LIBOR Margin for such Type of Loans.

            Upon delivery of a Margin Determination Certificate by Borrower to Administrative Agent pursuant to subsection 6.1(xvi), the Applicable Base Rate Margin and Applicable LIBOR Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the 60th day after the end of the Fiscal Quarter to which the financial results contained in the Margin Determination Certificate relate; PROVIDED that
(1) at any time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xvi), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Applicable Base Rate Margin shall be 1.75% for the Revolving Loans and the Tranche A Term Loans and 1.75% for the Tranche B Term Loans, and the Applicable LIBOR Margin shall be 2.75% for the Revolving Loans and the Tranche A Term Loans and 2.75% for the Tranche B Term Loans, and(2) if a Margin Determination Certificate erroneously indicates an applicable margin more favorable to Borrower than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Borrower shall promptly pay additional interest and letter of credit fees to correct for such error.

            B. INTEREST PERIODS. In connection with each LIBOR Loan, Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrower's option, either a one, two, three or six month period; PROVIDED that:

            (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond March 4, 2007, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond March 4, 2008, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

            (vi) no Interest Period with respect to any Type of Term Loans shall extend beyond a date on which Borrower is required to make a scheduled payment of principal of such Type of Term Loans, unless the sum of (a) the aggregate principal amount of such Type of Term Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of such Type of Term Loans that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Type of Term Loans on such date;

            (vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Revolving Loans that are LIBOR Loans with Interest Periods expiring on or before such date PLUS (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

            (viii) there shall be no more than eight Interest Periods outstanding at any time; and

            (ix) if Borrower fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

            C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity) PROVIDED that if any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

            D. CONVERSION OR CONTINUATION.

            (i) Subject to the provisions of subsection 2.6, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, in each case in the applicable Minimum Amount therefor, or (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, to continue all or any portion of such Loan equal to

      $1,000,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Loan; PROVIDED, HOWEVER, that a LIBOR Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

            (ii) Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 AM (New York City time) at least three Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). With respect to any LIBOR Loan, if Borrower fails to deliver a Notice of Conversion/Continuation as described above or if any proposed conversion/continuation under this subsection 2.2D is not permitted hereunder, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan on the last day of the then-expiring Interest Period.

            (iii) A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the amount and Type of the Loan to be converted/continued, (c) the nature of the proposed conversion/continuation, (d) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and
      (e) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D, provided that Administrative Agent shall receive a Notice of Conversion/Continuation to confirm such telephonic notice no later than 2:00 P.M. (New York City time) on the day on which such telephonic notice is given. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or electronic mail (or by telephone promptly confirmed by telefacsimile or electronic mail) to each Lender.

            (iv) Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized Officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

            (v) Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a notice of a proposed conversion to, or continuation of, a LIBOR Loan (whether by delivery of a Notice of Conversion/Continuation or telephonic notice) shall be irrevocable once Administrative Agent receives such notice, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

            E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans that are Base Rate Loans); PROVIDED that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

            F. COMPUTATION OF INTEREST. Interest on the Loans and other Obligations shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day year, and (ii) in the case of LIBOR Loans and other Obligations (other than Base Rate Loans), on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

            G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrower with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

      2.3 FEES.

            A. REVOLVING LOAN COMMITMENT FEES. Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans PLUS (ii) the Letter of Credit Usage MULTIPLIED BY one half of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each Fiscal Year commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

            B. OTHER FEES. Borrower agrees to pay to Lead Arranger and Administrative Agent such fees in the amounts and at the times separately agreed upon among Borrower, Lead Arranger and Administrative Agent.

            2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN
                COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

            A. SCHEDULED PAYMENTS OF TERM LOANS.

            (i) SCHEDULED PAYMENTS OF TRANCHE A TERM LOANS. Borrower shall make principal payments on the Tranche A Term Loans in installments on the last Business Day of each of the months and in the amounts set forth below:

      DATE                                                   SCHEDULED REPAYMENT
      June, 2002                                                      $1,125,000
      September, 2002                                                 $1,125,000
      December, 2002                                                  $1,125,000
      March, 2003                                                     $1,125,000
      June, 2003                                                      $1,437,500
      September, 2003                                                 $1,437,500
      December, 2003                                                  $1,437,500
      March, 2004                                                     $1,437,500
      June, 2004                                                      $2,000,000
      September, 2004                                                 $2,000,000
      December, 2004                                                  $2,000,000
      March, 2005                                                     $2,000,000
      June, 2005                                                      $2,562,500
      September, 2005                                                 $2,562,500
      December, 2005                                                  $2,562,500
      March, 2006                                                     $2,562,500
      June, 2006                                                      $2,875,000
      September, 2006                                                 $2,875,000
      December, 2006                                                  $2,875,000
      March, 2007 or the
      Tranche A Term Loan Maturity Date, whichever is earlier         $2,875,000

                                                          TOTAL:     $40,000,000

; PROVIDED that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A

Term Loans shall be paid in full no later than March 4, 2007 (the "TRANCHE A TERM LOAN MATURITY DATE"), and the final installment payable by Borrower in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Tranche A Term Loans; and PROVIDED, FURTHER that if the aggregate principal amount of the Tranche A Term Loans is increased pursuant to subsection 2.1A(iv), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Tranche A Term Loans pursuant to subsection 2.1A(iv) MULTIPLIED BY (b) an amount equal to (x) such scheduled repayment amount DIVIDED BY (y) the aggregate principal amount of the Tranche A Term Loans to be repaid immediately prior to giving effect to the increase in the Tranche A Term Loans made pursuant to subsection 2.1A(iv).

            (ii) SCHEDULED PAYMENTS OF TRANCHE B TERM LOANS. Borrower shall make principal payments on the Tranche B Term Loans in quarterly installments equal to $112,500 on the last Business Day of each March, June, September and December of each Fiscal Year commencing on June 30, 2002, and ending on March 4, 2008; PROVIDED that the scheduled installments of principal of the Tranche B Term Loans shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than March 4, 2008 (the "TRANCHE B TERM LOAN MATURITY DATE"), and the final installment payable by Borrower in respect of the Tranche B Term Loans on such date shall be in an amount sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Tranche B Term Loans; and PROVIDED, FURTHER that if the aggregate principal amount of the Tranche B Term Loans is increased pursuant to subsection 2.1A(iv), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Tranche B Term Loans pursuant to subsection 2.1A(iv) MULTIPLIED BY (b) an amount equal to (x) such scheduled repayment amount DIVIDED BY (y) the aggregate principal amount of the Tranche B Term Loans to be repaid immediately prior to giving effect to the increase in the Tranche B Term Loans made pursuant to subsection 2.1A(iv).

            B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

            (i) VOLUNTARY PREPAYMENTS. Borrower may, upon not less than one Business Day's irrevocable prior written notice, in the case of Base Rate Loans, and three Business Days' irrevocable prior written notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required (which written notice Administrative Agent will promptly transmit by telefacsimile or electronic mail to each Lender), and any Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; PROVIDED, HOWEVER, that any LIBOR Loan may be prepaid on a day other than the expiration of the Interest Period applicable thereto, only if Borrower pays the amounts due pursuant to subsection 2.6D caused by such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

            (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Borrower may, upon not less than five Business Days' irrevocable prior written notice to Administrative Agent (which written notice Administrative Agent will promptly transmit by telefacsimile or electronic mail to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

            (iii) MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                  (a) PREPAYMENTS AND REDUCTIONS FROM NET ASSET SALE PROCEEDS.
            No later than the date of receipt by Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrower shall either (1) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds for such Fiscal Year exceed $1,000,000, deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Borrower or such Subsidiary intends to reinvest in equipment or other productive assets of the general type used in the business of Borrower and its Subsidiaries within 180 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes. Pending any such reinvestment, such Net Asset Sale Proceeds shall be held in the Collateral Account pledged to Administrative Agent for the ratable benefit of Lenders. In addition, Borrower shall, no later than 180 days after receipt of such Net Asset

            Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

                  (b) PREPAYMENTS AND REDUCTIONS FROM NET INSURANCE/CONDEMNATION
            PROCEEDS. No later than the first Business Day following the date of receipt by Administrative Agent or by Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in excess of $500,000 in the aggregate for such Fiscal Year that are not applied to restoration or reconstruction pursuant to the provisions of subsection 6.4C, immediately following the 180th day occurring after the receipt by Borrower or any of its Subsidiaries of such Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                  (c) PREPAYMENTS AND REDUCTIONS DUE TO REVERSION OF SURPLUS
            ASSETS OF PENSION PLANS. On the date of return to Borrower or any of its Subsidiaries or any surplus assets of any Pension Plan of Borrower or any of its Subsidiaries, Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                  (d) PREPAYMENTS AND REDUCTIONS DUE TO ISSUANCE OF EQUITY
            SECURITIES. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Borrower or of any Subsidiary of Borrower or from any capital contribution to Borrower by any holder of Capital Stock thereof after the Closing Date (other than, provided that no Potential Event of Default or Event of Default shall have occurred and be continuing at such time, proceeds from the issuance of Capital Stock or from capital contributions to pay for acquisitions permitted pursuant to subsection 7.7 ), Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 25% of such Net Securities Proceeds.

                  (e) INTENTIONALLY DELETED.

                  (f) PREPAYMENTS AND REDUCTIONS FROM CONSOLIDATED EXCESS CASH
            FLOW. If there is Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2002), Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans (but the Revolving Loan Commitment shall not be permanently reduced) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow, provided, however if the Consolidated Total Leverage Ratio as of the most recent fiscal quarter then ended is less than 2.25:1.00, Borrower shall not be required to make such prepayment.

                  (g) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL
            PREPAYMENTS AND REDUCTIONS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(b)- 2.4B(iii)(f), Borrower shall deliver to Administrative Agent and Lenders an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. If Borrower subsequently determines that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate (including if any actual taxes to be paid as a result of an Asset Sale is less than the estimated taxes to be paid as a result of such Asset Sale), Borrower shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrower shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (h) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING
            LOAN COMMITMENTS. Borrower shall from time to time prepay FIRST the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the lesser of the Revolving Loan Commitments or the Borrowing Base then in effect and SECOND to cash collateralize any outstanding Letters of Credit.

            (iv) APPLICATION OF PREPAYMENTS.

                  (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND
            ORDER OF MATURITY. Subject to the provisions of subsection 2.4D, any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrower in the applicable notice of prepayment; PROVIDED that if Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Term Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof and permanently reduce the Revolving Loan Commitments and THIRD to cash collateralize any outstanding Letters of Credit. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to reduce the scheduled installments of principal of the Tranche A Term Loans and Tranche B Term Loans set forth in subsections 2.4A(i) and 2.4A(ii) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each remaining scheduled installment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively.

                  (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS.
            Unless an Event of Default has occurred and is continuing, any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Term Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)- 2.4B(iii)(g) shall be applied FIRST to prepay the Term Loans to the full extent thereof, SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to cash collateralize any outstanding Letters of Credit and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, THIRD, to the extent of any remaining portion of such Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof (except as provided in subsection 2.4B(iii)(f)). If an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment shall be applied as set forth in subsection 2.4D.

                  (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO
            TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS AND THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any amount required to be applied as a mandatory prepayment of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to the Tranche A Term Loans or the Tranche B Term Loans in such manner as Borrower may designate in its Officer's Certificate delivered in connection therewith and shall be applied to scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, (i) in forward order of maturity for the succeeding four quarterly payments and (ii) thereafter, in inverse chronological order of maturity.

                  (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND LIBOR
            LOANS. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to subsection 2.6D.

            C. GENERAL PROVISIONS REGARDING PAYMENTS.

            (i) MANNER AND TIME OF PAYMENT. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Administrative Agent's Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Notwithstanding the foregoing, payments of amounts deposited in the Collateral Account pursuant to the proviso to subsection 2.4B(iii)(a) shall be deemed to have been paid by Borrower on the applicable date or dates such amounts are applied to prepay LIBOR Loans. Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative

      Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (ii) APPLICATION OF PAYMENTS. Prior to any payments being applied to principal or interest under this Agreement or under the Notes, such payments shall first be applied to any outstanding and payable fees, costs, expenses, indemnities or other amounts (aside from principal or interest due under the Loan Documents), as determined in the reasonable opinion of Administrative Agent.

            (iii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

            (iv) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iv), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (v) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (vi) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will use reasonable efforts to make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note; provided, further, that in the event of any inconsistency, the Register shall govern (absent manifest error).

            D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

            (i) APPLICATION OF CERTAIN PAYMENTS AND PROCEEDS OF COLLATERAL. All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                  (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation, reimbursement and indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                  (b) thereafter, to the extent of any excess such proceeds, to the payment of all other Secured Obligations (as defined in such Collateral Document) for the ratable benefit of the holders thereof; and

                  (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            (ii) APPLICATION OF PAYMENTS UNDER SUBSIDIARY GUARANTY. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                  (a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty for the ratable benefit of the holders thereof); and

                  (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      2.5 USE OF PROCEEDS.

            A. TERM LOANS. The proceeds of the Term Loans made on the Closing Date, together with the proceeds of the IPO shall initially be applied by Borrower to (a) repay (i) Borrower's Indebtedness under its Existing Credit Agreement in an aggregate principal amount not to exceed $126,000,000 and (ii) the Senior Subordinated Notes in an aggregate principal amount not to exceed $51,250,000, (b) pay the $2,562,500 Redemption Premium, and (c) pay transaction costs in an amount not to exceed $10,500,000, and thereafter for the purposes set forth in subsection 2.5B.

            B. INCREASES OF TERM LOANS; REVOLVING LOANS. The proceeds of any Term Loans made after the Closing Date pursuant to subsection 2.1A(iv) and the proceeds of the Revolving Loans shall be applied by Borrower for working capital and other general corporate purposes, which may include the making of intercompany loans to any of Borrower's wholly-owned domestic Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes, including capital expenditures, refinancings, acquisitions and investments made in accordance with the terms hereof.

            C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      2.6 SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

            Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

            A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 12:00 Noon (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

            B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. If Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of

Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

            C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. If on any date any Lender shall have determined (which determination shall be final, conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender by telefacsimile or electronic mail). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender by telefacsimile or electronic mail). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

            D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment described in subsection 2.4B(i) or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower, or (iv) as a consequence of any other default by Borrower in the repayment of its LIBOR Loans when required by the terms of this Agreement.

            E. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

            F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period, whether or not its LIBOR Loans had actually been funded in such manner, and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

            G. LIBOR LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrower may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower.

      2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

            A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), if any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law):

            (i) subjects such Lender (or its applicable lending office) to any additional Tax with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of Adjusted LIBOR); or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      B. WITHHOLDING OF TAXES.

            (i) PAYMENTS TO BE FREE AND CLEAR. Unless otherwise required by applicable law, all sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower.

            (ii) GROSSING-UP OF PAYMENTS. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

                  (b) Borrower shall pay any such Tax when such Tax is due,
            regardless of whether the liability for payment of such Tax (i) is imposed on Borrower itself, Administrative Agent or any Lender or
            (ii) relates to any portion of any sums paid or payable to any Lender under any of the Loan Documents with respect to which such Lender does not act for its own account;

                  (c) the sum payable by Borrower in respect of which the
            relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent and/or other affected parties evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

      PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above (i) to the extent such additional amount relates to a portion of any sums paid or payable to such Lender under any of the Loan Documents with respect to which such Lender does not act for its own account, or (ii) except to the extent that any change after the date such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Lender became a Lender, in respect of payments to such Lender.

            (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                  (a) Each Lender that is organized under the laws of any
            jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Non-US Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Non-US Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate (the "CERTIFICATE RE:


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            NON-BANK STATUS") of such Non-US Lender certifying that such Non-US
            Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrower, or (iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to United States withholding tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

                  (b) Each Non-US Lender, to the extent it does not act or
            ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Non-US Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Non-US Lender, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Non-US Lender, together with any information, if any, such Non-US Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender.

                  (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Non-US Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect or if, by virtue of a change in law or regulations, such forms are no longer valid evidence of a person's exemption from withholding tax which is reasonably satisfactory to Borrower, that such Non-US Lender shall promptly (1) deliver to Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Non-US Lender is not subject to United States withholding tax with respect to payments to such Non-US Lender under the Loan Documents and, as the case may be, that such Non-US Lender does not act for its


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            own account with respect to any portion of any such payments, or (2)
            notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

                  (d) Borrower shall not be required to pay any additional
            amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Non-US Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); PROVIDED that if such Non-US Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Non-US Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrower of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) if, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-US Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Non-US Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

      C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      2.8 OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

            Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such


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Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

SECTION 3. LETTERS OF CREDIT

      3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

            A. LETTERS OF CREDIT. In addition to Borrower requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii), Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(iii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Borrower shall not request that any Lender issue (and no Lender shall issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the lesser of the Revolving Loan Commitments or the Borrowing Base then in effect;

            (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $25,000,000;

            (iii) any Letter of Credit having an expiration date later than the earlier of (a) ten days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; PROVIDED that the


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      immediately preceding clause (b) shall not prevent any Issuing Lender (but subject to clause (a) above) from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

            (iv) any Letter of Credit denominated in a currency other than Dollars;

            (v) any Letter of Credit with a face amount of less than $10,000, or any Letter of Credit with a face amount of less than $100,000 if after giving effect to such issuance there shall be more than 15 Letters of Credit outstanding with face amounts of less than $100,000; or

            (vi) any Letter of Credit that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

            B. MECHANICS OF ISSUANCE.

            (i) NOTICE OF ISSUANCE. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days, or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
      Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and
      (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 12:00 Noon (in the time zone of such office of the Issuing Lender) on such Business Day.

            (ii) UPDATE OF CERTIFICATIONS. Borrower shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit if any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the


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      date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

            (iii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, if Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower, and Administrative Agent shall be the Issuing Lender with respect thereto. If Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrower, whereupon Borrower may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrower and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto.

            (iv) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

            (v) NOTIFICATION TO LENDERS. Upon the issuance of or amendment to any Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance or amendment by telefacsimile or electronic mail (or by telephone promptly confirmed by telefacsimile or electronic mail). Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender by telefacsimile or electronic mail (or by telephone promptly confirmed by telefacsimile or electronic mail) of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

      C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender with a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

      3.2 LETTER OF CREDIT FEES.

            Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Letter of Credit, (a) a fronting fee, payable to Administrative Agent for the account of the applicable Issuing Lender, equal to 0.125% per annum of the daily amount available to be drawn under such Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of those Lenders


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      with a Revolving Loan Commitment, equal to the Applicable LIBOR Margin for
      Revolving Loans multiplied by the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on the last Business Day of each March, June, September and December of each Fiscal Year commencing on the first such date to occur after the Closing Date, and computed on the basis of a 360-day year for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i) or (ii) of this subsection 3.2, Administrative Agent shall distribute to each Lender with a Revolving Loan Commitment its Pro Rata Share of such amount.

      3.3 DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

            A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

            B. REIMBURSEMENT BY BORROWER OF AMOUNTS PAID UNDER LETTERS OF CREDIT. If an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse such Issuing Lender on the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing plus interest thereon as provided in subsection 3.3D(i) for the period from the date of drawing to the date on which such Revolving Loans are made (the "LC REIMBURSEMENT AMOUNT"); PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and such Issuing Lender prior to 12:00 P.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the LC Reimbursement Amount with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the LC Reimbursement Amount (and Administrative Agent shall promptly give notice thereof to each Lender by telefacsimile or electronic mail or by telephone promptly confirmed by telefacsimile or electronic mail) and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the LC Reimbursement Amount, the proceeds of which shall be


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applied directly by Administrative Agent to reimburse such Issuing Lender in an amount equal to the LC Reimbursement Amount; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by Administrative Agent on the Reimbursement Date in an amount equal to the LC Reimbursement Amount, Borrower shall reimburse Administrative Agent, on demand, in an amount in same day funds equal to the excess of (x) the LC Reimbursement Amount over (y) the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B. The Issuing Lender may honor or dishonor any drawing in accordance with the terms of the Letter of Credit without regard to any instruction of the Borrower.

            C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

            (i) PAYMENT BY LENDERS. If Borrower shall fail for any reason to reimburse any Issuing Lender (or Administrative Agent) as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, Administrative Agent shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share of the Revolving Loan Commitment by telefacsimile or by telephone promptly confirmed by telefacsimile. Each Revolving Lender shall make available to Administrative Agent for the account of such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the Administrative Agent's office, not later than 2:00 P.M. (New York City time) on the Business Day notified by Administrative Agent. If any Revolving Lender fails to make available to Administrative Agent for the account of such Issuing Lender on such Business Day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Administrative Agent and/or such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C if it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Issuing Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWER. If Administrative Agent for the account of any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, Administrative Agent shall promptly distribute to each other Revolving Lender which has


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      paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of the Revolving Loan Commitment of all payments subsequently received by Administrative Agent for the account of such Issuing Lender from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

            D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

            (i) PAYMENT OF INTEREST BY BORROWER. Borrower agrees to pay to Administrative Agent on account of each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

            (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ADMINISTRATIVE AGENT. Promptly upon receipt by Administrative Agent for the account of any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it,
      (a) Administrative Agent shall distribute to each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such honored drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) if such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall pay to Administrative Agent for the account of each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of the Revolving Loan Commitment any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower. Any such distribution shall be


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      made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

      3.4 OBLIGATIONS ABSOLUTE.

            The obligation of Borrower to reimburse each Issuing Lender (or Administrative Agent for the account of each Issuing Lender) for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).


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      3.5 INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

            A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless Administrative Agent, each Issuing Lender and each other Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Administrative Agent, such Issuing Lender and each other Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

            B. NATURE OF ISSUING LENDERS' DUTIES. As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's or any other Lender's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender or any other Lender under any resulting liability to Borrower.

            Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability


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

arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

      3.6 INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

            Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), if any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

            and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


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SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

      4.1 CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS.

            The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

            A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrower shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

            (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar Officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

            (ii) Resolutions of the Governing Body of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar Officer of such Person as being in full force and effect without modification or amendment;

            (iii) Signature and incumbency certificates of the Officers of each Loan Party executing the Loan Documents to which it is a party;

            (iv) Executed originals of the Loan Documents to which each Loan Party is a party; and

            (v) Such other documents as Administrative Agent may reasonably request.

            B. NO MATERIAL ADVERSE EFFECT. Since December 31, 2001 no Material Adverse Effect (in the reasonable opinion of Administrative Agent) shall have occurred.

            C. FEES. Borrower shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.


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            D. CORPORATE AND CAPITAL STRUCTURE, AND OWNERSHIP.

            (i) CORPORATE STRUCTURE. The corporate organizational structure of Borrower and its Subsidiaries shall be as set forth on SCHEDULE 4.1D annexed hereto.

            (ii) CAPITAL STRUCTURE AND OWNERSHIP. The capital structure and ownership of Borrower and its Subsidiaries shall be as set forth on
      SCHEDULE 4.1D annexed hereto.

            E. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from Borrower (i) final audited financial statements of Borrower for the three most recent Fiscal Years for which such financial statements are available; (ii) a final pro forma balance sheet of Borrower as of January 31, 2002; (iii) a final income statement for the most recent of the fiscal years provided pursuant to clause (i), giving pro forma effect to the Transactions, which pro forma financial statements shall be in form and substance reasonably satisfactory to Administrative Agent; (iv) the most recently available projections of Borrower, which projections shall be in form and substance reasonably satisfactory to Administrative Agent; and (v) a final reconciliation of adjustments for Consolidated EBITDA, in form and substance satisfactory to Administrative Agent.

            F. OPINIONS OF COUNSEL TO LOAN PARTIES.

            (i) Lenders shall have received originally executed copies of one or more favorable written opinions of Winston & Strawn, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT X annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrower to such counsel to deliver such opinions to Lenders).

            (ii) OPINIONS OF NEVADA COUNSEL. Delivery to Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of the State of Nevada with respect to (a) the perfection of the security interests in favor of Administrative Agent in the Collateral, (b) due formation, valid existence and good standing of the Loan Parties incorporated or organized under the laws of the State of Nevada, and (c) such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

            (iii) OPINIONS OF OTHER LOCAL COUNSEL. Delivery to Administrative Agent of all opinions required under subsection 4.1N(ii) relating to the Closing Date Mortgages and opinions of counsel under the laws of the States of Alabama, Florida and Texas with respect to (a) the perfection of the security interests in favor of Administrative Agent in the Collateral,
      (b) due formation, valid existence and good standing of the Loan Parties incorporated or organized under the laws of the States of Alabama, Florida and Texas, as the case may be, and (c) such other matters governed by the laws of such jurisdiction


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

      regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent..

            G. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT XI annexed hereto.

            H. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Borrower shall have delivered to Administrative Agent (for delivery to Lenders) an Officers' Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

            I. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4B is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4B.

            J. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and the other transactions contemplated by the Loan Documents and the continued operation of the business conducted by Borrower and its Subsidiaries in substantially the same manner as conducted by Borrower prior to the Closing Date. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the Transactions. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

            K. CONSUMMATION OF THE IPO.

            (i) CONSUMMATION OF IPO. The IPO shall have been consummated or shall be simultaneously consummated with the transactions contemplated hereunder with aggregate net proceeds to Borrower in an amount not less than $100,000,000. There shall


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

      be no stop orders or other similar restrictions in place with respect to the registration statement used for the IPO.

            (ii) TRANSACTION COSTS. The Transaction Costs shall not exceed $10,500,000, and Administrative Agent shall have received evidence to its satisfaction to such effect.

            (iii) OFFICER'S CERTIFICATE. Administrative Agent shall have received an Officer's Certificate of Borrower that clauses (i) and (ii) above have been satisfied and stating that Borrower will proceed to consummate the Refinancing upon the making of the initial Loans.

            L. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 6.8, Administrative Agent shall have received evidence satisfactory to it that Borrower and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority Lien (except for existing Permitted Encumbrances) in the entire personal and mixed property Collateral. Such actions shall include the following:

            (i) SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents.

            (ii) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock evidenced by certificates pledged pursuant to the Security Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

            (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

            (iv) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and


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      mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

            (v) PTO COVER SHEETS, ETC. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

            (vi) DEPOSIT ACCOUNT CONTROL AGREEMENT. Delivery to Administrative Agent of a Deposit Account Control Agreement sufficient to perfect the security interests created in the deposit accounts held at First Union National Bank pursuant to the Collateral Documents; and

            (vii) INSTRUMENTS OF ASSIGNMENT. Delivery to Administrative Agent of Instruments of Assignment with respect to each Government Contract of Borrower and its Subsidiaries.

            M. ENVIRONMENTAL MATTERS.

            (i) An environmental indemnity agreement substantially in the form of EXHIBIT XVIII annexed hereto (the "ENVIRONMENTAL INDEMNITY"), with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

            (ii) Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to each Closing Date Mortgaged Property, which reports shall include (i) a Phase I environmental assessment for each Closing Date Mortgaged Property which
      (a) conforms to the ASTM Standard Practice for Environmental Site
      Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the Closing Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (c) includes a visual assessment of potentially asbestos-containing materials at such Closing Date Mortgaged Property, and
      (d) includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (ii) a current compliance review setting forth an assessment of such Closing Date Mortgaged Property's current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

            N. MATTERS RELATING TO REAL PROPERTY. Administrative Agent shall have received from Borrower and each applicable Subsidiary:

                  (i) CLOSING DATE MORTGAGES. A fully executed and notarized Mortgage (each, a "CLOSING DATE MORTGAGE"), in proper form for recording in the


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      appropriate place in the applicable jurisdiction, encumbering each
      Real Property Asset listed in Part A of Schedule 5.5B annexed hereto (collectively, the "CLOSING DATE MORTGAGED PROPERTIES").

                  (ii) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iii) TITLE INSURANCE. (a) form 1970 ALTA extended coverage mortgagee title insurance policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and insuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, which Closing Date Mortgage Policies (1) shall include the following endorsements to the extent available in the states where the Closing Date Mortgaged Properties are located: comprehensive, mechanics' lien, variable rate, street address, separate tax lot, survey, contiguity, zoning (ALTA 3.1), street access, usury, subdivision map act, revolving credit, tie-in, creditors' rights, doing business, first loss and last dollar and any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and
      (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (iv) TITLE REPORTS. With respect to each Closing Date Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

                  (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1N(v);


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

                  (vi) SURVEYS. An as-built survey for each of the Closing Date Mortgaged Properties prepared by a surveyor licensed or registered in the state where such Closing Date Mortgaged Property is located, which surveys must be sufficient to delete any standard printed survey exception contained in the applicable Closing Date Mortgage Policy and otherwise be in form and substance satisfactory to Administrative Agent; and

                  (vii) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) if any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

            O. MATTERS RELATING TO EXISTING INDEBTEDNESS OF BORROWER AND ITS SUBSIDIARIES.

            (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT. On the Closing Date, Borrower and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement and the Senior Subordinated Notes, including the Redemption Premium, (b) terminated any commitments to lend or make other extensions of credit, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrower and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Borrower and its Subsidiaries with respect thereto.

            (ii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. Administrative Agent shall have received an Officer's Certificate of Borrower stating that, after giving effect to the transactions described in this subsection 4.1O, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents) shall consist of (a) the aggregate principal amount set forth on Part I of SCHEDULE 7.1 of outstanding Indebtedness described in
      Part I of SCHEDULE 7.1 annexed hereto and (b) Indebtedness in an aggregate amount not to exceed the amount set forth on Part II of SCHEDULE 7.1 in respect of Capital Leases described in Part II of SCHEDULE 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent.

            P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings, including confirmatory due diligence as provided in the commitment letter from the Lead


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Arranger and the Administrative Agent to Borrower taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

            Q. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Borrower dated the Closing Date, substantially in the form of EXHIBIT XIII annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Transactions and the transactions contemplated by the Loan Documents, Borrower and each Subsidiary Guarantor (other than CEC and T-S Holding) will be Solvent and Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

            R. NO DISRUPTION OF FINANCIAL MARKETS. There shall have not occurred any material adverse change in the financial markets or in the financial condition of Borrower, and its Subsidiaries after December 31, 2001, as determined by Administrative Agent in its sole discretion.

            S. MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIOS. On the Closing Date, Administrative Agent shall have received an Officers' Certificate executed by the chief financial officer of Borrower, dated the Closing Date, with appropriate attachments, demonstrating that, after giving effect to the consummation of the Transactions and the other transactions contemplated by this Agreement, the Consolidated Total Leverage Ratio does not exceed 2.25:1.00.

            T. BORROWING BASE CERTIFICATE. On or before the Closing Date, Borrower shall have delivered to Administrative Agent a Borrowing Base Certificate, which shall be satisfactory to Administrative Agent, prepared as of December 31, 2001.

            U. MARGIN DETERMINATION CERTIFICATE. On the Closing Date, Administrative Agent shall have received a Margin Determination Certificate dated as of the Closing Date.

      4.2 CONDITIONS TO ALL LOANS.

            The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrower.

            B. As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the


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      extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; PROVIDED, that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition.

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            (iv) No order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

            (v) Borrower shall have delivered such other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent;

            (vi) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

            (vii) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries that has not been disclosed by Borrower in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

      4.3 CONDITIONS TO LETTERS OF CREDIT.

            The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) and the renewal of any Letter of Credit hereunder is subject to the following conditions precedent:


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            A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

            B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), a Notice of Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Borrower, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. BORROWER'S REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit and the renewal of any Letter of Credit hereunder, that the following statements are true, correct and complete:

            5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
                SUBSIDIARIES.

            A. ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 4.1D annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party, to consummate the IPO and to carry out the transactions contemplated thereby.

            B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

            C. CONDUCT OF BUSINESS. Borrower and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.13.

            D. SUBSIDIARIES. All of the Subsidiaries of Borrower and their jurisdictions of organization are identified in SCHEDULE 4.1D annexed hereto, as said SCHEDULE 4.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The Capital Stock of Borrower and each of the Subsidiaries of Borrower identified in SCHEDULE 4.1D annexed


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hereto (as so supplemented) are duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Borrower identified in SCHEDULE 4.1D annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect.
SCHEDULE 4.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrower and each of the Subsidiaries of Borrower identified therein.

      5.2 AUTHORIZATION OF BORROWING, ETC.

            A. AUTHORIZATION OF BORROWING AND IPO. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto. The consummation of the IPO has been duly authorized by all necessary action on the part of Borrower.

            B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the IPO do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other Governmental Authority binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or (v) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other contractual obligation of Borrower or any of its Subsidiaries, which conflicts, breaches or defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which would impose any liability upon Administrative Agent or any Lenders.

            C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the IPO and the transactions contemplated by the Loan Documents do not and will not require registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.


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            D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

            E. VALID ISSUANCE OF BORROWER CAPITAL STOCK. The issuance of Borrower's Capital Stock pursuant to the IPO has been duly authorized and the Capital Stock when so issued will be fully-paid, non-assessable and will be free and clear of any Liens in respect of the issuance thereof.

      5.3 FINANCIAL CONDITION.

            Borrower has heretofore delivered to Lenders, at Lenders' request, the financial statements and information required to be delivered pursuant to subsection 4.1E. All such statements, other than pro forma financial statements, were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries.

      5.4 NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

            Since December 31, 2001, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

      5.5 TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL PROPERTY.

            A. TITLE TO PROPERTIES; LIENS. Borrower and its Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of


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such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. If Borrower or any of its Subsidiaries acquires any additional Real Property Assets after the Closing Date, Borrower shall deliver an updated
Schedule 5.5B.

            C. INTELLECTUAL PROPERTY. As of the Closing Date, Borrower and its Subsidiaries own or have the right to use, all Intellectual Property used in or necessary to the conduct of their business. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrower know of any valid basis for any such claim except for such claims that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property that are owned or licensed by Borrower or any of its Subsidiaries on the Closing Date are described on SCHEDULE 5.5C annexed hereto.

      5.6 LITIGATION; ADVERSE FACTS.

            Except as disclosed on SCHEDULE 5.6, there are no Proceedings (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any court or other Governmental Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Governmental Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.


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      5.7 PAYMENT OF TAXES.

            Except to the extent permitted by subsection 6.3 and except as set forth on SCHEDULE 5.7, all tax returns and reports of Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceeds, and against which adequate reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Borrower knows of no proposed tax assessment against Borrower or any of its Subsidiaries that is not being actively contested by Borrower or such Subsidiary in good faith and by appropriate proceedings.

      5.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS; GOVERNMENT CONTRACTS.

            A. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            B. Neither Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            C. SCHEDULE 5.8C contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. All such Material Contracts are in full force and effect and no defaults currently exist thereunder, except for defaults that, individually or in the aggregate, could not reasonably be deemed to have a Material Adverse Effect.

            D. SCHEDULE 5.8D contains a true, correct and complete list of all Government Contracts. Except as otherwise set forth on SCHEDULE 5.8D, each such Governmental Contract is assignable to Administrative Agent and Lenders pursuant to the Assignment of Claims Act. No notice of suspension, debarment, cure notice, show cause notice or notice of termination for default with respect to any Government Contract with Borrower or any of its Subsidiaries, and neither Borrower nor any of its Subsidiaries is party to any pending, or to Borrower's or any Subsidiary's knowledge, threatened, suspension, debarment, or termination for default issued by the U.S. government or other adverse U.S. government action or proceeding in connection with any Government Contract.

      5.9 GOVERNMENTAL REGULATION.

            Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce


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Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

      5.10 SECURITIES ACTIVITIES.

            A. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

      5.11 EMPLOYEE BENEFIT PLANS.

            A. Borrower, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to perform such obligations could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified, or, to the extent it is not so qualified by reason of a form defect, the remedial amendment period under Internal Revenue Code Section 401(b) within which to correct a disqualifying provision has not yet expired, or to the extent it is not qualified for reasons other than form defects, such defects can be corrected without a Material Adverse Effect.

            B. No ERISA Event has occurred or is reasonably expected to occur.

            C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in SCHEDULE 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrower or, any of its Subsidiaries.

            D. As of the most recent valuation date for any Pension Plan, (i) the excess of (a) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over
(b) the fair market value of the assets of such Pension Plan (the "UNFUNDED BENEFIT LIABILITY"), individually or in the aggregate for all Pension Plans to which Borrower or any of its Subsidiaries have ever contributed, and (ii) the potential liability that Borrower and its Subsidiaries could reasonably be expected to incur as the result of the Unfunded Benefit Liabilities, individually or in the aggregate, for all Pension Plans to which neither Borrower nor


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any of its Subsidiaries has ever contributed, excluding for purposes of such computations any Pension Plans with respect to which assets exceed benefit liabilities, do not exceed $2,000,000.

            E. As of the most recent valuation date of each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrower, its Subsidiaries of any of their ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregate with such potential liability for complete withdrawal for all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $2,000,000.

      5.12 CERTAIN FEES.

            No broker's or finder's fee or commission will be payable by any Loan Party with respect to this Agreement or any of the transactions contemplated by the Loan Documents, and Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.13 ENVIRONMENTAL PROTECTION.

      Except as disclosed on SCHEDULE 5.13,

            (i) (x) neither Borrower nor any of its Subsidiaries or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity and (y) none of Borrower's or its Subsidiaries' respective Facilities are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity arising from Borrower's or any of its Subsidiaries' activities or operations;

            (ii) neither Borrower nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.
      9604) or any comparable state law;

            (iii) there are and, to Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries;

            (iv) Borrower has maintained an environmental health and safety management system for its and each of its Subsidiaries' operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas, (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, (c) training employees to comply with applicable environmental


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      requirements and updating such training as necessary, (d) performing regular internal compliance audits of each Facility and ensuring correction of any incidents of non-compliance detected by means of such audits, and (e) reviewing the compliance status of off-site waste disposal facilities;

            (v) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Nothing in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrower or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

            (vi) To Borrower's and each of its Subsidiary's knowledge, all Real Property Assets and all operations of Borrower and its Subsidiaries are in compliance, and have in the last five years been compliance, with Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect; and

            (vii) No judicial proceeding or action by any Governmental Authority is pending, or to the knowledge of Borrower and each of its Subsidiaries, threatened, under any Environmental Law to which Borrower or any of its Subsidiaries is or will be named as a party.

      5.14 EMPLOYEE MATTERS.

            There are no collective bargaining agreements covering the employees of Borrower and its Subsidiaries except as set forth on Schedule 5.14. There is no strike or work stoppage in existence or threatened involving Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect, and there are no strikes or walkouts in progress, pending or to Borrower's knowledge contemplated relating to any labor contracts to which Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

      5.15 SOLVENCY.

            Each Loan Party (other than CEC and T-S Holding) is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent. Borrower and its Subsidiaries taken as a whole are and, upon the incurrence of any Obligations by Borrower and its Subsidiaries on any date on which this representation is made, will be, Solvent.

      5.16 MATTERS RELATING TO COLLATERAL.

            A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1L, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so


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delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien (except for Liens permitted by subsection 7.2A) on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens (except for Liens permitted by subsection 7.2A) have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

            B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent for the benefit of Lenders pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for (a) filings or recordings contemplated by subsection 5.16A, (b) as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities, and (c) with respect to clause
(ii) above, for filings required under the Assignment of Claims Act.

            C. ABSENCE OF THIRD-PARTY FILINGS. Upon filing of the UCC termination statements and other documents terminating or releasing Liens granted under the Existing Credit Agreement and except such as may have been filed in favor of Administrative Agent for the benefit of Lenders as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

            D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.


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      5.17 CONSUMMATION OF THE IPO.

            The IPO has been consummated or will close simultaneously with the transactions contemplated hereby and there are no stop orders or other similar restrictions existing with respect to the registration statement filed in connection with the IPO.

      5.18 ACCOUNTS RECEIVABLE.

            Each Account reflected in the computations included in any Borrowing Base Certificate meets the criteria of the definition of Eligible Account Receivable or Eligible Unbilled Accounts Receivable, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to Administrative Agent. Borrower has no knowledge of any fact or circumstance not disclosed to Administrative Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Eligible Account Receivable of $50,000 or more or of Eligible Accounts Receivable which (regardless of the individual amount thereof) aggregate $250,000 or more.

      5.19 INVENTORY.

            All Inventory included in any Borrowing Base Certificate delivered to Administrative Agent meets the criteria of the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Administrative Agent.

      5.20 DISCLOSURE.

            No representation or warranty of Borrower or any of its Subsidiaries in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      5.21 MORTGAGE TAXES, ETC.

            All mortgage, note, transfer, documentary, stamp, intangible and other similar taxes and impositions which may be required to be paid in connection with the Loans, the


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Mortgages and the other Loan Documents have been (or concurrently with the closing of the Loans and recording of the Mortgages, will be) paid in full by Borrower.

      5.22 PROCEEDS OF LOAN.

            The proceeds of the Loans will be used solely by Borrower for the purposes set forth in Section 2.5.

      5.23 FLORIDA MORTGAGE.

      A. Neither Borrower nor any of its Subsidiaries, including Metric Systems Corporation ("METRIC") has any claims of any nature whatsoever against or affecting any of the lenders party from time to time to the Existing Credit Agreement (the "EXISTING LENDERS") or First Union National Bank ("FIRST UNION"), in its capacity as administrative agent under the Existing Credit Agreement, with respect to the Existing Credit Agreement and that certain Mortgage and Security Agreement between Metric, as mortgagor, and First Union, as mortgagee, recorded November 20, 2000 in O.R. Book 2271, Page 2721 in Okaloosa County Records (the "EXISTING FLORIDA MORTGAGE").

      B. As an accommodation to, and upon the request of, Borrower, Administrative Agent hereby agrees to accept an assignment of the Existing Florida Mortgage from First Union and concurrently with such assignment, will amend and restate such Existing Florida Mortgage in its entirety. Borrower, for itself and its Subsidiaries, and for their respective successors and assigns, hereby unconditionally, absolutely, and irrevocably releases, waives and fully discharges any and all claims, defenses, demands, debts, duties, obligations, liabilities, damages, costs, expenses, causes of action both in law and in equity, of any kind and nature, whatsoever, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated, fixed or contingent, disputes or undisputed, against First Union and/or the Existing Lenders, on account of any occurrence related to the Existing Credit Agreement, the Existing Florida Mortgage or the mortgaged property referred to therein which accrued prior to the date hereof, including any claim that First Union or any Existing Lender (a) breached any obligation to Borrower or any of its Subsidiaries in connection with the Existing Credit Agreement or the Existing Florida Mortgage, (b) was or in any way involved with Borrower or any of its Subsidiaries as a partner, joint venturer or any other capacity other than as a lender, (c) failed to fund any sum required to be funded pursuant to the Existing Credit Agreement or the Existing Florida Mortgage, or (d) failed to respond timely to any offers to cure any defaults under the Existing Credit Agreement of the Existing Florida Mortgage (collectively, the "RELEASED MATTERS"). The foregoing release shall be effective as a full and final accord and satisfaction and general release of any and all Released Matters. First Union and the Existing Lenders are not third party beneficiaries to this subsection 5.23B.

SECTION 6. BORROWER'S AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders


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shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      6.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

            Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent and Lenders:

            (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month, (a) the consolidated and consolidating (consistent with those delivered on a quarterly basis to its shareholders) balance sheet of Borrower and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period and (c) a Borrowing Base Certificate (provided, however, that a Borrowing Base Certificate for the last month of a Fiscal Quarter shall be delivered within 45 days after the end of such month);

            (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year,
      (a) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (c) a Borrowing Base Certificate;


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            (iii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Borrower and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, (c) in the case of such consolidated financial statements, a report thereon of a nationally recognized "big 5" accounting firm or other independent certified public accountants of recognized national standing selected by Borrower and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Borrower and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (d) and an updated SCHEDULE 5.8C to this Agreement setting forth all of the data required to be set forth in SCHEDULE 5.8C annexed hereto with respect to any Material Contracts entered into during such Fiscal Year;

            (iv) OFFICER AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrower stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

            (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Borrower and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection
      6.1 will differ in any material respect from the consolidated financial


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      statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
      (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Borrower and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and
      (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii),
      (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Borrower setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

            (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Borrower and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) OTHER PUBLIC DISCLOSURES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders or by any Subsidiary of Borrower to its security holders other than Borrower or another Subsidiary of Borrower, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any


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      Governmental Authority or private regulatory authority and (c) all press releases and other statements made available generally by Borrower or any of its Subsidiaries to the public concerning material developments in the business of Borrower or any of its Subsidiaries;

            (ix) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon, but in any event within five Business Days after, any officer of Borrower obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries (including any investigation or inquiry by any Governmental Authority with respect to any Government Contract not previously disclosed in writing by Borrower to Lenders or (2) any material development in any Proceeding that, in any case:

                        (x) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                        (y) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

      written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrower or any of its Subsidiaries equal to or greater than $250,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

            (x) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xi) ERISA NOTICES: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

            (xii) FINANCIAL PLANS: as soon as practicable and in any event no later than 15 days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast


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      (other than for any discontinued operations) for such Fiscal Year (the
      "FINANCIAL PLAN" for such Fiscal Year), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for such Fiscal Year, together with a PRO FORMA Compliance Certificate for such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Borrower and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based,
      (c) the amount of forecasted unallocated overhead for each such Fiscal Year, and (d) such other information and projections as any Lender may reasonably request;

            (xiii) INSURANCE: (a) as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage required hereunder to be maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Borrower and its Subsidiaries in the immediately succeeding Fiscal Year as required hereunder and (b) as soon as practicable after any material change in insurance coverage maintained by Borrower and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

            (xiv) GOVERNING BODY: with reasonable promptness, written notice of any change in the Governing Body of Borrower;

            (xv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Borrower and (b) all of the data required to be set forth in SCHEDULE 4.1D annexed hereto with respect to all Subsidiaries of Borrower (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1D annexed hereto for all purposes of this Agreement);

            (xvi) MARGIN DETERMINATION CERTIFICATE: commencing with the Fiscal Quarter ended June 30, 2002, together with each delivery of financial statements for each Fiscal Quarter (other than each fourth Fiscal Quarter) pursuant to subdivision (ii) above, and within 45 days of the last day of each fourth Fiscal Quarter, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements;

            (xvii) DEPOSITS ACCOUNTS: promptly upon the opening of any Deposit Account by Borrower or any of its Subsidiaries, a written notice setting forth all of the data required to be set forth in SCHEDULE 6.11 annexed hereto with respect to such Deposit Account;

            (xviii) GOVERNMENT CONTRACTS OR INVESTIGATIONS: promptly upon, and in any event within ten Business Days after, any investigation or inquiry by any Governmental Authority with respect to any Government Contract or any Loan Party, a written statement describing such event and an explanation of any actions being taken with respect thereto;


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            (xix) EVENTS OF DEFAULT AND OTHER DEFAULTS: promptly upon, and within five Business Days after, any officer of Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
      (c) of any resignation or dismissal of Borrower's independent accountant,
      (d) of any Change in Control or other event requiring a prepayment of principal on any Subordinated Indebtedness, (e) of any individual or series of related Asset Sales, issuances of Capital Stock or receipt of Net Insurance/Condemnation Proceeds aggregating in excess of $500,000, or
      (f) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

            (xx) CORPORATE MATTERS: with reasonable promptness, written notice of (1) any amendment of the articles or certificate of incorporation or by-laws or other constituent documents of Borrower or any of its Subsidiaries, (2) any change in the composition of the board of directors of Borrower or any of its Subsidiaries, and (3) any change in the executive Officers of Borrower or any of its Subsidiaries;

            (xxi) REVISIONS OR UPDATES TO SCHEDULES: should any of the information or disclosures provided on any of the Schedules originally attached to any of the Loan Documents become outdated or incorrect in any material respect, as part of the next quarterly Officers' Certificate required pursuant to subsection 6.1(iv), such revisions or updates to such Schedules as may be necessary or appropriate to update or correct such Schedules, PROVIDED that no such revisions or updates to any Schedules shall be deemed to have amended, modified or superseded such Schedules immediately prior to the submission of such revised or updated Schedules, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedules, unless and until the Requisite Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules; and

            (xxii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Lender, including information about whether any Material Contract of Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, or any new Material Contract entered into by Borrower or any of its Subsidiaries.


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      6.2 EXISTENCE, ETC.

            Except as permitted under subsection 7.7, Borrower will, and will cause each of its Subsidiaries (other than CEC and T-S Holding) to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; PROVIDED, HOWEVER that neither Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower, such Subsidiary or Lenders.

      6.3 PAYMENT OF TAXES AND CLAIMS; TAX .

            A. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

            B. Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrower or any of its Subsidiaries).

      6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

            A. MAINTENANCE OF PROPERTIES.

            (i) Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrower and its Subsidiaries (other than any Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

            (ii) Borrower and its Subsidiaries shall (a) prosecute, file and/or make (i) all applications relating to the Intellectual Property owned, held or used by Borrower or its Subsidiaries that is pending as of the date of this Agreement, (ii) all registrations of any existing or future unregistered or copyrightable works and (iii) all Trademark opposition and cancellation proceedings and renewal Trademark Registrations and Copyright Registrations and (b) do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property, except in each case under clause (a) or


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      clause (b) where the failure could not reasonably be expected to have a
      Material Adverse Effect. Any expenses incurred in connection therewith shall be borne solely be Borrower and its Subsidiaries.

            B. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance, to the extent companies of similar size and in similar businesses self-insure), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, covering such risks and having other terms and conditions as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

            C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

            (i) BUSINESS INTERRUPTION INSURANCE. Upon receipt by Borrower or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or no Potential Event of Default shall have occurred and be continuing, Borrower or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

            (ii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY BORROWER. Upon receipt by Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, if the Net Insurance/Condemnation Proceeds are less than $500,000, Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or


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      replacing the assets in respect of which such Net Insurance/Condemnation
      Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing or the Net Insurance/Condemnation Proceeds are greater than or equal to $500,000, Borrower shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

            (iii) NET INSURANCE/CONDEMNATION PROCEEDS RECEIVED BY ADMINISTRATIVE AGENT. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $500,000, or if and to the extent Borrower would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrower, and Borrower shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; PROVIDED, HOWEVER, that if at any time Administrative Agent reasonably determines (A) that Borrower or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Borrower for such purpose, or that such repair, restoration or replacement cannot be completed within 180 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrower hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

      6.5 INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER MEETING.

            A. INSPECTION RIGHTS. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and subject to any security clearance


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requirements imposed by applicable Governmental Authorities. Any Lender, at such
Lender's sole cost and expense, may accompany Administrative Agent on such visits and inspections.

            B. AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE. Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct one audit of all Inventory and accounts receivable of Loan Parties during each twelve-month period after the Closing Date, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested; PROVIDED that upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default, authorized representatives designated by Administrative Agent shall be permitted to conduct additional audits of all such Inventory and accounts receivable.

            C. LENDER MEETING. Borrower will, upon the request of Administrative Agent, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower's principal offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

      6.6 COMPLIANCE WITH LAWS, ETC.

            Borrower shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

      6.7 ENVIRONMENTAL MATTERS.

            A. ENVIRONMENTAL DISCLOSURE. Borrower will deliver to Administrative Agent and Lenders:

            (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof by Borrower or any of its Subsidiaries copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
      (2) any Environmental


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      Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

            (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

            (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

            B. BORROWER'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

            (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. If Borrower or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Borrower or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Borrower's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being diligently contested in good faith and by appropriate proceedings by Borrower or such Subsidiary.


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            (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF
      ENVIRONMENTAL LAWS. Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Borrower or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

            C. ENVIRONMENTAL INVESTIGATIONS. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrower's expense, an independent professional consultant (a "CONSULTANT") to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrower and (ii) if (a) Administrative Agent reasonably believes that Borrower has breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6, 6.7 or that there has been a material violation of Environmental Laws at any Facility or by Borrower or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by Borrower or any of its Subsidiaries, Borrower shall only be obligated to use its best efforts to obtain permission for Administrative Agent's Consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrower hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right, upon not less than two Business Days' prior written notice, to enter into or onto any Facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrower and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7C will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrower, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.


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      6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL
          DOCUMENTS AFTER THE CLOSING DATE.

            A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. If any Person organized under the laws of the United States or any State thereof or the District of Columbia becomes a direct or indirect domestic Subsidiary of Borrower after the date hereof, Borrower will promptly notify Administrative Agent of that fact and cause such domestic Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien (except for Liens permitted by subsection 7.2A) on all of the personal and mixed property assets of such domestic Subsidiary described in the applicable forms of Collateral Documents.

            B. FOREIGN SUBSIDIARIES. If any Person becomes a foreign Subsidiary of Borrower or any Subsidiary after the date hereof, Borrower will promptly notify Administrative Agent of that fact and, if such Subsidiary is directly or indirectly owned by Borrower or a domestic Subsidiary, cause such Subsidiary and the owner of such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 65% of the voting Capital Stock and all of the non-voting Capital Stock of such foreign Subsidiary.

            C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Borrower shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar Officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the Officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary addressed to Administrative Agent and Lenders, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.


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      6.9   MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

            A. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, if
(i) Borrower or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Borrower and its Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's or senior lienholder's consent after use of their best efforts (any such non-excluded Real Property Asset described in the foregoing clause (i) or
(ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent, in each case in form and substance satisfactory to Administrative Agent, except that in the case of an Additional Mortgaged Property consisting of a Leasehold Property, a Landlord Consent and Estoppel with respect thereto and evidence that such Leasehold Property is a Recorded Leasehold Interest shall also be required and with respect to all Additional Mortgaged Properties a survey, which must contain a certification from the surveyor in the form of EXHIBIT XIX attached hereto.

            B. REAL ESTATE APPRAISALS. Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

            C. CONFORMING LEASEHOLD INTERESTS. If Borrower or any of its Subsidiaries acquires any Material Leasehold Property, Borrower shall use its commercially reasonable efforts to, or shall use its commercially reasonable efforts to cause such Subsidiary to, cause such Material Leasehold Property to be a Conforming Leasehold Interest.

      6.10  INTENTIONALLY OMITTED.

      6.11  DEPOSIT ACCOUNTS AND CASH MANAGEMENT SYSTEMS.

            Borrower shall, and shall cause each of its Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent. Information regarding these Deposit Accounts, including (a) the name and address of the financial institutions maintaining the Deposit Accounts, and (b) the Deposit Account numbers, are set forth on SCHEDULE 6.11 annexed hereto. Borrower shall not permit any of such Deposit Accounts at any time to have a principal balance in excess of $250,000 unless


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Borrower or such Subsidiary, as the case may be, has (i) delivered to
Administrative Agent a Deposit Account Control Agreement in the form of EXHIBIT XX annexed hereto and executed by the financial institution at which such Deposit Account is maintained, pursuant to which such financial institution confirms and acknowledges Administrative Agent's security interest in, and sole dominion and control over, such Deposit Account and waives its rights to set-off with respect to amounts in such Deposit Account and (ii) taken all other steps necessary or, in the opinion of Administrative Agent, desirable to ensure that Administrative Agent will have sole dominion and control over such Deposit Account at all times while such agreement is in effect; PROVIDED that if Borrower or such Subsidiary is unable to obtain such agreement from such financial institution Borrower shall, or shall cause such Subsidiary to, within 30 days after receiving a written request by Administrative Agent to do so, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which Borrower or such Subsidiary has obtained such an agreement. Borrower shall not permit the aggregate amount on deposit in all Deposit Accounts of Borrower and of its Subsidiaries (other than Deposit Accounts maintained with Administrative Agent or Deposit Accounts for which a Deposit Account Control Agreement described above has been executed and delivered) at any time to exceed $500,000.

      6.12  ASSIGNMENT OF CLAIMS ACT.

      Borrower shall, and shall cause each applicable Subsidiary to, execute any documents or instruments and take such steps or actions reasonably required by Administrative Agent so that all monies due or to become due under any Government Contract will be assigned to Administrative Agent, for the benefit of itself and Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due or to become due. From and after the Closing Date, within five Business Days after Borrower enters into any Government Contract not listed on SCHEDULE 5.8D, Borrower shall deliver to Administrative Agent written notice of such entry, together with a copy of the Government Contract (to the extent that Borrower is permitted under the terms thereof and applicable law to deliver a copy thereof), and an Instrument of Assignment, duly executed by Borrower. If and to the extent that any Government Contract is required by applicable laws to be novated, Borrower shall promptly submit all documents and information required by the applicable Governmental Authority in connection with such novation and thereafter use its commercially reasonable efforts to promptly cause any such Government Contract to be novated in accordance with applicable laws.

      6.13  CONSENTS TO COLLATERAL ASSIGNMENTS.

      On or before the date that is 90 days after the Closing Date, Borrower shall use its commercially reasonable efforts to obtain consents to the collateral assignment of the contracts identified on part II of Schedule 5.8C, in form and substance reasonably satisfactory to Administrative Agent.


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      6.14  SOLVENCY.

      Borrower shall at all times be Solvent and Borrower shall cause Borrower and its Subsidiaries, taken as a whole, to be at all times Solvent.

SECTION 7. BORROWER'S NEGATIVE COVENANTS

            Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

      7.1   INDEBTEDNESS.

            Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Borrower may become and remain liable with respect to the Obligations;

            (ii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness (including in respect of Capital Leases) incurred to provide all or a portion of the purchase price or cost of construction of an asset in an aggregate amount not to exceed $2,500,000 at any one time so long as (i) the principal amount of such Indebtedness when incurred shall not exceed the purchase price or the cost of construction of such asset, and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

            (iv) Borrower may become and remain liable with respect to unsecured Indebtedness to any of its wholly-owned domestic Subsidiaries, and any wholly-owned domestic Subsidiary of Borrower may become and remain liable with respect to unsecured Indebtedness to Borrower or any other wholly-owned domestic Subsidiary of Borrower; PROVIDED that (a) to the extent the principal amount of such Indebtedness in the aggregate is equal to or greater than $250,000, all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Borrower to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Borrower under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;


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            (v) Borrower and its Subsidiaries may remain liable with respect to
      Indebtedness outstanding as of the Closing Date as referenced in the financial statements delivered pursuant to subsection 4.1E (and set out more specifically in SCHEDULE 7.1 annexed hereto) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extensions;

            (vi) Borrower and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding;

            (vii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in the ordinary course of business under documentary letters of credit for the purpose of goods or other merchandise (but not under standby, direct pay or other letters of credit) generally in an aggregate face amount not to exceed $5,000,000; and

            (viii) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness to sellers or other third Persons in connection with Permitted Acquisitions in an aggregate principal amount not to exceed at any time outstanding $25,000,000; provided such Indebtedness is Subordinated Indebtedness pursuant to a subordination agreement in form and substance reasonably acceptable to Administrative Agent.

      7.2   LIENS AND RELATED MATTERS.

            A. PROHIBITION ON LIENS. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom or proceeds thereof, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits or proceeds under the UCC or under any similar recording or notice statute, except:

            (i) Permitted Encumbrances;

            (ii) Liens granted pursuant to the Collateral Documents;

            (iii) Liens existing on the Closing Date and set forth on SCHEDULE 7.2A; provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced; and

            (iv) Other Liens on assets acquired with the proceeds of Indebtedness permitted under subsection 7.1(iii) securing such Indebtedness; provided such Liens attach concurrently with or within ten days after the acquisition thereof and only to the asset acquired with the proceeds of such Indebtedness.

            B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, Borrower or its Subsidiary shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured which provision shall not cure any default that may have occurred and which provision shall be made without prejudice to any rights of Administrative Agent or Lenders with respect to such default; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

            C. NO FURTHER NEGATIVE PLEDGES. Neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted by this Agreement.

            D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER OR OTHER SUBSIDIARIES. Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Borrower or any other Subsidiary of Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower, except as provided in this Agreement.

      7.3   INVESTMENTS; ACQUISITIONS; JOINT VENTURES.

            Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

            (i) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Borrower and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Borrower and Borrower and its wholly-owned Subsidiaries may make and own additional equity Investments in their respective wholly-owned Subsidiaries;

            (iii) Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

            (iv) Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

            (v) Borrower and its Subsidiaries may make Investments in Accounts owing to Borrower or any of its Subsidiaries or any advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (vi) Borrower and its Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) in transactions constituting Permitted Acquisitions having a fair market value not in excess of $50,000,000 and continue to own such assets after the acquisition thereof; PROVIDED that Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary;

            (vii) Borrower and its Subsidiaries may make Investments consisting of loans and advances to Officers, directors, employees of Borrower and its Affiliates in an aggregate amount not to exceed $1,000,000 at any time outstanding;

            (viii) Borrower and its Subsidiaries may make Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (ix) Borrower and its Subsidiaries may make Investments permitted under subsection 7.7; and

            (x) Borrower and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $7,500,000.

      7.4   CONTINGENT OBLIGATIONS.

            Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) Subsidiaries of Borrower may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

            (ii) Borrower may become and remain liable with respect to (i) Contingent Obligations under Hedge Agreements with respect to the Indebtedness under this Agreement in an aggregate notional amount up to the amount of the then-outstanding principal amount of the Indebtedness under this Credit Agreement; and (ii) under other Hedge Agreements with respect to Indebtedness entered into in the ordinary course of business in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes in an aggregate notional amount not to exceed at any time $1,000,000;

            (iii) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            (iv) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in an aggregate amount not to exceed $500,000 at any time outstanding in respect of any Indebtedness of Borrower or any of its Subsidiaries permitted by subsection 7.1;

            (v) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 7.4 annexed hereto; and

            (vi) Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; PROVIDED that the maximum aggregate liability, contingent or otherwise, of Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $500,000.

      7.5   RESTRICTED JUNIOR PAYMENTS.

            Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that Borrower may make a Restricted Junior Payment (i) to make dividends payable solely in the same class of Capital Stock of such Person; (ii) any Subsidiary may make a Restricted Junior Payment to Borrower or any Subsidiary Guarantor; and (iii) Borrower may make Restricted Junior Payments to purchase its own Capital Stock, up to an aggregate amount of $10,000,000.

      7.6   FINANCIAL COVENANTS.

            A. MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for any four consecutive Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                            MINIMUM FIXED
                  PERIOD                                CHARGE COVERAGE RATIO
                  ------                                ---------------------
1st Fiscal Quarter, Fiscal Year 2002
      and each Fiscal Quarter thereafter                      1.25:1.00

            B. MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO. Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                PERIOD                MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO
                ------                -----------------------------------------
1st Fiscal Quarter, Fiscal Year 2002                 2.75:1.00
2nd Fiscal Quarter, Fiscal Year 2002                 2.75:1.00
3rd Fiscal Quarter, Fiscal Year 2002                 2.75:1.00
4th Fiscal Quarter, Fiscal Year 2002                 2.75:1.00

1st Fiscal Quarter, Fiscal Year 2003                 2.75:1.00
2nd Fiscal Quarter, Fiscal Year 2003                 2.75:1.00
3rd Fiscal Quarter, Fiscal Year 2003                 2.75:1.00
4th Fiscal Quarter, Fiscal Year 2003                 2.75:1.00

1st Fiscal Quarter, Fiscal Year 2004                 2.50:1.00
2nd Fiscal Quarter, Fiscal Year 2004                 2.50:1.00
3rd Fiscal Quarter, Fiscal Year 2004                 2.50:1.00
4th Fiscal Quarter, Fiscal Year 2004                 2.50:1.00

1st Fiscal Quarter, Fiscal Year 2005
and each Fiscal Quarter thereafter                   2.25:1.00

            C. MINIMUM CONSOLIDATED EBITDA. Borrower shall not permit Consolidated EBITDA for the 12 month period ending the last day of each period set forth below to be less than the correlative amount indicated:


                PERIOD                        MINIMUM CONSOLIDATED EBITDA
                ------                        ---------------------------
1st Fiscal Quarter, Fiscal Year 2002                 $40,000,000
2nd Fiscal Quarter, Fiscal Year 2002                 $40,000,000
3rd Fiscal Quarter, Fiscal Year 2002                 $40,000,000
4th Fiscal Quarter, Fiscal Year 2002                 $40,000,000

1st Fiscal Quarter, Fiscal Year 2003                 $41,000,000
2nd Fiscal Quarter, Fiscal Year 2003                 $41,500,000
3rd Fiscal Quarter, Fiscal Year 2003                 $42,000,000
4th Fiscal Quarter, Fiscal Year 2003                 $42,500,000

1st Fiscal Quarter, Fiscal Year 2004                 $45,000,000
2nd Fiscal Quarter, Fiscal Year 2004                 $45,500,000
3rd Fiscal Quarter, Fiscal Year 2004                 $46,000,000
4th Fiscal Quarter, Fiscal Year 2004                 $46,500,000

1st Fiscal Quarter, Fiscal Year 2005                 $48,000,000

2nd Fiscal Quarter, Fiscal Year 2005                 $48,500,000
3rd Fiscal Quarter, Fiscal Year 2005                 $49,000,000
4th Fiscal Quarter, Fiscal Year 2005                 $49,500,000

1st Fiscal Quarter, Fiscal Year 2006
and each Fiscal Quarter thereafter                   $52,000,000


            D. MINIMUM CONSOLIDATED NET WORTH. Borrower shall not permit Consolidated Net Worth at any time to be less than the sum of (i) 85% of Consolidated Net Worth on the Closing Date PLUS (ii) 80% of positive Consolidated Net Income on a cumulative basis since the Closing Date PLUS (iii) 100% of Net Securities Proceeds on a cumulative basis since the Closing Date.

      7.7   RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

            Borrower shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Borrower or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person (other than purchases or other acquisitions of Inventory, materials and equipment in the ordinary course of Borrower's, or any of its Subsidiary's, business) except:

            (i) any Subsidiary of Borrower may be merged with or into Borrower or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary Guarantor; PROVIDED that, (i) in the case of such a merger, Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person and (ii) in the case of such a liquidation, winding up or dissolution, all of the assets of such wholly-owned Subsidiary Guarantor are transferred to Borrower or a Subsidiary Guarantor that is wholly owned, directly or indirectly, by Borrower or as otherwise expressly permitted under this Agreement;

            (ii) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

            (iii) Borrower and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

            (iv) Borrower and its Subsidiaries may make Asset Sales to Persons who are not Affiliates of Borrower and its Subsidiaries of assets having a fair market value not in excess of $1,000,000 in any Fiscal Year; PROVIDED that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received shall be Cash; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii) or subsection 2.4D;

            (v) In order to resolve disputes that occur in the ordinary course of business, Borrower and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

            (vi) Borrower or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

            (vii) Any Person may be merged with or into Borrower or any of its Subsidiaries if the acquisition of the Capital Stock of such Person by Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3(vi) and 7.7; PROVIDED that (a) in the case of Borrower, Borrower shall be the continuing or surviving Person, (b) if a Subsidiary of Borrower is not the surviving or continuing Person, the surviving Person becomes a Subsidiary of Borrower and complies with the provisions of subsection 6.8 and 6.9 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

            (viii) the sale, transfer or other disposition of the Concho Golf and Country Club located in the State of Arizona in an arm's length transaction to a Person that is not an Affiliate of Borrower or any of its Subsidiaries resulting in Net Asset Sale Proceeds in an amount not less than $500,000;

            (ix) the sale, transfer or other disposition of the Mortgaged Property located at 749 Beal Parkway, Fort Walton Beach, Florida in one parcel or in separate parcels, if Borrower determines that such division is necessary (and Administrative Agent shall release the lien of the Florida Mortgage from the 749 Beal Parkway property in connection with such sale, transfer or other disposition) so long as the Net Asset Sale Proceeds resulting therefrom are in an amount not less than $700,000 for the rear undeveloped portion of 749 Beal Parkway and not less than $1,800,000 for the front portion of 749 Beal Parkway and are used to (i) purchase the real property located at 651 Anchors Street, Fort Walton Beach, Florida and (ii) construct a new facility on a portion of the Mortgaged Property encumbered by the Florida Mortgage, provided that such construction shall commence within 180 days after Borrower's receipt of the Net Asset Sale Proceeds from such sale, transfer or disposition; and

            (x) the sale, transfer or other disposition of CEC-Chile in an asset sale or a stock sale to a person that is not an Affiliate of Borrower or any of its Subsidiaries in a transaction resulting in Net Asset Sale Proceeds of not less than $30,000.

      7.8   CONSOLIDATED CAPITAL EXPENDITURES.

            Borrower shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures (other than those in connection with Permitted Acquisitions made in accordance with subsection 7.3(vi)) in an aggregate amount to exceed $8,500,000 in any Fiscal Year prior to the date that the Loans are indefeasibly paid in full. Upon Administrative Agent's prior written request, Borrower shall provide any information reasonably requested by Administrative Agent regarding any such material Consolidated Capital Expenditure.

      7.9   SALE OR DISCOUNT OF RECEIVABLES.

            Except as otherwise permitted in subsection 7.7(v), Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

      7.10  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

            A. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrower or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its wholly-owned domestic Subsidiaries that are Subsidiary Guarantors or between any of its wholly-owned domestic Subsidiaries that are Subsidiary Guarantors, (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrower and its Subsidiaries or (iii) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing or would arise as a result thereof, a management fee paid by Borrower to Affiliates of Veritas in an aggregate amount not to exceed $1,500,000 per year.

      7.11  SALES AND LEASE-BACKS

            Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in an aggregate amount in excess of $500,000, (i) that Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrower or any of its Subsidiaries) or
(ii) that Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrower or any of its Subsidiaries to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease; PROVIDED that Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Borrower or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under clauses (iii) and (vii) of subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

      7.12  DISPOSAL OF SUBSIDIARY STOCK.

            Except for any sale of 100% of the Capital Stock of any of its Subsidiaries in compliance with the provisions of clauses (i), (iv), (vi), and
(x) of subsection 7.7, Borrower shall not:

            (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or

            (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of any of its Subsidiaries (including such Subsidiary), except to Borrower, another wholly-owned domestic Subsidiary of Borrower, or to qualify directors if required by applicable law.

      7.13  CONDUCT OF BUSINESS.

            From and after the Closing Date, Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Borrower and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

      7.14  INTENTIONALLY DELETED .

      7.15  FISCAL YEAR; TAX ELECTION.

            Borrower shall not change its Fiscal Year-end from December 31 unless Administrative Agent and Borrower have agreed to such amendments to the computation of any financial ratio or requirement set forth in any Loan Document that would be affected by such change in Fiscal Year-end that are necessary to preserve the original intent of such financial ratios and requirements (subject to the approval of Requisite Lenders).

      7.16  RESTRICTION ON LEASES.

            Borrower shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than the intercompany leases between Borrower and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year do not exceed $7,500,000 in the aggregate.

SECTION 8. EVENTS OF DEFAULT

            If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

      8.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

            Failure by Borrower to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrower to pay any interest on any Loan or any fee or any other amount due under this Agreement within three Business Days after the date due; or

      8.2   DEFAULT IN OTHER INDEBTEDNESS.

            (i) Failure of Borrower or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations with an aggregate principal amount of $250,000 or more, in each case beyond the end of any grace period provided therefor (not to exceed 30 days); or

            (ii) breach or default by Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

      8.3   BREACH OF CERTAIN COVENANTS.

            Failure of Borrower to perform or comply with any term or condition contained in subsections 2.5 or 6.1(ix) and 6.1(xix) or 6.2 or Section 7 of this Agreement; or

      8.4   BREACH OF WARRANTY.

            Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

      8.5   OTHER DEFAULTS UNDER LOAN DOCUMENTS.

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Borrower or such Loan

            Party becoming aware of such default or (ii) receipt by Borrower and such LoanParty of notice from Administrative Agent or any Lender of such default; or

      8.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

            (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      8.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            (i) Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

            (ii) Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

      8.8   JUDGMENTS AND ATTACHMENTS.

            Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $250,000 (in a case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrower or any of its Subsidiaries or any of their


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respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      8.9   DISSOLUTION.

            Any order, judgment or decree shall be entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      8.10  EMPLOYEE BENEFIT PLANS.

            There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist, as evidenced by the most recent annual valuation, without regard to interim estimated valuations, an amount of Unfunded Benefit Liabilities, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

      8.11  CHANGE IN CONTROL.

      A Change in Control shall have occurred; or

      8.12 INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

      At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien (except for Liens permitted by subsection 7.2A) in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any commercially reasonable action solely within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

      8.13 GOVERNMENT CONTRACTS AND MATERIAL CONTRACTS.

      A. (i) There shall be a material default under any material Government Contract or other Material Contract; (ii) a notice of termination shall have been issued under any material Government Contract or other Material Contract; or (iii) a cure notice issued under any material Government Contract or other Material Contract shall remain uncured beyond (x) the expiration of the time period available to Borrower or other Loan Party, as applicable, pursuant to such


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material Government Contract or other Material Contract and/or such cure notice
(as the case may be), to cure the noticed default, or (y) the date on which the other contracting party is entitled to exercise its rights and remedies under the material Government Contract or other Material Contract as a consequence of such default; or

            B. (i) Borrower or any of its Subsidiaries is disbarred or suspended from contracting with any Governmental Authority; (ii) a notice of debarment or suspension has been issued to or received by Borrower or any of its Subsidiaries; or (iii) an investigation or inquiry by any Governmental Authority relating to any Loan Party and involving fraud, deception or willful misconduct shall have been commenced in connection with any material Government Contract or other Material Contract or any Loan Party's activities which, if adversely determined, could reasonable be expected to result in the termination of such material Government Contract or other Material Contract or, with respect to any Loan Party's activities, could reasonably be expected to have a Material Adverse Effect; or

      8.14  UNINSURED DAMAGE.

            Any uninsured damage to or losses, theft or destruction of any of the assets of Borrower or any of its Subsidiaries occurs in excess of $3,000,000 in the aggregate; or

      8.15  FAILURE TO CONSUMMATE THE TRANSACTIONS.

            The Transactions shall not be consummated in accordance with this Agreement prior to or concurrently with the making of the initial Loans, or the Transactions shall be unwound, reversed or otherwise rescinded in whole or in part for any reason; or

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).


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            Any amounts described in clause (b) above, when received by
Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

            Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrower, and such provisions shall not at any time be construed so as to grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9. ADMINISTRATIVE AGENT

      9.1   APPOINTMENT.

            A. APPOINTMENT OF ADMINISTRATIVE AGENT. CIBC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its administrative agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an Administrative Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.

            B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent


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appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-administrative agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

            If Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

            Should any instrument in writing from Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

      9.2   POWERS AND DUTIES; GENERAL IMMUNITY.

            A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.


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            B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Borrower to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

            C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

            D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates,


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include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

      9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

      9.4   RIGHT TO INDEMNITY.

            Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent and its officers, directors, employees, agents, attorneys, professional advisors and affiliates, to the extent that Administrative Agent or such Peron shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent or any other such Person for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      9.5   SUCCESSOR ADMINISTRATIVE AGENT .

            A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have


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the right, upon five Business Days' notice to Borrower, to appoint a successor
Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

      9.6   COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

            Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be Administrative Agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or any of the Subsidiary Guaranty or (ii) release any Collateral or Subsidiary Guarantor (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as Administrative Agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale.


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      9.7   ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or any of the Subsidiaries of Borrower, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding; and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

            Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10. MISCELLANEOUS

      10.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

            A. GENERAL. Subject to subsections 10.1B and 10.1C, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit (or participations in Letters of Credit) or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and


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PROVIDED, FURTHER, that no such sale, assignment or transfer of any Letter of
Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, or participations therein, or the other Obligations owed to such Lender, and such Lender shall remain solely responsible for the performance of such Obligations, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

            B. ASSIGNMENTS.

            (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment or Loan may
      (a) be assigned in any amount to another Lender, or to an Affiliate or Approved Fund of the assigning Lender or another Lender, with the giving of notice to Borrower and Administrative Agent or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments or Loans of the assigning Lender) to any other Eligible Assignee treating any two or more Approved Funds with the same investment advisor as a single Eligible Assignee with the consent of Borrower (unless a Potential Event of Default or an Event of Default has occurred and is continuing) and Administrative Agent (which consent of Borrower and Administrative Agent shall not be unreasonably withheld or delayed); provided that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments or Loans or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms (including an administrative questionnaire if the Eligible Assignee is not a Lender), certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall


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      continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of
      EXHIBIT V, EXHIBIT VI or EXHIBIT VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

            (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee (if so required) referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent (and if necessary, Borrower) has consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

            C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of such Participant, agree to any amendment, modification or waiver that affects such Participant if such amendment, modification or waiver requires the unanimous


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written consent of all Lenders pursuant to subsection 10.6. Subject to subsection 10.1D, Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D, 2.7, and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B; PROVIDED, HOWEVER, that in no event shall Borrower be obligated to make any payment with respect to such subsections which is greater than the amount that Borrower would have paid to the Lender had no such participation been sold. To the extent permitted by law, if any amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            D. NO GREATER PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under subsections 2.6D, 2.7, and 3.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with subsection 2.7B(iii) as though it were a Lender.

            E. ASSIGNMENTS TO SECURED PARTIES AND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, (a) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any creditor, including any Federal Reserve Bank, as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such creditor be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder, (b) any Lender which is a Fund may pledge its Loans and/or Notes to its trustee for the benefit of its investors.

            F. INFORMATION. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

            G. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a present view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations


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and warranties of such Lender contained in such Assignment Agreement are incorporated herein by this reference.

      10.2  EXPENSES.

            Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for as a result of its due diligence or 6.7B and any audits or reports provided for under subsection 4.1L or 6.5B with respect to Inventory and accounts receivable of Borrower and its Subsidiaries; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and each Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

      10.3  INDEMNITY.

            In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative


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Agent and Lenders, and the officers, directors, employees, counsel, agents, representatives, advisors and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

            As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims and the Released Matters), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Transactions or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower or Administrative Agent with respect thereto, (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries, and (iv) Administrative Agent's acceptance of an assignment of the Existing Florida Mortgage.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      10.4  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits or other amounts held by any Lender (or any Affiliate of such


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Lender) for the credit or account of Borrower (general or special, including
Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender (or any Affiliate of such Lender) to or for the credit or the account of Borrower and each other Loan Party against and on account of the obligations and liabilities of Borrower and each other Loan Party to that Lender (or any Affiliate of such Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any of the other Loan Documents shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

      10.5  RATABLE SHARING.

            Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them hereunder; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise (and whether by litigation, demand, settlement or otherwise), those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.


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      10.6  AMENDMENTS AND WAIVERS.

            No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or of any of the other Loan Documents, and no consent to any departure by Borrower herefrom or therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; unless otherwise provided elsewhere in this Agreement; provided that in addition:

            (a) any such amendment, modification, termination, waiver or consent which:

            (i) postpones the date or reduces the amount of any scheduled payment of principal of any of the Loans;

            (ii) postpones the date on which any interest or any fees are payable or reduces the amount of any interest or any fees payable hereunder;

            (iii) changes in any manner the definition of "Pro Rata Share", the definition of "Requisite Lenders";

            (iv) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders;

            (v) releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral;

            (vi) releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or

            (vii) changes in any manner the provisions contained in subsection
8.1 or this subsection 10.6;

            shall be effective only if evidenced by the written concurrence of all Lenders.

            In addition, any release of any Lien granted in favor of Administrative Agent with respect to a material portion of the Collateral shall be effective only if evidenced by the written concurrence of Lenders having or holding not less than 66 2/3% of the sum of the aggregate Tranche A Term Loan Exposures, the Tranche B Term Loan Exposures and the Revolving Loan Exposures of all Lenders.

            In addition,

            (b) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender that is the holder of that Note;

            (c) no amendment, modification, termination or waiver of any provision of subsection 2.1A(i)-2.1A(iii) or of any other provision of this Agreement relating to the Term


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Loan Commitments or the Revolving Loan Commitments shall increase the
Commitments of any Lender over the amount thereof then in effect without the consent of Requisite Lenders and such Lender (it being understood that amendments, modifications or waivers of conditions precedent, representations and warranties, covenants or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); and

            (d) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement that, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent.

            Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower. Notwithstanding anything contained herein to the contrary, as among Lenders and Administrative Agent in connection with the exercise of remedies under any of Loan Documents, the written concurrence of Requisite Lenders shall be required for Administrative Agent to execute proxy rights in the election of the board of directors of any Loan Party owning real property or to acquire any ownership interest in real property of any Loan Party.

      10.7  INDEPENDENCE OF COVENANTS.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      10.8  NOTICES; EFFECTIVENESS OF SIGNATURES.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such


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party in a written notice delivered to Administrative Agent. A courtesy copy of any notice delivered to Borrower or any other Loan Party will be delivered to Winston & Strawn, 200 Park Avenue, New York, New York 10166, Attention: Benjamin
M. Polk, Esq., Facsimile No. (212) 294-4700; provided, however, Administrative Agent and Lenders shall no liability for any failure to deliver a courtesy copy to Mr. Polk and any failure to deliver such notice to Mr. Polk shall not affect the validity or effectiveness of any notice delivered to Borrower or any other Loan Party in accordance with the terms of this Agreement.

            Electronic mail may be used to distribute routine communications, such as financial statements and other information; PROVIDED, HOWEVER, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

            Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; PROVIDED, HOWEVER, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

      10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3, 10.4, 10.17, and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

      10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      10.11 MARSHALLING; PAYMENTS SET ASIDE.

            Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all


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of the Obligations. To the extent that Borrower makes a payment or payments to
Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by litigation, demand, settlement or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.12 SEVERABILITY.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Borrower, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      10.14 HEADINGS.

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      10.15 APPLICABLE LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


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      10.16 SUCCESSORS AND ASSIGNS.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and Affiliates of Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.


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      10.18 WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      10.19 CONFIDENTIALITY.

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Borrower or in any environmental assessment, investigation, analyses or reports obtained pursuant to subsection 6.7C in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower, (g) with the consent of Borrower, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower, or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER, that in no event shall any Lender be obligated or required to return any materials furnished by Borrower or any of its Subsidiaries. Notwithstanding anything contained herein to the contrary, Borrower understands and agrees that Administrative Agent and each of the institutions identified as "Lead Arranger", "Bookrunner", "Co-Lead Arranger," or "Co-Syndication Agent" on the title page to this Agreement may make customary disclosures for advertising and "league table" purposes.

      10.20 LEAD ARRANGER, CO-LEAD ARRANGER, BOOKRUNNER, AND CO-SYNDICATION
            AGENT.

            None of the institutions identified as "Co-Lead Arranger," or "Co-Syndication Agent" on the title page to this Agreement shall have any obligations, liabilities or duties under this Agreement other than those applicable to a Lender (but only if such institution is a Lender) as such, and no such institution shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such institution in deciding to enter into this Agreement or in taking or not taking any action hereunder.

      10.21 COUNTERPARTS; EFFECTIVENESS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                            BORROWER:

                            INTEGRATED DEFENSE TECHNOLOGIES, INC.,
                            a Delaware corporation


                            By:  /s/ Robert B. McKeon
                                 --------------------
                                 Authorized Signatory


                            Notice Address:
                                Integrated Defense Technologies
                                110 Wynn Drive
                                Huntsville, Alabama 35807
                                Attention: Thomas J. Keenan, President & CEO
                                Facsimile Number: (256) 895-2004

                           With courtesy copies to:

                                Veritas Capital Management, L.L.C
                                660 Madison Avenue
                                New York, New York 10021
                                Attention: Robert B. McKeon
                                Facsimile Number: (212) 688-9411

                                and

                                Winston & Strawn
                                200 Park Avenue
                                New York, New York 10166
                                Attention: Benjamin M. Polk, Esq.
                                Facsimile Number: (212) 294-4700


                                    cxxxviii

                           ADMINISTRATIVE AGENT:

                           CANADIAN IMPERIAL BANK OF COMMERCE, as
                           Administrative Agent

                           By:  /s/ Cedric Henley
                                --------------------
                                    Cedric Henley
                                    Executive Director
                                    CIBC World Markets Corp., AS AGENT

                           Notice Address:

                           CANADIAN IMPERIAL BANK OF COMMERCE
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn.:  Agency Services Dept.
                           Facsimile No.: (212) 856-3763

                           With a Copy to:

                           CIBC WORLD MARKETS CORP.
                           10880 Wilshire Boulevard, Suite 1700
                           Los Angeles, California  90024
                           Facsimile No.: (310) 446-3610


                                     cxxxix

                           LEAD ARRANGER:

                           CIBC WORLD MARKETS CORP., as Lead Arranger

                           By:  /s/ Cedric Henley
                                --------------------
                                    Cedric Henley
                                    Executive Director

                           Notice Address:

                           CIBC WORLD MARKETS CORP.
                           10880 Wilshire Boulevard, Suite 1700
                           Los Angeles, California  90024
                           Facsimile No.: (310) 446-3610

                           With a Copy to:

                           CANADIAN IMPERIAL BANK OF COMMERCE
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn.:  Agency Services Dept.
                           Facsimile No.: (212) 856-3763


                                      cxl

                           LENDERS:

                           CIBC INC., as a Lender

                           By:  /s/ Cedric Henley
                                --------------------
                                    Cedric Henley
                                    Executive Director
                                    CIBC World Markets Corp., AS AGENT

                           Notice Address:

                           CIBC INC.
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn.: Agency Services Dept.
                           Facsimile No.: (212) 856-3763

                           With a Copy to:

                           CIBC WORLD MARKETS CORP.
                           10880 Wilshire Boulevard, Suite 1700
                           Los Angeles, California  90024
                           Facsimile No.: (310) 446-3610


                                      cxli
                                     cxlii

                                    EXHIBIT I

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

            Pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, this represents Borrower's request to borrow as follows:

      1. DATE OF BORROWING:        ___________________, _________

      2. AMOUNT OF BORROWING:      $___________________

      3. LENDER(S):                [  ] a.  Lenders, in accordance with their
                                            applicable Pro Rata Shares

      4. TYPE OF LOANS:            [  ] a.  Tranche A Term Loans
                                   [  ] b.  Tranche B Term Loans
                                   [  ] c.  Revolving Loans

      5. INTEREST RATE OPTION:     [  ] a.  Base Rate Loan(s)
                                   [  ] b.  LIBOR Loans with an initial Interest
                                            Period of ____________ month(s)

The proceeds of such Loan(s) are to be deposited in Borrower's account at [_____________] ABA Number: ____________, Account Number: ____________, Account
Name: ____________, and Reference: ____________.

            The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;


                                      I-1                    Notice of Borrowing

            (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

            (iv) The undersigned has read this Notice of Borrowing and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the making of any Loans requested hereunder, and (b) all conditions precedent to the making of any such Loans have been complied with.


DATED: ____________________       INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                  By: _________________________________
                                         Its Authorized Signatory


                                      I-2                    Notice of Borrowing

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

            Pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, this represents Borrower's request to convert or continue Loans as follows:

      1. DATE OF CONVERSION/CONTINUATION:  __________________, _______

      2. AMOUNT OF LOANS BEING CONVERTED/CONTINUED:  $___________________

      3. Type of Loans being                [   ] a. Tranche A Term Loans
         CONVERTED/CONTINUED:               [   ] b. Tranche B Term Loans
                                            [   ] c. Revolving Loans

      4. NATURE OF CONVERSION/CONTINUATION:

             [   ] a. Conversion of Base Rate Loans to LIBOR Loans
             [   ] b. Conversion of LIBOR Loans to Base Rate Loans
             [   ] c. Continuation of LIBOR Loans as such

      5. If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)

      In the case of a conversion to or continuation of LIBOR Loans, the undersigned officer, to the best of his or her knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: ____________________          INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                     By: _________________________________
                                          Its Authorized Signatory


                                      II-1     Notice of Conversion/Continuation

                                   EXHIBIT III

               [FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT]

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

            Pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, this represents Borrower's request for the issuance of a Letter of Credit as follows:

      1. ISSUING LENDER:    [   ] a. Administrative Agent
                            [   ] b. _________________________________

      2. DATE OF ISSUANCE OF LETTER OF CREDIT:  ________________, ________

      3. FACE AMOUNT OF LETTER OF CREDIT:  $________________________

      4. EXPIRATION DATE OF LETTER OF CREDIT:  ________________, ________

      5. Name and address of beneficiary:

         ___________________________________________
         ___________________________________________
         ___________________________________________
         ___________________________________________

      6. ATTACHED HERETO IS:

         [   ] a. the verbatim text of such proposed Letter of Credit
         [   ] b. a description of the proposed terms and
                  conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                  The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof,


                                        Request for Issuance of Letter of Credit
                                      III-1
      except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

            (iv) The undersigned has read this Request for Issuance of Letter of Credit and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned, (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the making of any Loans requested hereunder, and (b) all conditions precedent to the making of any such Loans have been complied with.

DATED: ____________________         INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                    By: __________________________
                                         Its Authorized Signatory


                                        Request for Issuance of Letter of Credit
                                      III-2

                                   EXHIBIT IV

                      [FORM OF BORROWING BASE CERTIFICATE]

      Pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms not otherwise defined herein being used herein as defined therein and as defined in ATTACHMENT NO. 1 and in SCHEDULE A annexed hereto), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders and party from time to time thereto, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, Borrower hereby submits this Borrowing Base Certificate, together with the computations in ATTACHMENT NO. 1 annexed hereto, which sets forth the Borrower's current calculations of the Borrowing Base.

            The undersigned officer, to the best of his or her knowledge, on behalf of Borrower, and Borrower certify that:

            (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

            (iii) Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

            (iv) The computations set forth in ATTACHMENT NO. 1 annexed hereto have been computed in good faith by Borrower in accordance with the terms of the Credit Agreement and are true, accurate and complete as of the date hereof;

            (v) No item included in the calculation of the Borrowing Base presently fails to qualify for such inclusion pursuant to the terms and conditions of the Credit Agreement; and

            (vi) All conditions precedent to the making of any Loans have been complied with.


                                      IV-1          (Borrowing Base Certificate)

            Attached hereto are schedules in reasonable detail supporting the calculations of the Borrowing Base.

DATED: ____________________             INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                        By: __________________________
                                             Its Authorized Signatory


                                      IV-2          (Borrowing Base Certificate)

                               ATTACHMENT NO. 1 TO
                      INTEGRATED DEFENSE TECHNOLOGIES, INC.
                           BORROWING BASE CERTIFICATE

             FOR THE PERIOD ENDED ___________, 2002 (ALL $ IN 000'S)

                                   RECEIVABLES

1.    The total face amount of those invoiced Accounts of
      Borrower and the Subsidiary Guarantors consisting of
      ordinary trade accounts receivable owned by Borrower
      and the Subsidiary Guarantors, payable in Cash in
      Dollars on delivery or at a future date and arising
      out of the final sale of Inventory or the provision of
      services in the ordinary course of business of
      Borrower and the Subsidiary Guarantors                                   $

      (i) Accounts with respect to which more than 120 days
      have elapsed since the invoice date                                      $

      (ii) Accounts with respect to which the Account debtor
      is a director, officer, shareholder, employee or an
      Affiliate of Borrower if the terms of such Accounts
      are less favorable to Borrower or any such Subsidiary
      than those which might be obtained at the time from a
      Person who is not such a director, officer,
      shareholder, employee or an Affiliate                                    $

      (iii) Accounts with respect to which the Account
      debtor is the United States of America or any
      department, agency or instrumentality thereof, except
      for those Accounts as to which Borrower or any such
      Subsidiary has assigned its right to payment thereof
      to the Administrative Agent, and the assignment has
      been acknowledged pursuant to the Assignment of Claims
      Act of 1940 (31 U.S.C. 3727); provided, however, that
      until the date that is 180 days after the Closing
      Date, such Accounts shall not be excluded on the basis
      that the assignment has not been acknowledged pursuant
      to the Assignment of Claims Act of 1940                                  $

      (iv) Accounts with respect to which the Account debtor is not a resident of the United States or Canada, unless the Account debtor has supplied Borrower or any such Subsidiary with (a) an irrevocable commercial letter of credit, issued by a financial institution, or (b) credit


                                Attachment No. 1    (Borrowing Base Certificate)
      insurance, in each case in form and substance
      satisfactory to the Administrative Agent                                 $

      (v) Accounts with respect to which the Account debtor
      has asserted a counterclaim, allowance, deduction, or
      right to set off or which is otherwise unearned or
      disputed, including Accounts which reflect "barter"
      activity                                                                 $

      (vi) Accounts with respect to which the Administrative
      Agent, on behalf of Lenders and the Issuing Lender,
      does not have a valid, First Priority Lien or which
      are not free of all Liens or other claims of all other
      Persons other than Liens permitted under this
      Agreement                                                                $

      (vii) Accounts with respect to which the Account
      debtor is the subject of bankruptcy or a similar
      insolvency proceeding, or has made an assignment for
      the benefit of creditors, whose assets have been
      conveyed to a receiver or trustee, or who has failed
      or suspended or gone out of business                                     $

      (viii) Accounts with respect to which the Account
      debtor's obligation to pay the Account is conditional
      upon the Account debtor's approval or otherwise
      subject to return rights with respect to the goods
      purchased giving rise to any such Account (other than
      return rights based on product warranties in the
      ordinary course of business)                                             $

      (ix) Accounts which are not in full force and effect
      or do not constitute legal, valid and binding
      obligations of the Account debtor enforceable against
      the Account debtor in accordance with their terms                        $

      (x) Accounts with respect to which the terms or
      conditions prohibit or restrict assignment or
      collection rights                                                        $

      (xi) Accounts with respect to which the Account debtor
      is located in New Jersey which exceed, individually or
      in the aggregate, $150,000, unless Borrower or such
      Subsidiary has filed, or is exempt from filing, a
      Notice of Business Activities Report with the New
      Jersey Division of Taxation for the then current year                    $

      (xii) Accounts with respect to which the Account
      debtor is a supplier or a creditor of Borrower or any
      of its Subsidiaries up to an amount equal to the
      amount owed by Borrower and its Subsidiaries to such
      Account debtor                                                           $


                                Attachment No. 1    (Borrowing Base Certificate)

      (xiii) Accounts evidenced by notes, chattel paper or
      other instruments, unless such notes, chattel paper or
      instruments (a) have been delivered to and are in the
      possession of the Administrative Agent, or (b) the
      aggregate amount of such Accounts is not greater than
      $50,000                                                                  $

      (xiv) Accounts (if any) created in connection with any
      sale where payment is due on delivery of Inventory
      sold until the inventory is actually delivered                           $

      (xv) Accounts which fail to meet such other
      specifications and requirements as may from time to
      time to be established by the Administrative Agent in
      its reasonable discretion                                                $

      (xvi) Sum of lines (i) through (xv)                                      $

3.    Eligible Accounts Receivables (Line 1 LESS Line
      2(xvi))                                                                  $

4.    Eligible Accounts Receivables Borrowing Base (90% of
      Eligible Accounts Receivables)                                           $

                              UNBILLED RECEIVABLES

5.    Eligible Unbilled Receivables (as defined in Section
      1.1 of the Credit Agreement)                                             $

6.    Eligible Unbilled Receivables Borrowing Base (50% of
      Eligible Unbilled Receivables)                                           $

                                    INVENTORY

7.    Gross dollar value (valued at lower of cost (on a FIFO
      basis) or fair market value) of all finished goods and
      raw materials inventory of the Borrower and the
      Subsidiary Guarantors LESS appropriate reserves
      determined in accordance with GAAP applied on a
      consistent basis                                                         $

8.    (i) Inventory with respect to which the Administrative
      Agent, on behalf of Lenders and the Issuing Lender,
      does not have a valid, First Priority Lien or which
      are not free of all Liens or other claims of all other
      Persons other than Liens permitted under this
      Agreement                                                                $

      (ii) Inventory that fails to meet standards for sale
      or use imposed by Government Authorities having a
      regulatory authority over such Inventory or its use or
      sale                                                                     $


                                Attachment No. 1    (Borrowing Base Certificate)

      (iii) Inventory that is not useable for saleable at
      prices approximating their cost (after taking into
      account, without duplication, the amount of any
      reserves for obsolescence, unsaleability or decline in
      value)                                                                   $

      (iv) Inventory that is not in the possession and
      control of Borrower or a Subsidiary Guarantor
      (including a common carrier under a bill of lading in
      such Person's name), and if located in a warehouse or
      other facility leased by Borrower or any of the
      Subsidiary Guarantors, the warehouseman or lessor has
      not delivered to Administrative Agent a lien waiver or
      subordination in such form, if any, as may be
      requested by the Administrative Agent                                    $

      (v) Inventory consisting of materials, supplies and work in process

      (vi) Sum of lines (i) through (v)                                        $

9.    Eligible Inventory (Line 7 less Line 8(vi))                              $

10.   Eligible Inventory Borrowing Base (50% of Eligible
      Inventory)                                                               $

                                 BORROWING BASE

11.   Amount of obligations secured by Permitted
      Encumbrances on such Eligible Accounts Receivable,
      Eligible Unbilled Accounts Receivable or Eligible
      Inventory $

12.   Total Borrowing Base Availability (Line 4 plus Line 6
      plus Line 10 minus Line 11)                                              $


                                Attachment No. 1    (Borrowing Base Certificate)

                                    EXHIBIT V

                          [FORM OF] TRANCHE A TERM NOTE

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

$_____________________(1)                                     February ___, 2002

            FOR VALUE RECEIVED, INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), promises to pay to __________________(2) ("PAYEE") or its registered assigns, the principal amount of _________(3). ($[_________(1)]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of February __, 2002 by and among Borrower, the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Borrower's "Tranche A Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise

----------
(1)     Insert amount of Lender's Tranche A Term Loan in numbers.
(2)     Insert Lender's name in capital letters.
(3)     Insert amount of Lender's Tranche A Term Loan in words.


                                      V-1                    Tranche A Term Note
affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Borrower as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank].


                                       V-2                   Tranche A Term Note

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                        By: __________________________
                                             Its Authorized Signatory


                                       V-3                   Tranche A Term Note

                                   EXHIBIT VI

                          [FORM OF] TRANCHE B TERM NOTE

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

$____________(1)                                               February __, 2002

            FOR VALUE RECEIVED, INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), promises to pay to ________________(2) ("PAYEE") or its registered assigns the principal amount of _________________________(3) ($[__________________________(1)]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of February __, 2002 by and among Borrower, the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Borrower's "Tranche B Term Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that

----------

(1)     Insert amount of Lender's Tranche B Term Loan in numbers.
(2)     Insert Lender's name in capital letters.
(3)     Insert amount of Lender's Tranche B Term Loan in words.


                                       VI-1                  Tranche B Term Note
the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Borrower as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank].


                                       VI-2                  Tranche B Term Note

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                        By: __________________________
                                             Its Authorized Signatory


                                       VI-3                  Tranche B Term Note

                                   EXHIBIT VII

                            [FORM OF] REVOLVING NOTE

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

$_____________________(1)                                      February __, 2002

            FOR VALUE RECEIVED, INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), promises to pay to ________________(2) ("PAYEE") or its registered assigns, the lesser of (x) ______________________(3) ($[____________________(1)]) and (y) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

            Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of dated as of February __, 2002 by and among Borrower, the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

            This Note is one of Borrower's "Revolving Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously

----------
(1)     Insert amount of Lender's Revolving Loan Commitment in numbers.
(2)     Insert Lender's name in capital letters.
(3)     Insert amount of Lender's Revolving Loan Commitment in words.


                                     VII-1                        Revolving Note
made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Borrower as provided in the Credit Agreement.

            THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

            This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  [Remainder of page intentionally left blank].


                                     VII-2                        Revolving Note

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                       By: __________________________
                                            Its Authorized Signatory


                                     VII-3                        Revolving Note

                                  TRANSACTIONS

                                       ON

                                 REVOLVING NOTE

                                                                                Outstanding
                     Type of           Amount of            Amount of            Principal
                    Loan Made          Loan Made         Principal Paid           Balance           Notation
     Date           This Date          This Date            This Date            This Date          Made By
     ---            ---------          ---------         --------------         -----------         --------


                                     VII-4                        Revolving Note

                                  EXHIBIT VIII

                             [INTENTIONALLY OMITTED]


                                     VIII-1

                                   EXHIBIT IX

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) We are the duly elected [President] and [Chief Financial Officer] of Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER");

            (2) We have reviewed the terms of that certain Credit Agreement dated as of February __, 2002, as amended, restated supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Borrower, the financial institutions listed therein as Lenders, and Canadian Imperial Bank of Commerce, as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

            [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

-------------------------------------------------------------------------------]

            The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered


                                      IX-1                Compliance Certificate
                  with this Certificate in support hereof, are made and delivered this __________ day of _____________, ____ pursuant to subsection 6.1(iv) of the Credit Agreement.

                                           INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                           By: __________________________
                                                Its Authorized Signatory


                                           By: __________________________
                                                Its Authorized Signatory


                                      IX-2                Compliance Certificate

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE

            This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.

A.       INDEBTEDNESS
         1.       Indebtedness related to the purchase or
                  construction of an asset permitted under
                  subsection 7.1(iii):                                                  $_____________

         2.       Maximum permitted under subsection 7.1(iii):                          $2,500,000

         3.       Indebtedness permitted under subsection 7.1(vi):                      $_____________

         4.       Maximum permitted under subsection 7.1(vi):                           $500,000

         5.       Indebtedness incurred in the ordinary course
                  of business under documentary letters of credit
                  under subsection 7.1(vii):                                            $_____________

         6.       Maximum Indebtedness incurred in the ordinary
                  course of business under documentary letters of
                  credit permitted under subsection 7.1(vii):                           $_____________

         7.       Indebtedness incurred in connection with Permitted
                  Acquisitions under subsection 7.1(viii):                              $_____________

         8.       Maximum Indebtedness permitted under
                  subsection 7.1(viii):                                                 $25,000,000

B.       LIENS
         1.       Liens on assets acquired with the proceeds
                  of Indebtedness permitted under subsection 7.2A(iv):                  $_____________

         2.       Maximum permitted under subsection 7.2A(iv):                          $2,500,000

C.       INVESTMENTS; ACQUISITIONS
         1.       Aggregate fair market value of assets acquired in
                  transactions constituting Permitted Acquisitions for
                  Fiscal Year-to date permitted under subsection 7.3(vi):               $_____________

         2.       Maximum fair market value of assets
                  permitted under subsection 7.3(vi):                                   $50,000,000

         3.       Investments consisting of loans and advances to
                  Officers, directors, employees of Borrower
                  and its Affiliates permitted under subsection 7.3(vii):               $_____________

         4.       Maximum permitted under subsection 7.3(vii):                          $100,000


                                      IX-3                Compliance Certificate

         5.       Other Investments permitted under subsection 7.3(x):                  $_____________

         6.       Maximum permitted under subsection 7.3(x):                            $10,000,000


                                      IX-4                Compliance Certificate

D.       CONTINGENT OBLIGATIONS
         1.       Notional amount of Indebtedness under Hedge
                  Agreements (other than Hedge Agreements required under
                  subsection 6.10) in respect of which Contingent Obligations are permitted under
                  subsection 7.4(ii):                                                   $_____________
         2.       Maximum permitted under subsection 7.4(ii):                           $1,000,000
         3.       Contingent Obligations in respect of Indebtedness
                  permitted under subsection 7.4(iv)                                    $_____________
         4.       Maximum Contingent Obligations in respect of
                  Indebtedness permitted under subsection 7.4(iv):                      $500,000
         5.       Contingent Obligations permitted under subsection
                  7.4(vi):                                                              $_____________
         6.       Maximum permitted under subsection 7.4(vi):                           $500,000

E.       CONSOLIDATED EBITDA (for the four-Fiscal Quarter
         period ending _____________, ____)
         1.       Consolidated Net Income:                                              $_____________
         2.       Consolidated Interest Expense:                                        $_____________
         3.       Provisions for taxes (including value-added and similar
                  taxes) based on income (local and foreign):                           $_____________
         4.       Losses (or minus gains) in the sale of assets:                        $_____________
         5.       Total depreciation expense:                                           $_____________
         6.       Total amortization expense:                                           $_____________
         7.       Other non-cash, non-recurring extraordinary charges
                  reducing Consolidated Net Income:                                     $_____________
         8.       Management Fees to the extent paid as permitted
                  by subsection 7.10A(iii):                                             $_____________
         9.       Transaction Costs (one time only):                                    $_____________
         10.      Consolidated EBITDA (1+2+3+4+5+6+7+8+9):                              $_____________

F.       MINIMUM FIXED CHARGE COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, ____)
         1.       Consolidated EBITDA (E.10 above):                                     $_____________
         2.       Consolidated Interest Expense:                                        $_____________
         3.       Cash payments for taxes based on income:                              $_____________
         4.       All scheduled principal payments to be made:                          $_____________
         5.       Consolidated Fixed Charges (2+3+4):                                   $_____________


                                      IX-5                Compliance Certificate

         6.       Fixed Charge Coverage Ratio (1):(5):                                    ____:1.00
         8.       Minimum ratio required under subsection 7.6A:                           ____:1.00

G.       MAXIMUM CONSOLIDATED TOTAL LEVERAGE RATIO (as of _____________, ____)
         1.       Consolidated Total Debt:                                              $_____________
         2.       Consolidated EBITDA (E.10 above, as adjusted to provide
                  that any Asset Sales or other acquisitions or dispositions shall be deemed to have occurred on the first day of
                  the period):                                                          $_____________
         3.       Consolidated Total Leverage Ratio (1):(2):                              ____:1.00
         4.       Maximum ratio permitted under subsection
                  7.6B:                                                                   ____:1.00

H.       MINIMUM CONSOLIDATED EBITDA (as of ___________, ____)
         1.       Consolidated EBITDA (E.10 above):                                     $_____________]
         2.       Minimum required under subsection 7.6C:                               $_____________

I.       MINIMUM CONSOLIDATED NET WORTH (as of ____________, ____)
         1.       Consolidated Net Worth:                                               $_____________
         2.       85% of the Consolidated Net Worth
                  on the Closing Date:                                                  $_____________
         3.       80% of the positive Consolidated Net Income
                  on a cumulative basis since the Closing Date:                         $_____________
         4.       100% of Net Securities Proceeds on a cumulative
                  basis since the Closing Date:                                         $_____________
         5.       Minimum required under subsection 7.6D (2+3+4):                       $_____________

J.       FUNDAMENTAL CHANGES
         1.       Aggregate fair market value of assets sold in any one
                  or more Asset Sales for Fiscal Year-to-date in one or
                  more transactions permitted under subsection 7.7(iv):                 $_____________
         2.       Maximum permitted under subsection 7.7(iv):                           $1,000,000

K.       CONSOLIDATED CAPITAL EXPENDITURES
         1.       Consolidated Capital Expenditures for Fiscal
                  Year-to-date (excluding those in connection with
                  Permitted Acquisitions made in accordance with
                  subsection 7.3(vi)):                                                  $_____________
         2.       Maximum amount of Consolidated Capital
                  Expenditures permitted under subsection 7.8 for
                  Fiscal Year:                                                          $8,500,000


                                      IX-6                Compliance Certificate

L.       LEASE OBLIGATIONS
         1.       Consolidated Rental Payments for the
                  current Fiscal Year:                                                  $_____________

         2.       Maximum Consolidated Rental Payments
                  for the current Fiscal Year permitted
                  under subsection 7.16:                                                $7,500,000


                                      IX-7                Compliance Certificate

                                    EXHIBIT X

                  [FORM OF OPINION OF COUNSEL TO LOAN PARTIES]

                                [Attached hereto]


                                    Schedule A                   Opinion of
                                                                 Company Counsel

                                   EXHIBIT XI

                    FORM OF OPINION OF O'MELVENY & MYERS LLP

                               [O'M&M Letterhead]

                                February __, 2002

Canadian Imperial Bank of Commerce,
as Administrative Agent
425 Lexington Avenue
New York, New York 10017

              and
The Lenders Party to the Credit
  Agreement Referenced Below

         Re: CREDIT AGREEMENT DATED AS OF FEBRUARY __, 2002, BY AND AMONG INTEGRATED DEFENSE TECHNOLOGIES, INC. ("BORROWER"), THE FINANCIAL INSTITUTIONS LISTED THEREIN AS LENDERS, CANADIAN IMPERIAL BANK OF COMMERCE, ACTING THROUGH ONE OR MORE OF ITS AGENCIES, BRANCHES OR AFFILIATES AS ADMINISTRATIVE AGENT ("ADMINISTRATIVE AGENT"), GENERAL ELECTRIC CAPITAL CORPORATION, AS CO-SYNDICATION AGENT, CREDIT LYONNAIS, AS CO-SYNDICATION AGENT AND CO-LEAD ARRANGER AND CIBC WORLD MARKETS CORP., AS LEAD ARRANGER AND BOOKRUNNER

Ladies and Gentlemen:

            We have acted as counsel to Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, "ADMINISTRATIVE AGENT"), in connection with the preparation and delivery of a Credit Agreement dated as of February __, 2002 (the "CREDIT AGREEMENT") by and among Borrower, the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, as Administrative Agent and Issuing Lender, General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner and in connection with the preparation and delivery of certain related documents.

            We have participated in various conferences with representatives of Borrower and Administrative Agent and conferences and telephone calls with Winston & Strawn, counsel to Borrower, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "CLOSING") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "NOTES"), and the opinions of Winston & Strawn and ________________ (collectively the "OPINIONS") and the officers' certificates and other



                                      XI-1      Opinion of O'Melveny & Myers LLP
documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

            Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                             Respectfully submitted,


                                      XI-2     Opinion of O'Melveny & Myers, LLP

                                   EXHIBIT XII

                         [FORM OF] ASSIGNMENT AGREEMENT

            This Assignment and Assumption Agreement (the "ASSIGNMENT") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "ASSIGNOR") and [INSERT NAME OF ASSIGNEE] (the "ASSIGNEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "CREDIT AGREEMENT"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit) (the "ASSIGNED INTEREST"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:                  ______________________________

2.       Assignee:                  ______________________________

3.       Borrower(s):               INTEGRATED DEFENSE TECHNOLOGIES, INC.

4.       Administrative Agent:      CANADIAN IMPERIAL BANK OF COMMERCE, as
                                    Administrative Agent under the Credit
                                    Agreement

5.       Credit Agreement:          The Credit Agreement dated as of
                                    February __, 2002 by and among
                                    Integrated Defense Technologies, Inc., a
                                    Delaware corporation, as Borrower, the
                                    Lenders parties thereto, Canadian
                                    Imperial Bank of Commerce, acting
                                    through one or more of its agencies,
                                    branches or affiliates, for Lenders as
                                    Administrative Agent, and the other
                                    agents parties thereto.


                                      XII-1       [Form of] Assignment Agreement

6.       Assigned Interest:

                                   Aggregate Amount of                                              Percentage
                                     Commitment/Loans          Amount of Commitment/Loans           Assigned of
      Facility Assigned              for All Lenders                   Assigned                  Commitment/Loans(1)
                    (2)             $                          $                                                  %
      --------------                 ----------------           -------------------------          ---------------

                                    $                          $                                                  %
      --------------                 ----------------           -------------------------          ---------------

                                    $                          $                                                  %
      --------------                 ----------------           -------------------------          ---------------

                                    $                          $                                                  %
      --------------                 ----------------           -------------------------          ---------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment are hereby agreed to:

                                             ASSIGNOR
                                             --------
                                             [NAME OF ASSIGNOR]

                                             By: __________________________
                                                  Its Authorized Signatory
----------
(1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment," "Term Loan Commitment," etc.)


                                     XII-2          Form of Assignment Agreement

                                             ASSIGNEE
                                             --------
                                             [NAME OF ASSIGNEE]

                                              By: __________________________
                                                   Its Authorized Signatory


                                              Notice Address:

                                              __________________________________
                                              __________________________________
                                              __________________________________

Consented to and Accepted:

CANADIAN IMPERIAL BANK OF COMMERCE, as
 Administrative Agent

By_________________________________
      Its Authorized Signatory


[Consented to and Accepted:

INTEGRATED DEFENSE TECHNOLOGIES, INC., as Borrower

By_________________________________
      Its Authorized Signatory


                                     XII-3          Form of Assignment Agreement

                                                                         ANNEX 1

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                  1.    Representations and Warranties.

                  1.1 ASSIGNOR. The Assignor (a) represents and warrants that
(i) it is currently the legal and beneficial owner of the Assigned Interest,
(ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "CREDIT DOCUMENTS"), or any collateral thereunder, (iii) the financial condition of Borrower, any of its respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2. ASSIGNEE. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and the Assignor shall be released and discharged from such obligations, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 6.1(ii) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

                  2. PAYMENTS. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.


                                     XII-1                  Assignment Agreement

                  3. GENERAL PROVISIONS. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to the conflicts of law principles of such state).


                                     XII-2                  Assignment Agreement

                                  EXHIBIT XIII

              [FORM OF] BORROWER'S FINANCIAL CONDITION CERTIFICATE

                  This BORROWER'S FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of February __, 2002 (the "CREDIT AGREEMENT") by and among Integrated Defense Technologies, Inc., a Delaware corporation (the "BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                  A. I am, and [at all pertinent times mentioned herein] [since _________, ____] have been, the duly qualified and acting chief financial officer of Borrower. In such capacity I am a senior financial officer of Borrower and I have participated actively in the management of its financial affairs and am familiar with Borrower's financial statements and those of its Subsidiaries. I am familiar with the terms and conditions of the Credit Agreement.

                  B. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for Borrower for the purpose of discussing the meaning of its contents.

                  C. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Borrower and its Subsidiaries for the fiscal years of Borrower ending [December 31, 2001 through December 31, 2008,] inclusive (the "PROJECTED FINANCIAL STATEMENTS"). The Projected Financial Statements, attached hereto as EXHIBIT A, give effect to the consummation of the Proposed Transactions and assume that the debt obligations of Borrower will be paid from the cash flow generated by the operations of Borrower and its Subsidiaries, the proceeds of certain debt financings to be entered into by Borrower and its Subsidiaries, and other cash resources. The Projected Financial Statements were prepared on the basis of information available at [____________, 2002]. I know of no facts that have occurred since such date that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect or that the assumptions on which the Projected Financial Statements are based are no longer reasonable. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

                  D. I have also participated in the preparation of, and I have reviewed, a pro forma summary balance sheet of Borrower and its Subsidiaries (the "FAIR VALUE SUMMARY BALANCE SHEET") as of [____________, 2002], and I believe that no significant changes have occurred since that date and February __, 2002, the expected Closing Date, giving effect to the Proposed Transactions. The Fair Value Summary Balance Sheet is attached hereto as EXHIBIT B


                                      Borrower's Financial Condition Certificate
                                     XIII-1
and has been prepared as described in paragraphs F and G below and not in accordance with GAAP.

                  E. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Borrower and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Borrower and its Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                  F. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis and the probable liability on all of their debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. The specific methodology used by management for valuing Borrower and its Subsidiaries is set forth in paragraph G below.

                  G. For purposes of constructing the Fair Value Summary Balance Sheet, I have utilized the following procedures:

                  I have estimated the fair value of Borrower and its consolidated Subsidiaries, taken together (assuming the Proposed Transactions are consummated), and of Borrower, taken individually, by calculating the difference between the fair value of the assets of Borrower and its consolidated Subsidiaries, as applicable, and the probable liability on all of their debts, contingent or otherwise.

                  With respect to the asset values reflected in the Fair Value Summary Balance Sheet (including the asset values used to calculate the fair value of Borrower and each of Borrower's Subsidiaries), I have included the net working capital of Borrower and each of its Subsidiaries, calculated as the difference between the current assets and current liabilities reported in their ___________, 2001 financial statements, and I have relied on the capitalization of earnings methodology -- whereby earnings before interest and taxes (EBIT) are capitalized at a specified EBIT multiple -- to arrive at the estimated fair value of the long-term assets of Borrower and each of its Subsidiaries. For these purposes I have utilized an EBIT multiplier of ____, which reflects a conservative estimate of the EBIT multiplier reflected in recent acquisition prices paid for total ownership positions in companies whose lines of business are similar to those of Borrower and its Subsidiaries.


                                      Borrower's Financial Condition Certificate
                                     XIII-2

                  With respect to liabilities reflected in the Fair Value Summary Balance Sheet (including liabilities used to calculate the fair value of Borrower and each of its Subsidiaries), I have included long-term liabilities reported by Borrower and each of its Subsidiaries in their __________, 2001 financial statements and debts to be incurred or assumed by Borrower and each of its Subsidiaries under the Credit Agreement and the Proposed Transactions. I believe that no additional liabilities have been incurred since the date of the financial statements. In addition, with respect to contingent liabilities (such as litigation, guaranties and pension plan liabilities), I have consulted with legal, financial and other personnel of Borrower and [each of] its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

                  Based on the foregoing, I have reached the following conclusions:

                  1. Borrower is not now, nor will the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions render Borrower "insolvent" as defined in this paragraph 1. The recipients of this Certificate and I have agreed that, in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured. We have also agreed that the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent. My conclusion expressed above is supported by the Fair Value Summary Balance Sheet. Valuation of Borrower on the basis thereof would reflect the net value of Borrower as $__________ representing the difference between asset values of $__________ and liabilities of $__________.

                  2. By the incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions, Borrower will not incur debts beyond its ability to pay as such debts mature. I have based my conclusion in part on the Projected Financial Statements, which demonstrate that Borrower will have positive cash flow after paying all of its scheduled anticipated indebtedness (including scheduled payments under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other permitted indebtedness). I have concluded that the realization of current assets in the ordinary course of business will be sufficient to pay recurring current debt and short-term and long-term debt service as such debts mature, and that the cash flow (including earnings plus non-cash charges to earnings and the disposition of surplus fixed assets held for sale) will be sufficient to provide cash necessary to repay the Loans and other Obligations under the Credit Agreement, the other obligations contemplated by the Proposed Transactions and other long-term indebtedness as such debt matures.


                                      Borrower's Financial Condition Certificate
                                     XIII-3

                  3. The incurrence of the Obligations under the Credit Agreement and the incurrence of the other obligations contemplated by the Proposed Transactions will not leave Borrower with property remaining in its hands constituting "unreasonably small capital." In reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Borrower and its Subsidiaries in light of the Projected Financial Statements and available credit capacity.

                  4. To the best of my knowledge, Borrower has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

                  I understand that Administrative Agent and Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to Borrower pursuant to the Credit Agreement.

                  I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this _____ day of February, 2002.

                                         INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                         By: __________________________
                                              Its Authorized Signatory


                                      Borrower's Financial Condition Certificate
                                     XIII-4

                                   EXHIBIT XIV

                          [FORM OF] SUBSIDIARY GUARANTY

                  This SUBSIDIARY GUARANTY is entered into as of February __, 2002 by the undersigned (each a "GUARANTOR", and together with any future Subsidiaries executing this Guaranty, being collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the Lenders (as hereinafter defined) party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined), and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS.

                  A. Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), has entered into that certain Credit Agreement dated as of February __, 2002 with the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner (said Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                  B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all Obligations of Borrower under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

                  C. Guarantied Party, Lenders and each Hedge Provider for which Guarantied Party has received the notice required by Section 18 hereof are sometimes referred to herein as "BENEFICIARIES".

                  D. A portion of the proceeds of the Loans may be advanced to other Guarantors that are Subsidiaries of Borrower, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                  E. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Borrower's obligations thereunder be guarantied by Guarantors.


                                      XIV-1                  Subsidiary Guaranty

                  F. Guarantors are willing irrevocably and unconditionally to guaranty such Obligations of Borrower.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Hedge Providers to enter into the Lender Hedge Agreements, Guarantors hereby jointly and severally agree as follows:

                  1. GUARANTY. (a) In order to induce Lenders to extend credit to Borrower pursuant to the Credit Agreement and Hedge Providers to enter into the Lender Hedge Agreements, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes any and all Obligations of Borrower and all obligations of Borrower under Lender Hedge Agreements, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, the Lender Hedge Agreements, this Guaranty and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of Borrower or from time to time renew them after they have been satisfied.

                  Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.

                  Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guarantied Obligations.

                  In the event that all or any portion of the Guarantied Obligations is paid by Borrower, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise (and whether by litigation, demand, settlement or otherwise), and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations. All payments to be made hereunder shall be made in immediately available funds to Administrative Agent at Administrative Agent's Office.


                                      XIV-2                  Subsidiary Guaranty

                  Subject to the other provisions of this Section 1, upon the failure of Borrower to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

                  (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this
Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

                  (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

                  2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement or the occurrence of an early termination date or similar event under any Lender Hedge Agreements notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower under the Loan Documents or the Lender Hedge Agreements and the obligations of any other Guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Borrower or any


                                      XIV-3                  Subsidiary Guaranty
of such other Guarantors and whether or not Borrower is joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns, and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                  3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement, the Lender Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents or the Lender Hedge Agreements.

                  4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents, the Lender Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to


                                      XIV-4                  Subsidiary Guaranty
apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Borrower may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

                  5. WAIVERS. Each Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of default or early termination under any Lender Hedge Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in
Section 3 and 4 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                  6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations


                                      XIV-5                  Subsidiary Guaranty
hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Borrower, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

                  Any indebtedness of Borrower now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrower to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

                  7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights indemnification) required to be paid by Guarantors under the provisions of any other Loan Document.

                  8. FINANCIAL CONDITION OF BORROWER. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Borrower or any matter or fact relating to the business, operations or condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and the Lender Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.


                                      XIV-6                  Subsidiary Guaranty

                  9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrower as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

                  10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender shall have any Commitment or any Hedge Provider shall have any obligation under any Lender Hedge Agreement, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrower is to cause a Guarantor and such Subsidiaries to perform or observe.

                  11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

                  12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by Requisite Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale; PROVIDED that, if the sale of such stock constitutes an Asset Sale, as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the Net Cash Proceeds of such Asset Sale as required by the Credit Agreement.

                  13. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  14. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                  The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given


                                      XIV-7                  Subsidiary Guaranty
to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or Lender Hedge Agreements or any agreement between one or more Guarantors and one or more Beneficiaries or between Borrower and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                  In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

                  EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and


                                      XIV-8                  Subsidiary Guaranty
all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                  15. ADDITIONAL GUARANTORS. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Borrower may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

                  16. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

                  17. GUARANTIED PARTY AS AGENT.

            (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement.

            (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also


                                      XIV-9                  Subsidiary Guaranty
      constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                  18. NOTICE OF HEDGE AGREEMENTS. Guarantied Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Guarantied Party from Borrower, a Guarantor or the Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.

                      [Remainder of page intentionally left blank.]


                                      XIV-10                 Subsidiary Guaranty

                  IN WITNESS WHEREOF, each Guarantor and Guarantied Party, solely for the purposes of the waiver of the right to jury trial contained in
Section 14, have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              TECH-SYM CORPORATION


                              By: ______________________________________
                                          Its Authorized Signatory

                              Address: TECH-SYM CORPORATION
                                       c/o Integrated Defense Technologies, Inc.
                                       110 Wynn Drive
                                       Huntsville, Alabama 35805


                              PEI ELECTRONICS, INC.

                              By: ______________________________________
                                          Its Authorized Signatory

                              Address: PEI ELECTRONICS
                                       110 Wynn Drive
                                       Huntsville, Alabama 35805


                              SIERRATECH, INC.

                              By: ______________________________________
                                       Its Authorized Signatory

                              Address: SIERRATECH, INC.
                                       485 Cayuga Road
                                       Buffalo, New York 14225


                              METRIC SYSTEMS CORPORATION

                              By: ______________________________________
                                       Its Authorized Signatory

                              Address: METRIC SYSTEMS CORPORATION
                                       645 Anchors Street
                                       Fort Walton Beach, Florida 32548


                                      S-1                    Subsidiary Guaranty

                              ENTERPRISE ELECTRONICS CORPORATION

                              By: ______________________________________
                                       Its Authorized Signatory

                              Address: ENTERPRISE ELECTRONICS CORPORATION
                                       c/o Integrated Defense Technologies, Inc.
                                       110 Wynn Drive
                                       Huntsville, Alabama 35805


                              CONTINENTAL ELECTRONICS CORPORATION

                              By: ______________________________________
                                       Its Authorized Signatory

                              Address: CONTINENTAL ELECTRONICS CORPORATION
                                       c/o Integrated Defense Technologies, Inc.
                                       110 Wynn Drive
                                       Huntsville, Alabama 35805


                             T-S HOLDING CORPORATION

                              By: ______________________________________
                                       Its Authorized Signatory

                              Address: T-S HOLDNG CORPORATION
                                       c/o Integrated Defense Technologies, Inc.
                                       110 Wynn Drive
                                       Huntsville, Alabama 35805


                                      S-2                    Subsidiary Guaranty

ACKNOWLEDGED AND FOR PURPOSES
OF THE WAIVER OF JURY TRIAL SET
FORTH IN SECTION 14 ONLY, AGREED
AS OF THE DATE FIRST WRITTEN ABOVE

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:      _________________________________
         Name:  Cedric Henley
         Title:  Executive Director
         CIBC World Markets Corp., As AGENT


                                      S-3                    Subsidiary Guaranty

                                    EXHIBIT A

                 [FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

            This COUNTERPART (this "COUNTERPART"), dated _______, 20__, is delivered pursuant to Section 15 of the Guaranty referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Guaranty, dated as of February __, 2002 (as it may be from time to time amended, modified or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Canadian Imperial Bank of Commerce, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof.

      IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20__.

                                        [NAME OF ADDITIONAL GUARANTOR]

                                        By: ____________________________________

                                        [Title:________________________________]

                                        Address:      __________________________
                                                      __________________________
                                                      __________________________

                                   EXHIBIT XV

                          [FORM OF] SECURITY AGREEMENT

            This SECURITY AGREEMENT (this "AGREEMENT") is dated as of February __, 2002 and entered into by and among INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Borrower (each of such undersigned Subsidiaries being a "SUBSIDIARY GRANTOR" and collectively "SUBSIDIARY Grantors") and each ADDITIONAL GRANTOR that may become a party hereto after the date hereof in accordance with
Section 22 hereof (each of the Borrower, each Subsidiary Grantor, and each Additional Grantor being a "GRANTOR" and collectively the "GRANTORS") and Canadian Imperial Bank of Commerce, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Hedge Providers (as hereinafter defined).

                             PRELIMINARY STATEMENTS

            A. Pursuant to the Credit Agreement dated as of February __, 2002 (said Credit Agreement, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, the financial institutions listed therein as Lenders, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

            B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof, together with all Obligations of Borrower under the Credit Agreement and the other Loan Documents, be secured hereunder.

            C. Subsidiary Grantors have executed and delivered that certain Subsidiary Guaranty dated the date hereof (said Subsidiary Guaranty, as amended, to the date hereof, and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which each Subsidiary Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement


                                      XV-1                    Security Agreement
and all obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof.

            D. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Providers to enter into the Lender Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

            SECTION 1. GRANT OF SECURITY.

            Each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

            (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions being the "EQUIPMENT");

            (b) all inventory in all of its forms, including but not limited to
(i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods which are returned to or repossessed by such Grantor and all accessions thereto and products thereof (collectively the "INVENTORY") and all negotiable and non-negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

            (c) all accounts, contract rights, chattel paper, documents, instruments, general intangibles, letter of credit rights and other rights and obligations of any kind owned by or owing to such Grantor and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, documents, instruments, general intangibles, letter-of-credit rights or other rights and obligations (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "ACCOUNTS", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");


                                      XV-2                    Security Agreement

            (d) all other deposit accounts including the restricted deposit account established and maintained by Secured Party pursuant to Section 12 (the "COLLATERAL ACCOUNT"), together with (i) all amounts on deposit from time to time in such deposit accounts and (ii) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, "DEPOSIT ACCOUNTS");

            (e) the "SECURITIES COLLATERAL," which term means:

                  (i) all shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests now or hereafter owned by such Grantor in any Person, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Grantor, including those owned on the date hereof and described on Schedule 1(e)(i), and the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto (the "PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that if the issuer of any of such Pledged Shares is a controlled foreign corporation (used hereinafter as such term is defined in Section 975(a) or a successor provision of the Internal Revenue Code), the Pledged Shares shall not include any shares of stock of such issuer in excess of the number of shares of such issuer possessing up to but not exceeding 65% of the voting power of all classes of capital stock entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

                  (ii) all indebtedness from time to time owed to such Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, or by any obligor of which Grantor is a direct or indirect Subsidiary, including the indebtedness described on Schedule 1(e)(ii) and issued by the obligors named therein, and the instruments evidencing such indebtedness (the "PLEDGED DEBT"), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and

                  (iii) all other investment property of such Grantor;

            (f) the "INTELLECTUAL PROPERTY COLLATERAL", which term means:

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and


                                      XV-3                    Security Agreement
      applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule 1(f)(i), as the same may be amended pursuant hereto from time to time) (the "TRADEMARK REGISTRATIONS"), all common law and other rights in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill associated therewith (the "ASSOCIATED GOODWILL"):

                  (ii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule 1(f)(ii), as the same may be amended pursuant hereto from time to time), all rights corresponding thereto (including, without limitation, the right, exercisable only upon the occurrence and during the continuation of an Event of Default, to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Lenders), all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS") and the Associated Goodwill relating to the Patents; it being understood that the rights and interests included in the Intellectual Property Collateral hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                  (iii) all rights, title and interest (including rights acquired pursuant to a license or otherwise) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, layouts, trade dress, drawings, designs, writings, and formulas owned by such Grantor (including, without limitation, the works listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon by such Grantor in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on Schedule 1(f)(iii), as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but


                                      XV-4                    Security Agreement
      with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right to sue for past, present and future infringements of the Copyrights and Copyright Rights and all the Associated Goodwill relating to such Copyrights, Copyright Registrations, and Copyright Rights;

            (g) all information used or useful or arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information;

            (h) the agreements listed in Schedule 1(h), as each such agreement may be amended, restated, supplemented or otherwise modified from time to time (said agreements, as so amended, restated, supplemented or otherwise modified, being referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

            (i) to the extent not included in any other paragraph of this
Section 1, all other general intangibles, including without limitation tax refunds, payment intangibles, other rights to payment or performance, CHOSES IN ACTION and judgments taken on any rights or claims included in the Collateral);

            (j) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

            (k) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

            (l) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and to the extent not otherwise included, all payments under insurance


                                      XV-5                    Security Agreement

(whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Each item of Collateral listed in this Section 1 that is defined in Articles 8 or 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest range of assets, except for assets expressly excluded as set forth above.

            SECTION 2. SECURITY FOR OBLIGATIONS.

            This Agreement secures, and the Collateral assigned by each Grantor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of such Grantor. "SECURED OBLIGATIONS" means:

            (a) with respect to Borrower, all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and any Lender Hedge Agreement; and

            (b) with respect to each Subsidiary Grantor and Additional Grantor, all obligations and liabilities of every nature of such Grantors now or hereafter existing under or arising out of or in connection with any Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Borrower or any other Grantor, would accrue on such obligations, whether or not a claim is allowed against Borrower or such Grantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender or Hedge Provider as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement.

            SECTION 3. GRANTORS REMAIN LIABLE.

            Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this


                                      XV-6                    Security Agreement

Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            SECTION 4. REPRESENTATIONS AND WARRANTIES.

            Each Grantor represents and warrants as follows:

            (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement and for the security interest created by this Agreement, such Grantor owns the Collateral owned by such Grantor free and clear of any Lien other than the Permitted Encumbrances. Upon filing of the termination statements under the Existing Credit Agreement and except as expressly permitted by the Credit Agreement and such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

            (b) LOCATIONS OF EQUIPMENT AND INVENTORY. All of the Equipment and Inventory is, as of the date hereof, or in the case of each Additional Grantor, the date of the applicable counterpart entered into pursuant to Section 22 (each, a "COUNTERPART") located at the places specified in Schedule 4(b), except for Inventory which, in the ordinary course of business, is in transit either
(i) from a supplier to a Grantor, (ii) between the locations specified in
Schedule 4(b), or (ii) to customers of a Grantor.

            (c) NEGOTIABLE DOCUMENTS OF TITLE. No Negotiable Documents of Title are outstanding with respect to any of the Inventory.

            (d) OFFICE LOCATIONS, TYPE AND JURISDICTION OF ORGANIZATION. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts are, as of the date hereof, and have been for the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, located at the locations set forth on Schedule 4(d), and the type (i.e. corporation, limited partnership, etc.), jurisdiction of organization and organization number (provided by the relevant Government Authority of the jurisdiction of organization) are as listed on Schedule 4(d);

            (e) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the four month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed or the signature pages hereof.

            (f) DELIVERY OF CERTAIN COLLATERAL. All certificates or instruments (excluding checks) evidencing, comprising or representing the Collateral (including, without limitation, the


                                      XV-7                    Security Agreement

Securities Collateral) have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

            (g) SECURITIES COLLATERAL. (i) All of the Pledged Shares described on Schedule 1(e)(i) have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of any Liens in respect of their issuance; (ii) all of the Pledged Debt described on Schedule 1(e)(ii) has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default; (iii) the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof (subject to the proviso to Section 1(e)(i) with respect to shares of a foreign controlled corporation), and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares;
(iv) the Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (v) Schedule 1(e)(i) sets forth all of the Pledged Shares owned by each Grantor on the date hereof; and (vi) Schedule 1(e)(ii) sets forth all of the Pledged Debt in existence on the date hereof.

            (h) INTELLECTUAL PROPERTY COLLATERAL.

                  (i) a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in
      Schedule 1(f)(i);

                  (ii) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth in Schedule 1(f)(ii);

                  (iii) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth in Schedule 1(f)(iii);

                  (iv) after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable; and

                  (v) no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office.

            (i) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Hedge Providers hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. Upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 4(i), (ii) in the case of the Securities Collateral consisting of certificated securities or evidenced by instruments, delivery of the certificates representing such


                                      XV-8                    Security Agreement
certificated securities and delivery of such instruments to Secured Party, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the filing of a Grant of Trademark Security Interest, substantially in the form of
Exhibit I, and a Grant of Patent Security Interest, substantially in the form of
Exhibit II, with the United States Patent and Trademark Office or the filing of a Grant of Copyright Security Interest, substantially in the form of Exhibit III, with the United States Copyright Office (each such Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest being referred to herein as a "GRANT"), and (iv) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, the security interests in the Collateral granted to Secured Party for the ratable benefit of the Lenders and Hedge Providers will constitute perfected security interests therein prior to all other Liens (except for Permitted Encumbrances), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

            SECTION 5. FURTHER ASSURANCES.

            (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii)(A) execute and file such financing or continuation statements, or amendments thereto, (B) execute and deliver or cause to be executed and delivered, such agreements establishing that Secured Party has control of specified items of Collateral, (C) execute and file such assignments of security interests created pursuant to the Related Contracts and (D) deliver such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the


                                      XV-9                    Security Agreement
security interest created hereunder on such certificate of title, (vi) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (viii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, and (ix) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

            (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in substantially the form of
Exhibit IV (a "PLEDGE SUPPLEMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Upon each delivery of a Pledge Supplement to Secured Party, the representations and warranties contained in clauses (i)-(iv) of Section 4(g) hereof shall be deemed to have been made by such Grantor as to the Securities Collateral described in such Pledge Supplement as of the date thereof. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Shares or Pledged Debt of such Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of such Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

            (c) INTELLECTUAL PROPERTY COLLATERAL. Without limiting the generality of the foregoing Section 5(a), if any Grantor shall hereafter obtain rights to any new Intellectual Property Collateral or become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent or (ii) any Copyright Registration, application for Copyright Registration or renewals or extension of any Copyright, then in any such case, the provisions of this Agreement shall automatically apply thereto. Each Grantor shall promptly notify Secured Party in writing of any of the foregoing rights acquired by such Grantor after the date hereof that is necessary for or otherwise material to the conduct of the business of Borrower or any of its Subsidiaries and of (i) any Trademark Registrations issued or application for a Trademark Registration or application for a Patent made necessary for or otherwise material to the conduct of the business of Borrower or any of its Subsidiaries, and (ii) any material Copyright


                                      XV-10                   Security Agreement

Registrations issued or applications for Copyright Registration made, in any such case, after the date hereof. Promptly after the filing of an application for any (1) Trademark Registration; (2) Patent; or (3) Copyright Registration that is necessary for or otherwise material to the business of Borrower or any of its Subsidiaries, each Grantor shall execute and deliver to Secured Party and record in all places where a Grant is recorded an IP Supplement, substantially in the form of Exhibit V (an "IP SUPPLEMENT"), pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. Upon delivery to Secured Party of an IP Supplement, Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii) hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral included on Schedule A to such IP Supplement. Each Grantor hereby authorizes Secured Party to modify this Agreement without the signature or consent of any Grantor by attaching Schedules 1(f)(i), 1(f)(ii), and 1(f)(iii), as applicable, that have been modified to include such Intellectual Property Collateral or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which any Grantor no longer has or claims any right, title or interest; provided, the failure of any Grantor to execute an IP Supplement with respect to any additional Intellectual Property Collateral pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

            SECTION 6. CERTAIN COVENANTS OF GRANTORS.

            Each Grantor shall:

            (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (b) notify Secured Party of any change in such Grantor's name, identity or corporate structure within 15 days of such change and within 30 days of such change, take all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder;

            (c) give Secured Party 30 days' prior written notice of any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor, and within 30 days thereafter, take all action that may be necessary or desirable, or that Secured Party may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder;


                                     XV-11                    Security Agreement

            (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

            (e) except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

            SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND
INVENTORY.

            Each Grantor shall:

            (a) keep the Equipment and Inventory owned by such Grantor at the places therefor specified on Schedule 4(b) or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

            (b) cause the Equipment owned by such Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with such Grantor's past practices, and shall forthwith make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

            (c) keep correct and accurate records of Inventory owned by such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for such Inventory;

            (d) if any Inventory is in possession or control of any of such Grantor's agents or processors, if the aggregate book value of all such Inventory exceeds $150,000, and in any event upon the occurrence of an Event of Default (as defined in Section 16(a)), instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

            (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party;

            (f) each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement; and


                                     XV-12                    Security Agreement

            (g) upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $500,000 per occurrence) of any Equipment or Inventory, promptly deliver all insurance payments received in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 18.

            SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

            (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the locations therefor set forth on Schedule 4(d), or upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract and each assignment in favor of Secured Party of a security interest created pursuant to a Related Contract.

            (b) Each Grantor shall, for not less than three (3) years from the date on which each Account of such Grantor arose, maintain (i) complete records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

            (c) Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor


                                     XV-13                    Security Agreement
of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

            (d) Each Grantor shall maintain perfection of the security interests granted pursuant to the security agreements included within the Related Contracts. No Grantor shall terminate or release security interests granted to it pursuant to such security agreements.

            SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

            (a) DELIVERY. Each Grantor agrees that all certificates or instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations.

            (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting Person is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an issuer of Pledged Shares which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor; (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other equity interests or other securities of each issuer of Pledged Shares; (iv) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other equity interests of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor; provided, notwithstanding anything contained in this clause (iv) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; (v) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to such Grantor by any


                                     XV-14                    Security Agreement
obligor on the Pledged Debt; (vi) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to such Grantor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Grantor; (vii) promptly notify Secured Party of any event of which such Grantor becomes aware causing loss or depreciation in the value of the Securities Collateral; (viii) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; and (ix), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for the control, as that term is defined in the UCC, by Secured Party of all securities entitlements and securities accounts of such Grantor.

            (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and provided further, such Grantor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right (it being understood, however, that neither (A) the voting by such Grantor of any Pledged Shares for or such Grantor's consent to the election of directors or other members of a governing body of an issuer of Pledged Shares at a regularly scheduled annual or other meeting of stockholders or holders of equity interests or with respect to incidental matters at any such meeting, nor (B) such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party);
(ii) each Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, other distributions and interest paid in respect of the Securities Collateral; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral, shall be, and shall forthwith be delivered to Secured Party to hold as, Securities Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Securities Collateral in the same form as so received (with all necessary endorsements); and (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, dividend payment orders and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, distributions, principal or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.


                                     XV-15                    Security Agreement

            Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Secured Party to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights of such Grantor to receive the dividends, other distributions and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Securities Collateral such dividends, other distributions and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Securities Collateral in the same form as so received (with any necessary endorsements).

            In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including giving or withholding written consents of shareholders or other holders of equity interests, calling special meetings of shareholders or other holders of equity interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

            SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

            (a) Each Grantor shall:

                  (i) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business;

                  (ii) use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;


                                     XV-16                    Security Agreement

                  (iii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                  (iv) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral;

                  (v) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks; and

                  (vi) furnish to Secured Party from time to time at Secured Party's reasonable request statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral, all in reasonable detail.

            (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

            (c) Each Grantor shall have the duty, through counsel selected by Grantor and reasonably acceptable to Secured Party, to diligently prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedules 1(f)(i), 1(f)(ii) or 1(f)(iii), as applicable, that is pending as of the date of


                                     XV-17                    Security Agreement
this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral that necessary for or otherwise material to the conduct of the business of Borrower or any its Subsidiaries or any pending patent application or any Patent necessary for or otherwise material to the conduct of the business of Borrower or any of its Subsidiaries.

            (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at such Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

            (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent reasonably necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. In addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit such Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral


                                     XV-18                    Security Agreement

(or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to such Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at such Grantor's request and expense, with such Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

            SECTION 11. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

            (a) Each Grantor shall at its expense:

                  (i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

                  (ii) upon the reasonable request of Secured Party, furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

            (b) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall:

                  (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                  (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                  (iii) waive any default under or breach of the Assigned Agreements;

                  (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or


                                     XV-19                    Security Agreement

                  (v) take any other action in connection with the Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

            SECTION 12. COLLATERAL ACCOUNT.

            Secured Party is hereby authorized to establish and maintain at the Funding and Payment Office or the office of its designee as a blocked account in the name of Borrower or in such name as Secured Party may so designate and under the sole dominion and control of Secured Party, a restricted deposit account designated as "Integrated Defense Technologies, Inc. Collateral Account". All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of Secured Party hereunder, for the benefit of Lenders, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein, otherwise receive any funds deposited into the Collateral Account. Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of a Grantor) of immediately available funds, in each case addressed in accordance with instructions of Secured Party. Each Grantor shall, promptly after initiating a transfer of funds to the Collateral Account, give notice to Secured Party by telefacsimile of the date, amount and method of delivery of such deposit. Cash held by Secured Party in the Collateral Account shall not be invested by Secured Party but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement. To the extent permitted under Regulation Q of the Board of Governors of the Federal Reserve System, any cash held in the Collateral Account shall bear interest at the standard rate paid by Secured Party to its customers for deposits of like amounts and terms. Subject to Secured Party's rights hereunder, any interest earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in the Collateral Account.

            SECTION 13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

            Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance (including, without limitation, any claims thereunder) required to be maintained by such Grantor or paid to Secured Party pursuant to Section 7;


                                     XV-20                    Security Agreement

            (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

            (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

            (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement, including Permitted Encumbrances) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

            (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

            (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

            SECTION 14. SECURED PARTY MAY PERFORM.

            If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 19(b).

            SECTION 15. STANDARD OF CARE.

            The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised


                                     XV-21                    Security Agreement
reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

            SECTION 16. REMEDIES.

            (a) GENERALLY. If any Event of Default (as defined in the Credit Agreement) or the occurrence of an Early Termination Date (as defined in a Master Agreement in the form prepared by the International Swap and Derivatives Association, Inc. or a similar event under any similar swap agreement) under any Lender Hedge Agreement (either such occurrence being an "EVENT OF DEFAULT" for purposes of this Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender constituting a part of the Collateral and (vii) without notice to any Grantor, transfer to or to register in the name of Secured Party or any of its nominees any or all of the Securities Collateral. Secured Party or any Lender or Hedge Provider may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Hedge Providers (but not any Lender or Hedge Provider in its individual capacity unless Requisite Obligees (as defined in Section 21(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale


                                     XV-22                    Security Agreement
having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

            (b) SECURITIES COLLATERAL.

                  (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Secured Party by such Grantor pursuant hereto, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (ii) If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon


                                     XV-23                    Security Agreement
      request of Secured Party (which request may be made by Secured Party in its sole discretion), such Grantor will, at its own expense (A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
      (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Secured Party; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;
      (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section.

                  (iii) Without limiting the generality of subsections 10.2 and
      10.3 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, and each Lender and each Hedge Provider and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.


                                     XV-24                    Security Agreement

            (c) COLLATERAL ACCOUNT. If an Event of Default has occurred and is continuing and, in accordance with Section 8 of the Credit Agreement, Borrower is required to pay to Secured Party an amount (the "AGGREGATE AVAILABLE AMOUNT") equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding under the Credit Agreement, Borrower shall deliver funds in such an amount for deposit in the Collateral Account. If for any reason the aggregate amount delivered by Borrower for deposit in the Collateral Account as aforesaid is less than the Aggregate Available Amount, the aggregate amount so delivered by Borrower shall be apportioned among all outstanding Letters of Credit for purposes of this Section in accordance with the ratio of the maximum amount available for drawing under each such Letter of Credit (as to such Letter of Credit, the "MAXIMUM AVAILABLE AMOUNT") to the Aggregate Available Amount. Upon any drawing under any outstanding Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amounts described above, Secured Party shall apply such amounts to reimburse the Issuing Lender for the amount of such drawing. In the event of cancellation or expiration of any Letter of Credit in respect of which Borrower has deposited in the Collateral Account any amounts described above, or in the event of any reduction in the Maximum Available Amount under such Letter of Credit, Secured Party shall apply the amount then on deposit in the Collateral Account in respect of such Letter of Credit (less, in the case of such a reduction, the Maximum Available Amount under such Letter of Credit immediately after such reduction) first, to the payment of any amounts payable to Secured Party pursuant to Section 18 hereof, second, to the extent of any excess, to the cash collateralization pursuant to the terms of this Agreement of any outstanding Letters of Credit in respect of which Borrower has failed to pay all or a portion of the amounts described above (such cash collateralization to be apportioned among all such Letters of Credit in the manner described above), third, to the extent of any further excess, to the payment of any other outstanding Secured Obligations in such order as Secured Party shall elect, and fourth, to the extent of any further excess, to the payment to whomsoever shall be lawfully entitled to receive such funds.

            SECTION 17. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY
COLLATERAL.

            (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Sections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as


                                     XV-25                    Security Agreement
are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

            (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Encumbrances.

            SECTION 18. APPLICATION OF PROCEEDS.

            Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in the Credit Agreement.

            SECTION 19. INDEMNITY AND EXPENSES.

            (a) Grantors jointly and severally agree to indemnify Secured Party, each Lender and each Hedge Provider from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's or Hedge Provider's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.


                                     XV-26                    Security Agreement

            (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

            (c) The obligations of Grantors in this Section 19 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Lender Hedge Agreements, the Credit Agreement and the other Loan Documents and (ii), as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

            SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASE.

            (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), (A) but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise and (B) any Hedge Provider may assign or otherwise transfer any Lender Hedge Agreement to which it is a party to any other Person in accordance with the terms of such Lender Hedge Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Hedge Providers herein or otherwise.

            (b) Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, such Grantor shall deliver an Officer's Certificate (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, Secured Party shall, at such Grantor's expense, so long as Secured Party has no reason to believe that the Officer's Certificate delivered by such Grantor with respect to such sale is not true and correct, execute and deliver such


                                     XV-27                    Security Agreement
releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

            SECTION 21. SECURED PARTY AS AGENT.

            (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Hedge Providers. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including without limitation the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 16 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the cancellation or expiration of all Letters of Credit and the termination of the Commitments, (A) the holders of a majority of the aggregate notional amount under all Lender Hedge Agreements (including Lender Hedge Agreements that have been terminated) or (B) if all Lender Hedge Agreements have been terminated in accordance with their terms, the aggregate amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 21(a), each Hedge Provider, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedge Provider that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Hedge Providers in accordance with the terms of this Section 21(a).

            (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party,


                                     XV-28                    Security Agreement
the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            (c) Secured Party shall not be deemed to have any duty whatsoever with respect to any Hedge Provider until it shall have received written notice in form and substance satisfactory to Secured Party from a Grantor or the Hedge Provider as to the existence and terms of the applicable Lender Hedge Agreement.

            SECTION 22. ADDITIONAL GRANTORS.

            The initial Subsidiary Grantors hereunder shall be such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Borrower may become parties hereto as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a Counterpart substantially in the form of EXHIBIT VI annexed hereto. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

            SECTION 23. AMENDMENTS; ETC.

            No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; PROVIDED this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 22 and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 24. NOTICES.

            Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.


                                     XV-29                    Security Agreement

            SECTION 25. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 26. SEVERABILITY.

            In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 27. HEADINGS.

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 28. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement MUTATIS MUTANDIS.

            SECTION 29. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND


                                     XV-30                    Security Agreement

VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

            SECTION 30. WAIVER OF JURY TRIAL.

            GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 31. COUNTERPARTS.

            This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

            SECTION 32. SURETYSHIP WAIVERS BY GRANTORS, ETC.


                                     XV-31                    Security Agreement

            (a) Each Grantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Grantor agrees as follows: (i) Secured Party or any Lender or any Hedge Provider may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Grantor's liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guaranties of the Secured Obligations, or any other obligation of any Person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Secured Party or any Lender or any Hedge Provider in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Secured Party or Lenders or Hedge Providers, or any of them, may have against any such security, as Secured Party in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to Secured Party or Lenders or Hedge Providers, or any of them, under the Loan Documents and the Lender Hedge Agreements, at law or in equity; and (ii) this Agreement and the obligations of each Grantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Secured Obligations), including without limitation the occurrence of any of the following, whether or not such Grantor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Lender Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations, (C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though Secured Party or Lenders or Hedge Providers or any of them, might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which Borrower may allege or assert against Secured Party or any Lender or any Hedge Provider in respect of the Secured


                                     XV-32                    Security Agreement

Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Secured Obligations.

            (b) Each Grantor hereby waives, for the benefit of Lenders, Hedge Providers and Secured Party: (i) any right to require Secured Party or Lenders or Hedge Providers, as a condition of payment or performance by such Grantor, to
(A) proceed against Borrower, any guarantor of the Secured Obligations or any other Person, (B) proceed against or exhaust any other security held from Borrower, any guarantor of the Secured Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party or any Lender or any Hedge Provider in favor of Borrower or any other Person, or (D) pursue any other remedy in the power of Secured Party or any Lender or any Hedge Provider whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Secured Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon Secured Party's or any Lender's or any Hedge Provider's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Grantor's obligations hereunder, (B) the benefit of any statute of limitations affecting such Grantor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that Secured Party or any Lender or any Hedge Provider protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

            (c) Until the Secured Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Grantor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Grantor now has or may hereafter have against Borrower or any of its assets in connection with this Agreement or the performance by such Grantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that Grantor now has or may hereafter have against Borrower, (B) any right to enforce, or to participate in, any claim, right or remedy that Secured Party or any


                                     XV-33
                                                              Security Agreement

Lender or any Hedge Provider now has or may hereafter have against Borrower, and
(C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by Secured Party or any Lender or any Hedge Provider, and (ii) any right of contribution such Grantor may have against any guarantor of the Secured Obligations. Each Grantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Grantor may have against Borrower or against any other collateral or security, and any rights of contribution such Grantor may have against any such guarantor, shall be junior and subordinate to any rights Secured Party or Lenders or Hedge Providers may have against Borrower, to all right, title and interest Secured Party or Lenders or Hedge Providers may have in any such other collateral or security, and to any right Secured Party or Lenders or Hedge Providers may have against any such guarantor.

            (d) Lenders, Hedge Providers and Secured Party shall have no obligation to disclose or discuss with any Grantor their assessment, or such Grantor's assessment, of the financial condition of Borrower. Each Grantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents and Lender Hedge Agreements, and such Grantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Grantor hereby waives and relinquishes any duty on the part of Secured Party or any Lender or any Hedge Provider to disclose any matter, fact or thing relating to the business, operations or condition of Borrower now known or hereafter known by Secured Party or any Lender or any Hedge Provider.

                  [Remainder of page intentionally left blank]


                                     XV-34                    Security Agreement

            IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        TECH-SYM CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        PEI ELECTRONICS, INC.

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        SIERRA TECH, INC.

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        METRIC SYSTEMS CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        ENTERPRISE ELECTRONICS CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                      S-1                     Security Agreement

                                        CONTINENTAL ELECTRONICS CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        T-S HOLDING CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        CANADIAN IMPERIAL BANK OF COMMERCE, as
                                        Secured Party

                                        By: ____________________________________
                                        Name: Cedric Henley
                                              Executive Director
                                              CIBC World Markets Corp., As AGENT


                                      XV-2                    Security Agreement

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF TRADEMARK SECURITY INTEREST

            WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

            WHEREAS, Integrated Defense Technologies, Inc. ("BORROWER"), has entered into a Credit Agreement dated as of February __, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "Lenders"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and

            WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

            [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of February __, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof; and]

            WHEREAS, pursuant to the terms of a Security Agreement dated as of February __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Trademark Collateral;


                                      I-1                     Security Agreement

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located as security for the Secured Obligations (the "TRADEMARK COLLATERAL"):

            (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified in Schedule A) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications specifically identified in Schedule A) (the "TRADEMARK REGISTRATIONS"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries (the "TRADEMARK RIGHTS"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (the "ASSOCIATED GOODWILL"); and

            (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406 or 9-408 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Trademark Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

            Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby


                                      I-2                     Security Agreement
are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                                      I-3                     Security Agreement

      IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of February __, 2002.

                                        [NAME OF GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                      I-4                     Security Agreement

                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                   [FORM OF] GRANT OF PATENT SECURITY INTEREST

            WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

            WHEREAS, Integrated Defense Technologies, Inc. ("BORROWER"), has entered into a Credit Agreement dated as of February __, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and

            WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

            [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of February __, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof; and

            WHEREAS, pursuant to the terms of a Security Agreement dated as of February __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Patent Collateral, as security for the Secured Obligations;


                                      II-1                    Security Agreement

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

            (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications listed in SCHEDULE
      A), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); and

            (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Notwithstanding anything herein to the contrary, in no event shall the Patent Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406 or 9-408 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Patent Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.


                                      II-2                    Security Agreement

            Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]


                                      II-3                    Security Agreement

                  IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of February __, 2002.

                                        [NAME OF GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                       S-1                    Security Agreement

                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT

                 [FORM OF] GRANT OF COPYRIGHT SECURITY INTEREST

            WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

            WHEREAS, Integrated Defense Technologies, Inc. ("BORROWER"), has entered into a Credit Agreement dated as of February __, 2002 (said Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions named therein (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower; and

            WHEREAS, Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "LENDER HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Lender HEDGE Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS"); and

            [Insert if Grantor is a Subsidiary:] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of February __, 2002 (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders and any Hedge Providers, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrower under the Credit Agreement and the other Loan Documents and all obligations of Borrower under the Lender Hedge Agreements, including without limitation the obligation of Borrower to make payments thereunder in the event of early termination thereof; and

            WHEREAS, pursuant to the terms of a Security Agreement dated as of February __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has agreed to create in favor of Secured Party a secured and protected interest in, and Secured Party has agreed to become a secured creditor with respect to, the Copyright Collateral;


                                     III-1                    Security Agreement

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, as security for the Secured Obligations (the "COPYRIGHT COLLATERAL"):

            (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works listed on SCHEDULE A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations listed on SCHEDULE A, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

            (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            Notwithstanding anything herein to the contrary, in no event shall the Copyright Collateral include, and Grantor shall be not deemed to have granted a security interest in, any of Grantor's rights or interests in any license, contract or agreement to which Grantor is a party or


                                     III-2                    Security Agreement
any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406 or 9-408 of the UCC or any other applicable law (including the Bankruptcy
Code) or principles of equity); PROVIDED, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Copyright Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

            Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                  [Remainder of page intentionally left blank.]


                                     III-3                    Security Agreement

            IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of February ___, 2002.

                                        [NAME OF GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                       S-1                    Security Agreement

                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

            This Pledge Supplement, dated __________________, is delivered pursuant to the Security Agreement, dated February __, 2002 between Integrated Defense Technologies, Inc., a Delaware corporation ("GRANTOR"), the other Grantors named therein, and __________________ (as it may be from time to time amended, modified, restated or supplemented, the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

            Grantor hereby agrees that the [Pledged Shares] [Pledged Debt] listed on the schedule attached hereto shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

            IN WITNESS WHEREOF, Grantor has caused this Amendment to be duly executed and delivered by its duly authorized officer as of _______________.

                                        [NAME OF GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                      IV-5                    Security Agreement

                                                                    EXHIBIT V TO
                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

            This IP SUPPLEMENT, dated _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of February __, 2002 (as it may be from time to time amended, modified, restated or supplemented, the "SECURITY AGREEMENT"), among Integrated Defense Technologies, Inc., [Insert Name of Grantor], the other Grantors named therein, and Canadian Imperial Bank of Commerce, as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

            ["Grantor"] grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] listed on Schedule A attached hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

            IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ______________.

                                        [NAME OF GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                       V-1                    Security Agreement

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

            This COUNTERPART (this "COUNTERPART"), dated _______, 2002 is delivered pursuant to Section 22 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of February __, 2002 (as it may be from time to time amended, modified, restated or supplemented, the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Integrated Defense Technologies, Inc., the other Grantors named therein, and Canadian Imperial Bank of Commerce, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof. Without limiting the generality of the foregoing, the undersigned hereby:

            (i) authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;

            (ii) agrees that all Collateral of the undersigned, including the items of property described on the Schedules hereto, shall become part of the Collateral and shall secure all Secured Obligations; and

            (iii) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned.

                                        [NAME OF ADDITIONAL GRANTOR]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                      VI-1                    Security Agreement

                                   EXHIBIT XVI

                       FORM OF COLLATERAL ACCESS AGREEMENT
                     LANDLORD'S WAIVER AND CONSENT AGREEMENT

            This LANDLORD'S WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of February __, 2002 and entered into by _________________________, a ____________________ ("LANDLORD"), to and for the benefit of for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") for the lenders party from time to time to the Credit Agreement (defined below) and the Hedge Providers (as such term is defined in the Credit Agreement defined below) (all such lenders, together with their respective successors and assigns, and the Hedge Providers are collectively referred to as the "LENDERS"), having an address at 425 Lexington Avenue, New York, New York 10017.

                                 R E C I T A L S

            A. Integrated Defense Technologies, Inc., a Delaware corporation [or Subsidiary] (together with any successor or assign thereof, "TENANT"), has possession of and occupies all or a portion of the property described on EXHIBIT A annexed hereto (the "PREMISES").

            B. [Tenant's interest in the Premises arises under the lease agreement more particularly described on EXHIBIT B annexed hereto (the "LEASE"), pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.] [Landlord has granted to Tenant has the right to occupy the Premises.]

            C. Administrative Agent and Lenders have entered into that certain Credit Agreement dated as of February __, 2002 (said Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") with Tenant, and Tenant has executed a security agreement and other collateral documents in relation to the Credit Agreement.

            D. The extensions of credit made by Lenders to Tenant under the Credit Agreement will be secured, in part, by all raw materials, work-in-process and finished goods and other inventory of Tenant (including all inventory of Tenant now or hereafter located on the Premises (the "INVENTORY")) and all equipment, machinery and other goods used in Tenant's business (including all equipment of Tenant now or hereafter located on the Premises (the "EQUIPMENT" and, together with the Inventory, the "COLLATERAL")).

            E. Administrative Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord


                                     XVI-1                    Security Agreement
hereby represents and warrants to, and covenants and agrees with, Administrative Agent as follows:

            1. Landlord hereby (a) waives and releases unto Administrative Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1, shall be second and subordinate to the rights of Administrative Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

            2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on EXHIBIT B annexed hereto, (c) there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Administrative Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

            3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Administrative Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Administrative Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Administrative Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Administrative Agent in severing and/or removing the Collateral therefrom.

            4. Landlord agrees that it will not prevent Administrative Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the "LANDLORD'S NOTICE") to Administrative Agent to that effect. Within the 60 day period after Administrative Agent receives the Landlord's Notice, Administrative Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 60 day period, Landlord will not remove the Collateral from the Premises nor interfere with Administrative Agent's actions in removing the Collateral from the Premises or Administrative Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Administrative Agent shall at no time have any obligation to remove the Collateral from the Premises.


                                     XVI-2                    Security Agreement

            5. Landlord shall send to Administrative Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. No such notice from Landlord to Tenant shall be effective with respect to Administrative Agent unless and until Landlord gives to Administrative Agent a copy of its notice to Tenant. In addition, Landlord shall send to Administrative Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Tenant's rights in, or possession of, the Premises.

            6. Administrative Agent has the right, but not the obligation, to cure any such default on behalf of Tenant. If Tenant defaults under any of the provisions of the Lease, Administrative Agent shall have the same cure period, if any, given to Tenant for remedying such default or causing it to be remedied, plus, (i) in the event of a monetary default, an additional period of thirty days, and (ii) in the event of a non-monetary default, an additional period of sixty days, after the expiration of the cure period contained in the Lease and after Landlord has served notice of such default upon Administrative Agent. With respect to non-monetary defaults only, the 60-day additional cure period will be extended for so long as Administrative Agent is diligently attempting to cure the default. If Tenant is in bankruptcy and Administrative Agent is not permitted under the United States Bankruptcy Code to exercise its remedies under the Credit Agreement or any loan document executed in connection therewith, Administrative Agent will be deemed to have commenced the exercise of its remedies if Administrative Agent notifies Landlord in writing of its intent to exercise its remedies and thereafter takes such steps as are reasonably necessary to obtain the approval of the United States Bankruptcy Court for Administrative Agent's exercise of its remedies. No payments made or obligations performed by Administrative Agent pursuant to this SECTION 6 shall be deemed to be Administrative Agent's assumption of Tenant's obligations under the Lease. Landlord shall accept such performance on the part of Administrative Agent as though the same had been performed by Tenant; and for such purpose Landlord consents to, and Tenant hereby irrevocably authorizes, Administrative Agent to enter upon the Premises and to exercise any of Tenant's rights and powers under the Lease

            7. All notices to Administrative Agent under this Agreement shall be in writing and sent to Administrative Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service. All notices to Landlord shall be in writing and sent to Landlord at its address set forth on the signature page hereof by telefacsimile, by United States Mail, or by overnight delivery service.

            8. The provisions of this Agreement shall continue in effect until Landlord shall have received Administrative Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

            9. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York without regard to conflicts of laws principles.

            10. This Agreement is binding upon Landlord, its successors and assigns, and inures to the benefit of the Administrative Agent, the Lenders and their respective principals,


                                     XVI-3                    Security Agreement
successors, heirs, administrators and assigns. Landlord shall notify all successor owners, assignees and mortgagees of Landlord's interest of the existence and terms of this Agreement.

            11. This Agreement may be executed in counterparts, each of which is deemed an original and all of which, when taken together, constitute the same instrument.

                    [Signatures continued on following page]


                                     XVI-4                    Security Agreement

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                        [NAME OF LANDLORD]

                                        By: ____________________________________
                                              Name:
                                              Title:
                                        Notice Address:
                                        ________________________________________
                                        ________________________________________
                                        ________________________________________
                                        Telephone: _____________________________
                                        Facsimile: _____________________________

      [Signatures continued on following page]


                                     XVI-5

      By its acceptance hereof, as of the day and year first set forth above, Administrative Agent agrees to be bound by the provisions hereof.

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent


By:_____________________________________
     Cedric Henley
     Executive Director of CIBC World Markets Corp.,
     as AGENT

   Notice Address: CIBC World Markets Corp.
                   425 Lexington Avenue
                   New York, New York 10017
                   Attn: Agency Services (IDT)
                   Telephone: 212-885-4400
                   Facsimile: 212-885-4990


                                     XVI-6

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PREMISES


                                     XVI-7

                                    EXHIBIT B

                              DESCRIPTION OF LEASE


                                     XVI-8

                                  EXHIBIT XVII

                                FORM OF MORTGAGE

             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

                                   BY AND FROM

                     ___________________________, "GRANTOR"

                                       TO

                          [NAME OF TRUSTEE], "TRUSTEE"

                               FOR THE BENEFIT OF

                       CANADIAN IMPERIAL BANK OF COMMERCE,
             IN ITS CAPACITY AS ADMINISTRATIVE AGENT, "BENEFICIARY"

                          DATED AS OF __________, 2002

                        LOCATION:
                        MUNICIPALITY:
                        COUNTY:
                        STATE:

           THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING
            TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN

                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                              O'MELVENY & MYERS LLP
                              400 SOUTH HOPE STREET
                       LOS ANGELES, CALIFORNIA 90071-2899
                           ATTENTION: CHRISTINE H. SUH
                                FILE #133,020-071


                                      XVII                              Mortgage

             DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                     AND LEASES AND FIXTURE FILING ([STATE])

            THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING ([STATE]) (this "DEED OF TRUST") is dated as of __________, 2002 by and from ___________________________, a
______________________ ("GRANTOR"), whose address is , to [Trustee Name] ("TRUSTEE") for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") for the lenders party from time to time to the Credit Agreement (defined below) and the Hedge Providers (defined below) (all such lenders, together with their respective successors and assigns, and the Hedge Providers are collectively referred to as the "LENDERS"), having an address at 425 Lexington Avenue, New York, New York 10017 (Administrative Agent, together with its successors and assigns, "BENEFICIARY").

                                    RECITALS

            A. Administrative Agent and the Lenders have entered into a Credit Agreement dated as of February __, 2002, with Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER") pursuant to which Administrative Agent and the Lenders have made certain commitments, subject to the terms and conditions set forth therein, to extend certain credit facilities to the Borrower (said Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Initially capitalized terms used in this Deed of Trust without definition are defined in the Credit Agreement.

            B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders (in such capacity, collectively, the "HEDGE PROVIDERS") at the time such Hedge Agreements are entered into in accordance with the terms of the Credit Agreement.

            C. [Grantor has executed and delivered that certain Subsidiary Guaranty dated of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "SUBSIDIARY GUARANTY") in favor of Beneficiary and the Lenders, pursuant to which Grantor has guaranteed the prompt payment and performance when due of all of the obligations of Borrower under the Credit Agreement and other Loan Documents to which it is a party and the obligations of Borrower under the Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof.](1)

            D. Pursuant to the Credit Agreement, in order to induce Administrative Agent and the Lenders to make Loans and other extensions of credit under the Credit Agreement and Hedge Providers to enter into the Hedge Agreements, Grantor has agreed to execute and deliver this Deed of Trust.

----------

(1)   To be modified if the Grantor is Borrower.


                                     XVII-1                             Mortgage

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

            (a) "INDEBTEDNESS": (1) All indebtedness of Borrower to Beneficiary and the Lenders, the full and prompt payment of which has been guaranteed by Grantor 1 pursuant to the Subsidiary Guaranty, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents and the Hedge Agreements, and (b) principal, interest and other amounts which may hereafter be loaned by Beneficiary or any of the Lenders under or in connection with the Credit Agreement, any of the other Loan Documents or the Hedge Agreements, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Grantor to Beneficiary or any of the Lenders under documents which recite that they are intended to be secured by this Deed of Trust. The Credit Agreement contains a revolving credit facility which permits Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures all of Grantor's obligations with respect to advances and re-advances under the revolving credit feature of the Credit Agreement.

            (b) "MORTGAGED PROPERTY": All of Grantor's right, title and interest in and to the following: (1) [the fee interest in the real property described on EXHIBIT A] [the leasehold interest in the real property described in EXHIBIT A created by the Subject Lease (hereafter defined) together with any greater estate therein as hereafter may be acquired by Grantor] (the "LAND") together with all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing and all interests now or in the future arising in respect of, benefiting or otherwise relating to the Land, including, without limitation, easements, rights-of-way and development rights, including all right, title and interest now owned or hereafter acquired by Grantor in and to any land lying within the right of way of any street, open or proposed, adjoining the Land, and any and all sidewalks, alleys, driveways, and strips and gores of land adjacent to or used in connection with the Land (which, together with the Land, are collectively referred to as the "REAL PROPERTY"); (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"); (3) all fixtures, machinery, appliances, goods, building or other materials, equipment, including all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, sewage, fuel or refrigeration, or for ventilating or sanitary purposes, the exclusion of vermin or insects, or the removal of dust, refuse or garbage, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and improvements and a part of the real property hereby encumbered (the "FIXTURES") (the Real Property, Improvements and Fixtures are collectively referred to as the "PREMISES"); (4) all personal property, goods, equipment and supplies used in the commercial operations on the Premises, including communication systems, visual and electronic surveillance systems and transportation systems and all other personal property of any kind or character, including such items of personal property as defined in the


                                     XVII-2                             Mortgage

UCC (defined below), now or hereafter owned or leased by Grantor or in which Grantor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Premises, and all extensions, additions, accessions, improvements, betterments, renewals, and including everything in CLAUSE (3) not permitted to be deemed fixtures and improvements, substitutions, and replacements to any of the foregoing (the "PERSONALTY"); (5) all reserves, escrows or impounds required under the Credit Agreement or other Loan Documents and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the "DEPOSIT ACCOUNTS"); (6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"); (7) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"); (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"); (9) all property tax refunds (the "TAX REFUNDS"); (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "PROCEEDS"); (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the "INSURANCE"); and (12) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Premises or Personalty (the "CONDEMNATION AWARDS"). As used in this Deed of Trust, the term "Mortgaged Property" means all or, where the context permits or requires, any portion of the above or any interest therein.

            (c) "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Grantor under the Subsidiary Guaranty and the other Loan Documents to which it is a party.(1)

            (d) "SUBJECT LEASE": All of the leases described on EXHIBIT B attached hereto and incorporated herein by this reference.(2)

            (e) "UCC": The Uniform Commercial Code in the State of New York, except to the extent that the provisions of Section 9-301 or any other section of the Uniform Commercial Code in the State of New York mandate that the Uniform Commercial Code of another state be applied, in which event (and to such extent), the term "UCC" means the UCC (as defined in the Credit Agreement) in effect in that state.

----------

(2)   This will be deleted for Fee Mortgages.


                                     XVII-3                             Mortgage

                                    ARTICLE 2
                                      GRANT

            SECTION 2.1. GRANT. To secure the full and timely payment and performance of the Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property, IN TRUST, WITH POWER OF SALE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee.

                                    ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

            Grantor warrants, represents and covenants to Beneficiary and Lenders as follows:

            SECTION 3.1. TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT. Grantor has (i) good, sufficient and legal title to the Premises;
(ii) valid leasehold interests in the Subject Lease and in any leasehold interest in the Personalty; and (iii) good title to all Personalty and to all other Mortgaged Property free and clear of any Liens except for the Permitted Encumbrances. This Deed of Trust creates valid, enforceable First Priority Liens and security interests against the Mortgaged Property.

            SECTION 3.2. FIRST LIEN STATUS. Grantor shall preserve and protect the First Priority Lien and security interest status of this Deed of Trust and the other Loan Documents. If any Lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such Lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

            SECTION 3.3. PAYMENT AND PERFORMANCE. Grantor shall pay and perform the Obligations in full when they are required to be paid and performed.

            SECTION 3.4. REPLACEMENT OF FIXTURES AND PERSONALTY. Except for the sale of Inventory in the ordinary course of business and sales permitted pursuant to subsection 7.7 of the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty owned or leased by Grantor to be removed at any time from the Real Property or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is permitted to be removed by the Credit Agreement.

            SECTION 3.5. INSPECTIONS. Grantor shall permit any authorized representatives designated by Beneficiary to visit and inspect any of the Mortgaged Property and to conduct audits in accordance with the terms of subsections 6.5 and 6.7 of the Credit Agreement, all upon


                                     XVII-4                             Mortgage
reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            SECTION 3.6. OTHER COVENANTS. All of the covenants of Borrower to the extent applicable to the Mortgaged Property in the Credit Agreement are incorporated herein by this reference and are hereby made by Grantor with respect to the Mortgaged Property. Such covenants, together with covenants in this ARTICLE 3, are covenants running with the land.

            SECTION 3.7. CONDEMNATION AWARDS AND INSURANCE PROCEEDS.

            (a) CONDEMNATION AWARDS. Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor in accordance with the terms of the Credit Agreement.

            (b) INSURANCE PROCEEDS. Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. To the extent provided for in the Credit Agreement, Grantor authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

            SECTION 3.8. OTHER PROPERTY RIGHTS. All easements, leasehold, and other property interests, all utility and other services (including gas, electrical, telephone, water and sewage services and facilities), means of transportation, facilities, other materials and other rights that are reasonably necessary for the operation of the Mortgaged Property in accordance with applicable requirements of law have been procured or are commercially available to the Mortgaged Property at commercially reasonable rates and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities, materials, and rights. The Land is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws. No subdivision or other approval is necessary with respect to the Premises in order for Grantor to mortgage, convey, or otherwise deal with the Premises as a separate lot or parcel.

            SECTION 3.9. PEACEABLE POSSESSION. Grantor's possession of the Mortgaged Property has been peaceable and undisturbed and, to Grantor's actual knowledge, the title thereto has never been disputed or questioned, and the Grantor does not know of any facts by reason of which any adverse claim to any part of the Mortgaged Property or to any undivided interest therein might be set up or made.

            SECTION 3.10. TAXES.

            (a) Grantor shall pay, when due and prior to delinquency, all Taxes imposed or levied by any Government Authority which create a Lien upon the Mortgaged Property or any part thereof (all of which Taxes are hereinafter referred to as "IMPOSITIONS"). If by law any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Grantor may


                                     XVII-5                             Mortgage
pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. If at any time after the date hereof there shall be assessed or imposed a license fee, tax or assessment on Beneficiary which is measured by or based in whole or in part upon the amount of the outstanding Obligations, then all such Taxes shall be deemed to be included within the term "Impositions" as defined herein, and Grantor shall pay and discharge the same as herein provided with respect to the payment of Impositions, or, if Grantor shall not be permitted by law to pay and discharge such Imposition either directly or indirectly, then, at the option of Beneficiary, all obligations secured hereby, together with all interest thereon, shall become immediately due and payable.

            (b) Subject to the provisions of SECTION 3.10(c), upon Beneficiary's request, Grantor shall furnish to Beneficiary within 30 days after the date upon which any Imposition is due and payable, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

            (c) Grantor has the right, before any delinquency occurs, to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving, modifying or postponing Grantor's obligation to pay any such Imposition at the time and in the manner provided herein, unless (i) Grantor has demonstrated to Beneficiary's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to a final determination of such proceedings; or (ii) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP or by the appropriate taxing authority shall have been provided.

            SECTION 3.11. UTILITIES. Grantor shall pay, when due, all utility charges incurred by Grantor for the benefit of the Mortgaged Property, or which may become a charge or Lien against the Mortgaged Property, for gas, electricity, water, sewer and all other utility services furnished to the Mortgaged Property, and all other assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are Liens thereon.

            SECTION 3.12. MAINTENANCE OF MORTGAGED PROPERTY. Grantor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all Mortgaged Property and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.


                                     XVII-6                             Mortgage

                                    ARTICLE 4
                             LEASEHOLD PROVISIONS(3)

            SECTION 4.1. REPRESENTATIONS; WARRANTIES; COVENANTS. Grantor hereby represents, warrants and covenants that:

            (a) (1) The Subject Lease is unmodified and in full force and effect, (2) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (3) Grantor enjoys the quiet and peaceful possession of the property demised thereby, (4) to the best of its knowledge, Grantor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (5) to the best of Grantor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

            (b) Grantor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Grantor as lessee under the Subject Lease;

            (c) Grantor shall notify Beneficiary in writing of any material default by Grantor in the performance or observance of any material terms, covenants or conditions on the part of Grantor to be performed or observed under the Subject Lease within three (3) days after Grantor knows of such default;

            (d) Grantor shall, immediately upon receipt thereof, deliver a copy of each material notice given to Grantor by the lessor pursuant to the Subject Lease and promptly notify Beneficiary in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder;

            (e) Unless required under the terms of the Subject Lease, Grantor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Beneficiary's written consent shall be void; and

            (f) Grantor shall, within twenty (20) days after written request from Beneficiary, use its best efforts to obtain from the lessor and deliver to Beneficiary a certificate setting forth the name of the tenant thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Grantor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Beneficiary.

----------

(3)   Deleted for Fee Mortgages


                                     XVII-7                             Mortgage

            SECTION 4.2. NO MERGER. So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to the Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Grantor, or in a third party, by purchase or otherwise. If Grantor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the Lien of this Deed of Trust shall attach to, cover and be a Lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Grantor agrees to execute all instruments and documents that Beneficiary or Trustee may reasonably require to ratify, confirm and further evidence the Lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, following an Event of Default, all such instruments and documents in the name and on behalf of Grantor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

            SECTION 4.3. BENEFICIARY AS LESSEE. If the Subject Lease is terminated prior to the natural expiration of its term due to default by Grantor or any tenant thereunder, and if Beneficiary or its designee acquires from the lessor a new lease of the premises, Grantor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

            SECTION 4.4. NO ASSIGNMENT. If this Deed of Trust constitutes a prohibited collateral assignment of the Subject Lease under the terms of the Subject Lease, then the assignment of the Subject Lease in this Deed of Trust will be deemed conditioned upon the receipt of any consent expressly required under the Subject Lease and Beneficiary and Lenders have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary and Lenders will be liable for the obligations of the tenant arising out of the Subject Lease for only that period of time for which Beneficiary or Lenders are in possession of the Premises or have acquired, by foreclosure or otherwise, and are holding all of Grantor's right, title and interest therein.

                                    ARTICLE 5
                             DEFAULT AND FORECLOSURE

            SECTION 5.1. REMEDIES. If an Event of Default exists, Beneficiary may, at Beneficiary's election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

            (a) ACCELERATION. Declare the Indebtedness and/or Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

            (b) ENTRY ON MORTGAGED PROPERTY. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default


                                     XVII-8                             Mortgage
and without Beneficiary's prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

            (c) OPERATION OF MORTGAGED PROPERTY. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of SECTION 5.7.

            (d) FORECLOSURE AND SALE. Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels as Beneficiary may determine. With respect to any notices required or permitted under the UCC, Grantor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be paid to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

            (e) RECEIVER. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of SECTION 5.7.

            (f) OTHER. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

            SECTION 5.2. SEPARATE SALES. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

            SECTION 5.3. REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary, Trustee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against


                                     XVII-9                             Mortgage

Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, Trustee or the Lenders, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary, Trustee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

            SECTION 5.4. RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior Lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

            SECTION 5.5. WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Trustee, Beneficiary or the Lenders to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

            SECTION 5.6. DISCONTINUANCE OF PROCEEDINGS. If Beneficiary, Trustee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary, Trustee, or the Lenders, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary, Trustee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary, Trustee, and the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary, Trustee, or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

            SECTION 5.7. APPLICATION OF PROCEEDS. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary, Trustee, or the Lenders (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

            (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee's and receiver's fees and expenses, including the


                                    XVII-10                             Mortgage
repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

            (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Beneficiary in its sole discretion may determine; and

            (c) the balance, if any, to the payment of the Persons legally entitled thereto.

            SECTION 5.8. OCCUPANCY AFTER FORECLOSURE. Any sale of the Mortgaged Property or any part thereof in accordance with SECTION 5.1(d) will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

            SECTION 5.9. ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF ENFORCEMENT.

            (a) If any Event of Default exists, Beneficiary and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary or any Lender under this SECTION 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

            (b) Grantor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

            SECTION 5.10. NO MORTGAGEE IN POSSESSION. Neither the enforcement of any of the remedies under this ARTICLE 5, the assignment of the Rents and Leases under ARTICLE 6, the security interests under ARTICLE 7, nor any other remedies afforded to Beneficiary or the Lenders under the Loan Documents, at law or in equity shall cause Beneficiary, Trustee, or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary, Trustee, or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

            SECTION 5.11. ACTIONS BY BENEFICIARY TO PRESERVE THE MORTGAGED PROPERTY. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, in its sole


                                    XVII-11                             Mortgage
and absolute discretion, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may make any payment Grantor failed to make or do any act Grantor failed to perform in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting Beneficiary's general powers), Beneficiary shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Mortgaged Property;
(ii) to make additions, alterations, repairs and Improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iii) to appear and participate in any action or proceeding which affects or may affect the security hereof or the rights or powers of Beneficiary; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, Lien or debt which, in Beneficiary's judgment, may affect or appear to affect the security of this Deed of Trust; and (v) in exercising such powers, to employ counsel or other necessary or desirable experts or consultants. Grantor shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including cost of evidence of title, court costs, appraisals, surveys, and reasonable attorneys' fees, together with interest thereon from the date incurred at the interest rate then in effect under any Note. All such costs and expenses together with interest thereon shall be secured by this Deed of Trust.

            SECTION 5.12. DUE ON SALE. In order to induce Beneficiary and Lenders to make the Loans and other extensions of credit under the Credit Agreement and the Hedge Providers to enter into the Hedge Agreement, Grantor agrees that, except as otherwise expressly permitted pursuant to subsection 7.7 of the Credit Agreement, in the event of any "TRANSFER" of the Mortgaged Property without the prior written consent of Beneficiary, Beneficiary has the absolute right at its option, without prior demand or notice, to declare all sums secured by this Deed of Trust immediately due and payable. Consent to one such transaction will not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent is given, any such transfer will be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption will not, however, release Grantor, Borrower or any maker or guarantor of the Obligations from any liability thereunder without the prior written consent of Beneficiary and Lenders. As used herein, "TRANSFER" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Mortgaged Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Mortgaged Property, or the lease of all or substantially all of the Mortgaged Property. The term "TRANSFER" also includes a Change in Control in Borrower or Grantor.

                                    ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

            SECTION 6.1. ASSIGNMENT. In furtherance of and in addition to the assignment made by Grantor in SECTION 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is


                                    XVII-12                             Mortgage
an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice to Grantor by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor to the extent permitted by applicable law).

            SECTION 6.2. PERFECTION UPON RECORDATION. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee's and Beneficiary's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Grantor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

            SECTION 6.3. BANKRUPTCY PROVISIONS. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

            SECTION 6.4. NO MERGER OF ESTATES. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

                                    ARTICLE 7
                               SECURITY AGREEMENT

            SECTION 7.1. SECURITY INTEREST. This Deed of Trust constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Mortgaged Property. To this end, Grantor grants to Beneficiary a first and prior security interest in the Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such


                                    XVII-13                             Mortgage
property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Mortgaged Property which is personal property sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

            SECTION 7.2. FINANCING STATEMENTS. Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor's chief executive office is at the address set forth in the first paragraph of this Deed of Trust.

            SECTION 7.3. FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

                                    ARTICLE 8
                             CONCERNING THE TRUSTEE

            SECTION 8.1. CERTAIN RIGHTS. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting any personal liability of any person for payment or performance of the Obligations or the effect of this Deed of Trust upon the remainder of the Mortgaged Property, Trustee may (i) reconvey any part of the Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof by Grantor, (iii) join in granting any easement thereon by Grantor, or (iv) join in any extension agreement or any agreement subordinating the Lien of charge hereof. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties [and to reasonable compensation for Trustee's services hereunder as shall be rendered]. Grantor shall, from time to time, reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by it in the performance of its duties, including those arising from joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee's gross negligence or willful misconduct. Grantor's obligations under this SECTION 8.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

            SECTION 8.2. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.


                                    XVII-14                             Mortgage

            SECTION 8.3. SUCCESSOR TRUSTEES. If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action. Trustee shall be deemed to have accepted appointment of this instrument when this instrument is recorded, and any successor shall be deemed to have accepted appointment when the notice of substitution is recorded. Without limitation of the foregoing, Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, recorded in the county in which the Mortgaged Property is located or by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the predecessor Trustee, succeed to all title, estate, rights, powers and duties of such predecessor.

            SECTION 8.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

            SECTION 8.5. TRUSTEE LIABILITY. In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

                                    ARTICLE 9
                                  MISCELLANEOUS

            SECTION 9.1. NOTICES. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 24 of the Security Agreement.

            SECTION 9.2. COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Grantor" shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

            SECTION 9.3. ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect


                                    XVII-15                             Mortgage

Beneficiary's interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this SECTION 9.3.

            SECTION 9.4. SUCCESSORS AND ASSIGNS. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, Trustee, Grantor and the Lenders and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

            SECTION 9.5. NO WAIVER. Any failure by Beneficiary, Trustee or the Lenders to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, Trustee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

            SECTION 9.6. CREDIT AGREEMENT. If any irreconcilable conflict exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern. If any irreconcilable conflict exists between the security agreement with respect to personal property contained in this Deed of Trust and the Security Agreement, the Security Agreement shall govern.

            SECTION 9.7. RELEASE OR RECONVEYANCE. Upon payment in full of the Indebtedness, performance in full of the Obligations, termination or expiration of the Commitments and cancellation or expiration of the Letters of Credit, or upon a sale or other disposition of the Mortgaged Property permitted by the Credit Agreement, Beneficiary, at Grantor's expense, shall release the Liens and security interests created by this Deed of Trust or reconvey the Mortgaged Property to Grantor.

            SECTION 9.8. WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness or Obligations secured hereby, or any


                                    XVII-16                             Mortgage
agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary, Trustee or the Lenders.

            SECTION 9.9. APPLICABLE LAW. The provisions of this Deed of Trust regarding the creation, perfection and enforcement of the Liens and security interests herein granted with respect to the Premises shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. The provisions of this Deed of Trust regarding the perfection of the Liens with respect to the Personalty and any other personal property shall be governed by the UCC. All other provisions of this Deed of Trust shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles.

            SECTION 9.10. HEADINGS. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

            SECTION 9.11. INTENTIONALLY OMITTED.

            SECTION 9.12. BENEFICIARY AS ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENTS.

            (a) Beneficiary has been appointed to act as Administrative Agent hereunder by the Lenders. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Beneficiary and the Lenders (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "AGENCY DOCUMENTS") and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Beneficiary, without inquiry into the existence of required consents or approvals of the Lenders therefor.

            (b) Beneficiary shall at all times be the same Person that is Administrative Agent under the Agency Documents. Written notice of resignation by Administrative Agent pursuant to the Agency Documents shall also constitute notice of resignation as Beneficiary under this Deed of Trust. Removal of Administrative Agent pursuant to any provision of the Agency Documents shall also constitute removal as Beneficiary under this Deed of Trust. Appointment of a successor Administrative Agent pursuant to the Agency Documents shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent under the Agency Documents, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary shall promptly (i) assign and transfer to such successor Beneficiary all of its right, title and interest in and to this Deed of Trust and the Mortgaged Property, and (ii) execute and deliver to such successor Beneficiary such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the Liens and


                                    XVII-17                             Mortgage
security interests created under this Deed of Trust. After any retired or removed Administrative Agent's resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions take or omitted to be taken by it under this Deed of Trust while it was the Beneficiary hereunder.

            SECTION 9.13. SEVERABILITY. If any provision of this Deed of Trust is or becomes invalid, illegal or unenforceable, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Deed of Trust shall remain in full force and effect.

                                   ARTICLE 10
                              LOCAL LAW PROVISIONS

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]


                                    XVII-18                             Mortgage

      IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

      GRANTOR:                          _______________________________________,
                                        a _____________________________________


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________


                                    XVII-19                             Mortgage

State of ______________             )
                                    ) ss.
County of _____________             )

On ____________________, before me, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

[SEAL]


                                        ________________________________________
My Commission expires:                  Notary Public

______________________


                                      N-1                               Mortgage

                                  EXHIBIT XVIII

                   [FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT]

                        ENVIRONMENTAL INDEMNITY AGREEMENT

            THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") is entered into as of February __, 2002, by INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("BORROWER"), each of THE SUBSIDIARIES of Borrower listed on the signature pages attached hereto (each, a "SUBSIDIARY INDEMNITOR" and collectively, the "SUBSIDIARY INDEMNITORS") (Borrower and each Subsidiary Indemnitor is referred to as an "INDEMNITOR" and collectively as the "INDEMNITORS") to and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, as Administrative Agent ("ADMINISTRATIVE AGENT") for and representative of the financial institutions ("LENDERS") that are party to the Credit Agreement referred to below and any Hedge Providers (as defined below), and each of their respective successors, assigns and participants, and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing including any Person that holds or that may hereafter acquire all or any part of the Facilities (as such term is defined in the Credit Agreement) or any interest or estate therein by purchasing any of the Facilities at a foreclosure sale or trustee's sale or by acceptance of a deed in lieu of foreclosure (each of which are referred to hereinafter individually as an "INDEMNITEE" and collectively as the "INDEMNITEES"). Initially capitalized terms used in this Agreement without definition are defined in that certain Credit Agreement dated of even date herewith (the "CREDIT AGREEMENT") by and among the Borrower, Lenders and Administrative Agent.

                                 R E C I T A L S

            A. Pursuant to the Credit Agreement, Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

            B. Borrower may from time to time enter, or may from time to time have entered, into one or more Hedge Agreements (collectively, the "HEDGE AGREEMENTS") with one or more Persons that are Lenders or Affiliates of Lenders at the time such Hedge Agreements are entered into (in such capacity, collectively, "HEDGE PROVIDERS") in accordance with the terms of the Credit Agreement.

            C. Subsidiary Indemnitors have executed and delivered that certain Subsidiary Guaranty dated of even date herewith (said Subsidiary Guaranty, as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Administrative Agent for the benefit of Lenders and any Hedge Providers, pursuant to which each Subsidiary Indemnitor has guaranteed the prompt payment and performance when due of all Obligations of Borrower under the Credit Agreement and other Loan Documents and all obligations of Borrower under the Hedge Agreements, including the obligation of Borrower to make payments thereunder in the event of early termination thereof.


                                    XVIII-1              Environmental Indemnity

            D. As a condition of entering into the Credit Agreement, Lenders and Hedge Providers require that Indemnitors indemnify, defend and hold Administrative Agent, Lenders, and the other Indemnitees harmless from and against certain obligations for which they may incur liability, whether as beneficiary of the Mortgages or any other Collateral Document, mortgagee in possession, or successor-in-interest to any Subsidiary Indemnitor by foreclosure or deed in lieu of foreclosure, by reason of the threat or presence of any Hazardous Materials at or near the Facilities.

            NOW, THEREFORE, in consideration of the foregoing Recitals, the making of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors, intending to be legally bound, hereby jointly and severally agree as follows:

1. RECITALS. The foregoing recitals are incorporated into this Agreement by this reference.

2. COVENANTS. Each Indemnitor hereby makes the representations and warranties in
Section 5.13 of the Credit Agreement and shall comply with the provisions of
Section 6.7 of the Credit Agreement with respect to each Facility in which such Indemnitor has any interest, each of which is incorporated herein by this reference as if fully set forth herein.

3. INDEMNITY.

      3.1 Each Indemnitor shall indemnify, defend and hold Administrative Agent and the other Indemnitees harmless from and against all claims, losses, damages, demands, liabilities, penalties, actions, judgments, suits, fees, costs and expenses (including the fees, expenses and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws and Environmental Laws), on common law or equitable causes or on contract or otherwise (collectively, "CLAIMS") of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising from or related to any of the following:

      3.1.1 Each Indemnitor's breach of any representation, warranty or covenant or other obligation set forth in this Agreement;

      3.1.2 The presence, Release (or threatened Release), use, generation, manufacture, production, treatment or storage of Hazardous Materials at, on, or from the Facilities or affecting the soil, soil vapor, water, groundwater, vegetation, buildings, personal property, Persons, animals or otherwise at or on the Facilities or other property;

      3.1.3 Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Materials, or underground or other storage tanks for Hazardous Materials, on, at or around the Facilities or other property;

      3.1.4 Any Claim or lawsuit brought or threatened, settlement reached (with Indemnitors' consent, which consent shall not be unreasonably withheld, delayed or


                                    XVIII-2              Environmental Indemnity
conditioned), or government order relating to Hazardous Materials or underground or other storage tanks for Hazardous Materials on, at or around the Facilities or other property;

      3.1.5 Any violation of Environmental Laws or demand of any Governmental Authority that is based upon or in a way related to the presence, Release, use, generation, manufacture, production, treatment or storage of Hazardous Materials or underground or other storage tanks for Hazardous Materials in connection with the Facilities by any Person or other source, whether related or unrelated to Indemnitors;

      3.1.6 Any and all losses (including loss of value of the Facilities) and any or all of the following (a) any incurrence of or liability for costs of clean-up, removal or remedial action incurred by a Governmental Authority, or by any other Person, or damages from injury to or destruction or loss of natural resources including the costs of assessing such injury, destruction or loss, legal representation, governmental oversight, financial assurance or ongoing monitoring or maintenance, arising under the provision of any Environmental Law;
(b) any incurrence of or liability for any other costs or expenses of abatement, correction or clean-up, or any fines, damages, response costs or penalties, which arise under the provisions of any Environmental Law, (c) liability for personal injury or property damages arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity; (d) any amounts expended in good faith by Administrative Agent or any other Indemnitee to settle or compromise any claim or allegation of liability if Indemnitors fail to promptly and diligently defend such claim or allegation; and
(e) consequential or punitive damages; whether or not liability is asserted against or imposed on Administrative Agent as a result of any action or inaction by Administrative Agent;

      3.1.7 The inaccuracy or breach of any representation, warranty or covenant set forth in the Credit Agreement or any other Loan Document relating to Hazardous Materials or Environmental Laws, or subsequently made by any Indemnitor to Administrative Agent, in each case when such representation or warranty was made (any of the foregoing being referred to in this Agreement as an "INDEMNIFIED CLAIM").

Each Indemnitor's obligations under this Agreement shall arise without regard to whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Materials.

      3.2 The indemnification set out in this Section 3 shall survive satisfaction and payment of the liabilities and termination of this Agreement, the Credit Agreement and the other Loan Documents and shall not be limited in any way by the passage of time or occurrence of any event. The amount of indemnification under this Agreement shall not be limited by and may exceed the amount of the Loans.

      3.3 This Agreement is given to protect Administrative Agent against the Indemnified Claims described in this Agreement, and not as additional security for, or as a means of repayment of, the Loans. The obligations of each Indemnitor under this Agreement are independent of, and shall not be measured or affected by (i) any amounts at any time owing under the Loans or secured by the Mortgages or any other Collateral Document, (ii) the


                                    XVIII-3              Environmental Indemnity
sufficiency or insufficiency of any collateral (including the Facilities) given to Administrative Agent to secure repayment of the Loans, (iii) the consideration given by Administrative Agent or any other party in order to acquire the Facilities, or any portion thereof, or (iv) the modification, expiration or termination of the Mortgages or any other Loan Document. The rights of Administrative Agent under this Agreement shall be in addition to any other rights and remedies of Administrative Agent against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including any right of reimbursement or contribution pursuant to Environmental Laws), and shall not in any way be deemed a waiver of any of such rights.

      4. DUTY TO DEFEND. Upon written request of Administrative Agent, at Administrative Agent's sole option, Indemnitors shall undertake the defense of Administrative Agent and the other Indemnitees at Indemnitors' sole cost and expense, with counsel approved by Administrative Agent, in connection with any Indemnified Claim. If (i) any Indemnitor refuses to undertake the defense of Administrative Agent or any other Indemnitee after receiving such request; (ii) any Indemnitor fails to assume (within ten (10) Business Days after receiving such request) and thereafter diligently and continuously conduct such defense;
(iii) the use of counsel chosen by Indemnitors to represent Administrative Agent would present such counsel with a conflict of interest; or (iv) the defendants in, or targets of, any such litigation or proceeding include both Administrative Agent and Indemnitors and Administrative Agent in its sole discretion concludes that there are or are likely to be significant legal defenses available to it which are different from or additional to those available to Indemnitors and would require Indemnitors to take inconsistent or conflicting positions from those taken by Administrative Agent (in which case no Indemnitor has the right to direct the defense on behalf of Administrative Agent or any other Indemnitor with respect to such legal defense), then in any of such cases Administrative Agent may employ separate counsel selected by Administrative Agent at the sole cost and expense of Indemnitors without reducing Indemnitors' obligations to protect, indemnify and hold harmless Administrative Agent and the other Indemnitees as provided in this Agreement.

5. PERFORMANCE.

      5.1 The undertakings, liabilities and obligations of Indemnitors shall not be affected, discharged, improved or varied except by the due and punctual performance of such Indemnitor's obligations as set forth in this Agreement and then only to the extent thereof. The rights of Administrative Agent hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of Administrative Agent in connection with the Facilities prior to the date hereof. No failure or delay on the part of Administrative Agent to exercise any power, right or privilege under this Agreement shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      5.2 In the event of any Release of Hazardous Materials, the threat of a Release of any Hazardous Materials required to be reported to any Governmental Authority, whether or not the same originates or emanates from the Facilities or any contiguous real estate, or the presence of any Hazardous Material affecting the Facilities in breach of Indemnitors' covenants in Section 2


                                    XVIII-4              Environmental Indemnity
hereof, and/or if any Indemnitor fails to comply with any of the requirements of the Environmental Laws, Administrative Agent may at its election, but without the obligation so to do, after the date that is ten (10) days after delivery of written notice to Indemnitors thereof (unless Indemnitors cure such condition within ten (10) days after such notice is sent to it or within such additional time (not exceeding one hundred eighty (180) days) reasonably necessary so long as Indemnitors diligently pursue cure of such condition), cause such work to be performed at the Facilities and/or take any and all other actions as Administrative Agent deems necessary or advisable in order to abate the Release of any Hazardous Material, remove the Hazardous Material or cure Indemnitors' noncompliance. If Administrative Agent elects to act pursuant to this provision, it will do so only to the extent necessary to protect the value of its security interest in the Facilities. Each Indemnitor acknowledges that Administrative Agent is not a guarantor or participant of such Indemnitor under Environmental Laws.

      5.3 Each Indemnitor acknowledges that Administrative Agent and Lenders have agreed to make the Loans and other extensions of credit under the Credit Agreement in reliance upon each Indemnitor's covenants, representations, warranties and indemnities in this Agreement. All of the covenants and indemnities of this Agreement shall survive the repayment of the Notes, the release of the Lien of the Mortgages from the Facilities and the release of any Collateral Document and shall survive the transfer of any or all right, title and interest in and to the Facilities by any Indemnitor to any party, whether or not affiliated with such Indemnitor.

      5.4 In addition to any other remedies hereunder or under applicable law which Administrative Agent may have for an Event of Default, Administrative Agent has the right to waive its Lien against the Facilities or any portion thereof, whether fixtures or personal property, to the extent such Facility is found to be environmentally impaired, and to exercise any and all rights and remedies of an unsecured creditor against Indemnitors and all of Indemnitor's assets and property for the recovery of any deficiency. As between Administrative Agent and Indemnitors, Indemnitors have the burden of proving that any Indemnitor or any related party (or any Affiliate or agent of any Indemnitor or any related party) did not knowingly or negligently cause or contribute to, or knowingly permit or acquiesce to, any Release or threatened Release of a Hazardous Material. Each Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Loan Documents, all judgments and awards entered against Indemnitors shall be exceptions to any nonrecourse or exculpatory provision of the Loan Documents, and each Indemnitor shall be fully liable for all judgments and awards entered against such Indemnitor hereunder and such liability shall not be limited to the original principal amount of the Loans and each Indemnitor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance, or any other transfer of the Facilities.

6. ATTORNEYS AND CONSULTANTS FEES. If Administrative Agent, or someone on Administrative Agent's behalf, retains the services of an attorney and/or environmental consultant, engineer or other professional in connection with the subject of, and consistent with the terms of, the indemnity herein, Indemnitors shall pay Administrative Agent's costs and reasonable attorneys fees and consultants fees thereby incurred. Administrative Agent may employ attorneys and consultants of its own choice.

7. INTEREST. If Administrative Agent incurs any obligations, costs or expenses under this Agreement, Indemnitors shall pay the same to Administrative Agent immediately on demand,


                                    XVIII-5              Environmental Indemnity
and if such payment is not received within ten (10) days after written demand from Administrative Agent to Indemnitors, interest on such amount shall accrue at the default rate of interest in the Notes until such amount, plus interest, is paid in full.

8. JOINT AND SEVERAL LIABILITY. The liability of Indemnitors is joint and several. In addition, each Indemnitor's obligations hereunder are joint and several with any other Person now or hereafter obligated under the Loan Documents and are independent of the obligations of each Indemnitor. A separate action or actions may be brought and prosecuted against each Indemnitor, whether or not action is brought against any other Indemnitor or any other Person or whether or not any Indemnitor or any other Person is joined in such action or actions.

9. NOTICE. All notices, demands, requests and other communications required hereunder shall be in writing and shall be given in accordance with the terms and provisions of the Credit Agreement and the Security Agreement.

10. SEVERABILITY. If any provision of this Agreement is prohibited or held to be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that (a) the validity, legality and enforceability of the other provisions in such jurisdiction shall not be affected or impaired thereby; (b) any such prohibition, invalidity, illegality or unenforceability shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction; and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

11. GUARANTOR PROVISIONS. If and to the extent that the Borrower, Holdings or any one or more of the Subsidiary Indemnitors (for the purposes of this Section 11, being individually and collectively referred to herein as "GUARANTOR") would be deemed or construed to be a guarantor or surety under applicable law with respect to its obligations hereunder, each Guarantor hereby agrees as follows:

      11.1 Guarantor expressly agrees that until each and every term, covenant and condition of this Agreement is fully performed, Guarantor shall not be released by any act or event which, except for this provision of this Agreement might be deemed a legal or equitable discharge or exoneration of a surety, or because of any waiver, extension, modification, forbearance or delay or other act or omission of the Administrative Agent or any Lender or any Rate Exchanger or their failure to proceed promptly or otherwise as against the Borrower or any of the Subsidiary Indemnitors, as the case may be (individually and collectively, in its or their capacity as the entity or entities the obligations of which are guaranteed hereunder by Guarantor, the "PRINCIPAL INDEMNITOR") or Guarantor, or because of any action taken or omitted or circumstance which might vary the risk or affect the rights or remedies of Guarantor as against the Principal Indemnitor, or because of any further dealings between the Principal Indemnitor and the Administrative Agent or any Lender, whether relating to this Agreement or otherwise. Guarantor hereby expressly waives and surrenders any defense to Guarantor's liability under this Agreement based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them. It is the purpose and intent of this Agreement that the obligations of Guarantor under it


                                    XVIII-6              Environmental Indemnity
shall be absolute and unconditional under any and all circumstances, subject to and in accordance with the terms and conditions of this Agreement.

      11.2 Each Guarantor waives:

      11.2.1 all statutes of limitations as a defense to any action or proceeding brought against Guarantor by the Administrative Agent or any Lender, to the fullest extent permitted by law;

      11.2.2 any right it may have to require the Administrative Agent or any Lender to proceed against the Principal Indemnitor or pursue any other remedy in the Administrative Agent or any Lender's power to pursue, it being acknowledged and agreed that the obligations of Guarantor hereunder are independent of the obligations of the Principal Indemnitor hereunder, and neither the Administrative Agent nor any Lender shall be required to make any demand upon, exercise any right to declare a default by, or proceed against, the Principal Indemnitor prior to proceeding against Guarantor to the full extent of Guarantor's obligations hereunder;

      11.2.3 any defense based on any legal disability of the Principal Indemnitor and any discharge, release or limitation of the liability of the Principal Indemnitor to the Administrative Agent or any Lender, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor relief proceeding, or from any other cause, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Principal Indemnitor;

      11.2.4 all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

      11.2.5 any defense based on or arising out of any defense that the Principal Indemnitor may have to the payment or performance of any obligation set forth in this Agreement;

      11.2.6 until all obligations under this Agreement have been paid and performed in full, all rights of subrogation and all rights to enforce any remedy that Guarantor may have against the Principal Indemnitor, all regardless of whether Guarantor may have made any payments to the Administrative Agent or any Lender or any Rate Exchanger; and

      11.2.7 in the event that notwithstanding the provisions of Section 3.3, the obligations of the Principal Indemnitor, hereunder are held or deemed to be secured, any right of Guarantor to have the Collateral of the Principal Indemnitor first applied to the discharge of the Secured Obligations, and Guarantor expressly recognizes that any such Collateral is security for the Principal Indemnitor's obligations hereunder but not for Guarantor's obligations hereunder.

      11.2.8 Each Guarantor assumes full responsibility for keeping informed of the financial condition and business operations of the Principal Indemnitor and all other circumstances affecting the Principal Indemnitor's ability to pay for and perform its obligations to the Indemnitees, and agrees that neither the Administrative Agent nor any Lender have a duty to disclose to Guarantor any information which the Administrative Agent or any such Lender may


                                    XVIII-7              Environmental Indemnity
receive about the Principal Indemnitor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

      11.3 Each Guarantor jointly and severally agrees to perform and be liable for the obligations of the Principal Indemnitor hereunder.

      11.4 Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrower or other affiliates of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 11.4, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

      11.5 Each Guarantor under this Agreement, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 11.4, together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Agreement and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Agreement or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to the Indemnitees.

12. MISCELLANEOUS

      12.1 THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS RULES AND PRINCIPLES OF SUCH STATE.

      12.2 Administrative Agent may, without notice to, or consent of, Indemnitors, sell, assign or transfer to any Person or Persons all or any part of its rights and remedies under this Agreement, and in the event of any such assignment or grant, the rights and remedies of Administrative Agent hereunder shall extend to, and vest in, any such assignee or assignees who has the right to enforce the provisions of this Agreement as fully as Administrative Agent,


                                    XVIII-8              Environmental Indemnity
provided that Administrative Agent shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of its rights and remedies that it has not sold, assigned or transferred. Each Indemnitor shall fully cooperate with Administrative Agent in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment or grant and amendments to this Agreement in order to effect any such assignment or grant (including the appointment of Administrative Agent as agent for itself and all assignees).

      12.3 This Agreement shall be binding upon each Indemnitor's successors, assigns, heirs, personal representatives and estate and shall inure to the benefit of Administrative Agent, the other Indemnitees and their respective successors, assigns and participants. No Indemnitor may assign its rights or obligations hereunder or any interest herein without the prior written consent of Administrative Agent (and any such assignment or delegation without Administrative Agent's prior written consent shall be an Event of Default under the Credit Agreement).

      12.4 The obligations of Indemnitors hereunder shall be continuing. No assignment or transfer of the Facilities by the Indemnitors shall operate to release the liability hereunder except with the express prior written consent of the Administrative Agent in its sole and absolute discretion. Each Indemnitor agrees that it has no right of contribution (including any right of contribution under CERCLA) or subrogation against each of the other Indemnitors unless and until all obligations of Indemnitors have been satisfied.

      12.5 From time to time, each Indemnitor shall execute and deliver to the Administrative Agent such additional documents as the Administrative Agent may require to carry out the purposes of this Agreement, to preserve and protect the Administrative Agent's and the other Indemnitees' rights as contemplated herein.

      12.6 No failure or delay on the part of any Indemnitee to exercise any power, right or privilege under this Agreement impairs any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor does any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      12.7 This Agreement may be executed in counterparts each of which is an original and all of which constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Agreement may be detached from any other counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

      12.8 Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


                                    XVIII-9              Environmental Indemnity

      12.9 Each Indemnitor represents and warrants to Administrative Agent that it has read each and every provision of this instrument, has consulted, or has been given the opportunity to have this instrument reviewed by competent legal counsel of its choosing and understands, agrees to and accepts the provisions hereof.

      12.10 The initial Indemnitor(s) hereunder shall be such of the Subsidiaries of Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Borrower may become parties hereto, as additional Indemnitor (each an "ADDITIONAL INDEMNITOR"), by executing a counterpart of this Agreement. A form of such a counterpart is attached hereto as Exhibit A. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Indemnitors, each such Additional Indemnitor shall be an Indemnitor and shall be as fully a party hereto as if such Additional Indemnitor were an original signatory hereof. Each Indemnitor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Indemnitor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Borrower to become an Additional Indemnitor hereunder. This Agreement shall be fully effective as to any Indemnitor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Indemnitor hereunder.

                  [Remainder of page intentionally left blank]


                                    XVIII-10             Environmental Indemnity

      IN WITNESS WHEREOF, each Indemnitor has executed this Agreement as of the date first above written.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.,
                                        a Delaware corporation,
                                        as an Indemnitor

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        TECH-SYM CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        PEI ELECTRONICS, INC.

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        SIERRA TECH, INC.

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        METRIC SYSTEMS CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        ENTERPRISE ELECTRONICS CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        CONTINENTAL ELECTRONICS CORPORATION


                                    XVIII-11             Environmental Indemnity

                                        By: ____________________________________
                                            Its Authorized Signatory


                                        T-S HOLDING CORPORATION

                                        By: ____________________________________
                                            Its Authorized Signatory


                                    XVIII-12             Environmental Indemnity

                                    EXHIBIT A

                 FORM OF COUNTERPART FOR ADDITIONAL INDEMNITORS

      This COUNTERPART (this "COUNTERPART"), dated _______, 200_, is delivered pursuant to Section 12.11 of the Environmental Indemnity Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Environmental Indemnity Agreement, dated as of February ___, 2002 (as it may be from time to time amended, modified or supplemented, the "AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), executed and delivered by the Indemnitors named therein to and for the benefit of CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, as Administrative Agent and certain other parties named therein as "INDEMNITEES". The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Indemnitor under the Environment Indemnity Agreement in accordance with Section
12.10 thereof and agrees to be bound by all of the terms thereof.

      IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of _______, 200_.

[NAME OF ADDITIONAL INDEMNITOR]


By: ____________________________________
    Name:
    Title:

Address:

    ____________________________________

    ____________________________________

    ____________________________________


                                    XVIII-1              Environmental Indemnity

                                   EXHIBIT XIX

                        [FORM OF SURVEYOR'S CERTIFICATE]

The undersigned, being a registered surveyor of the state of ________________ certifies to (i) Canadian Imperial Bank of Commerce for itself and as administrative agent for certain lenders in that certain Credit Agreement to be dated as of February __, 2002, and their successors and assigns, (ii) [name of borrower and property owner] and (iii) [name of title company]:

1. This map or plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for ALTA / ACSM Land Title Surveys", jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 and this survey meets the requirements for an urban survey as defined therein and includes Items Nos. 1, 2, 3, 4, 6, 7a, 8, 9, 10, 11b, 13, 14,
      and 16 of Table A thereto.

2. The survey was made on the ground between _________________________ and correctly shows the area of the subject property, the location and type of all buildings, structures and other improvements situated on the subjected property, and any other matters situated on subject property.

3. Except as shown on the survey, there are no visible easements or rights of way which the undersigned has been advised.

4. Except as shown on the survey, there are no observable, above ground encroachments (a) by the improvements on the subject property upon adjoining properties, streets or alleys, or (b) by the improvements on adjoining properties, street or alleys upon the subject property.

5. The location of each easement, right of way, servitude and other matter affecting the subject property and listed in the title insurance commitment dated __________, 2002, issued by ___________________ with respect to the subject property, has been shown on the survey, together with appropriate recording references, to the extent that such matters can be located. The property shown on the survey is the property described in the title commitment. The location of all improvements on the subject property is in accord with minimum setback provisions and restrictions of records referenced in such title commitment.

6. The subject property has access to and from a duly dedicated and accepted public street or highway, namely ________.

7. Except as shown on the survey, the subject property does not serve any adjoining property for drainage, utilities or ingress or egress.

8. The record description of the subject property forms a mathematically closed figure.

9. Except as shown on the survey, no portion of the property shown on the survey lies within a Special Hazard Area, as described on the Flood Insurance Rate Map for the community in


                                     XIX-1                Surveyor's Certificate
      which the subject property is located. [The survey correctly indicates the zone designation of any area shown as being within a Special Hazard Area]

10.   The number of parking spaces at the subject property is ___.

This certificate is attached to the survey dated ________________ prepared by
_____________________.

The parties listed above m entitled to rely on the survey and this certificate as being true and accurate.


                                        ________________________________________
[Surveyor's Seal)
Registration No.:
Date:


                                     XIX-2                Surveyor's Certificate

                               SURVEY REQUIREMENTS

1. A surveyor licensed in the jurisdiction in which the Property is located must certify the survey.

2. The survey must be certified to Canadian Imperial Bank of Commerce for itself and as administrative agent for certain lenders in that certain Credit Agreement to be dated as of February __, 2002, and their successors and assigns.

3. The survey must be dated no more than 90 days prior to the date the Mortgage is recorded.

4. The survey must be acceptable to the title insurance company for purposes of insuring title free and clear of survey matters.

5. The survey must meet the requirements of an Urban Class ALTA/ACSM Land Title Survey, made in accordance with the Minimum Standard Detail Requirements for American Land Title Association and American Congress on Surveying and Mapping Land Title Surveys, as adopted in 1992, some of which are listed as Additional Survey Requirements on Table 3 to such standard requirements (see the following paragraph).

6.    The survey must show the following:

      (a)   the dimensions and total square footage (land area) of the Property;

      (b) the location of all buildings, structures and other improvements (including sidewalks, curbs, parking areas and fences) on the Property and the distance from the improvements to adjoining exterior property lines;

      (c) the location of all easements, servitudes, or rights of way (above or below ground) on the Property, or other similar exceptions listed in the commitment for the title insurance policy for the Property (except that blanket easements may be shown as such), including any exceptions shown on a recorded, map or plat, together with complete recording information,

      (d) the location and dimensions of any encroachments by (i) the improvements on the Property onto any adjacent property, street, alley, or easements located on the Property, and (ii) improvements on any adjacent property, street or alley onto the Property;

      (e) the location of minimum recorded setback lines for the Property, and any other building restrictions, including complete recording information if such restrictions have been recorded;

      (f)   the number, size. and location of parking spaces on the Property,

      (g) the location of utilities serving the Property, including points of ingress to and egress from the Property of such utilities (within the Property, however, the location of underground utility lines which serve only the Property is not required to be shown);


                                     XIX-3                Surveyor's Certificate

      (h) indication of access (such as curb cuts and driveways) to adjoining streets and highways and the status of such roadways as public or private;

      (i) the MONUMENTS found or set (or a reference monument) at all major comers of the boundary of the Property;

      (ii)  a legend of all symbols and abbreviations used on the survey;

      (k) a vicinity map showing the Property surveyed in reference to nearby highway(s) or major street intersection(s);

      (1)   observable evidence of cemeteries;

      (m) the identify of all abutting owners, lot numbers and names of subdivisions;

      (n) observable evidence of site use as a solid waste dump, sump or sanitary landfill;

      (o)   significant observations not otherwise defined

7. The description of the Property shown on the survey must conform to the legal description shown in the commitment for a loan title insurance policy for the Property. A metes and bounds description, a lot and block description, or a description of the Property bounded on all sides by dedicated streets or alleys is acceptable as long as it corresponds to the legal description shown in such title insurance commitment. If the title insurance commitment refers to a recorded plat, then such plat with appropriate recording references must be indicated on the survey.

8. If any portion of the Property is in a Special Hazard area, as designated on the applicable Flood Insurance Rate Map for the community, the boundaries and a designation of the zone of any such area within the Property must be shown on the survey.


                                     XIX-4                Surveyor's Certificate

                                   EXHIBIT XX

                   [FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT]

                        DEPOSIT ACCOUNT CONTROL AGREEMENT

            This DEPOSIT ACCOUNT CONTROL AGREEMENT (this "AGREEMENT") is dated as of February __, 2002 and entered into by and among INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware corporation ("DEPOSITOR"), {NAME OF DEPOSITORY BANK}, as depository bank ("DEPOSITORY BANK"), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates ("CIBC"), as administrative agent ("SECURED PARTY"), for the Lenders and Hedge Providers as such terms are defined in the Security Agreement referred to below.

                             PRELIMINARY STATEMENTS

            A. Depositor is a party to that certain Credit Agreement dated as of February __, 2002, by and among Depositor, the Lenders party thereto, and CIBC, as administrative agent for Lenders (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT").

            B. Pursuant to the Credit Agreement, Depositor, the other grantors named therein, and Secured Party entered into that certain Security Agreement dated of even date with the Credit Agreement (as amended, supplemented, restated or otherwise modified from time to time, the "SECURITY AGREEMENT").

            C. Pursuant to the Security Agreement, Depositor, among other things, granted to Secured Party, for the benefit of Secured Party, Lenders and Hedge Providers, a continuing security interest in all of Depositor's right, title and interest in and to all Deposit Accounts (including the Deposit Account identified on Schedule I annexed hereto (collectively, the "SPECIFIED DEPOSIT ACCOUNT")).

            D. Depositor, Depository Bank and Secured Party are entering into this Agreement to perfect the security interest of Secured Party in, and to evidence that Secured Party has control of, the Specified Deposit Account.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Hedge Providers to enter into the Hedge Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Depositor hereby agrees with Secured Party as follows:

      SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION. Initially capitalized terms used herein without definition are defined in the Security Agreement (including those incorporated by reference). Unless otherwise defined herein or in the Security Agreement, or incorporated by reference in the Security Agreement, terms used in Articles 8 and 9 of the Uniform Commercial


                                      XX-1     Deposit Account Control Agreement

Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement MUTATIS MUTANDIS.

      SECTION 2. NOTICE AND ACKNOWLEDGEMENT OF SECURITY INTEREST. Depositor and Secured Party hereby notify Depository Bank of, and Depository Bank hereby acknowledges, the security interest granted by Depositor to Secured Party pursuant to the Security Agreement in all of Depositor's right, title and interest in the Specified Deposit Account and the funds on deposit therein.

      SECTION 3. CONTROL OF SPECIFIED DEPOSIT ACCOUNT. (a) Depositor agrees that Secured Party may, subject to the terms of the Security Agreement, upon the occurrence of and during the continuance of an Event of Default, exercise sole and exclusive control of the Specified Deposit Account at any time by giving written notice thereof to Depository Bank, which notice shall state that (I) an Event of Default has occurred that has not been cured or waived and (II) Secured Party is exercising sole and exclusive control of the Specified Deposit Account (each such notice, a "NOTICE OF EXCLUSIVE CONTROL"). Upon receipt of such Notice of Exclusive Control, Depository Bank shall, without inquiry and in reliance upon such Notice of Exclusive Control, thereafter (1) comply exclusively with instructions from Secured Party and (2) not comply with instructions from Depositor with respect to the Specified Deposit Account and dispositions of funds therein.

            (b) Prior to the date on which a Notice of Exclusive Control is received by Depository Bank from Secured Party, Depository Bank may permit Depositor to operate and transact business through the Specified Deposit Account, including the directing of the disposition of funds from the Specified Deposit Account.

            (c) Upon cure or waiver of all Events of Default, upon the written request of Depositor, Secured Party shall provide written instructions to Depository Bank authorizing Depository Bank to permit Depositor to operate and transact business through the Specified Deposit Account.

      SECTION 4. CERTAIN OTHER AGREEMENTS.

            (a) Secured Party agrees that copies of all Notices of Exclusive Control given hereunder or in connection herewith by Secured Party to Depository Bank shall be delivered substantially simultaneously to Depositor, and Depositor agrees that the failure of Secured Party to provide any such copy shall not affect the validity or effectiveness of such notice.

            (b) Depository Bank has not entered into any agreement with respect to, and Depositor has not agreed to provide, any security interest in the Specified Deposit Account, except as set forth herein and, in the case of Depositor, the Security Agreement.

      SECTION 5. ACCOUNT INFORMATION. Depositor hereby instructs Depository Bank, and Depository Bank agrees, to furnish to Secured Party, upon request of Secured Party, bank statements with respect to the Specified Deposit Account that are customarily provided to customers of Depository Bank at the times such statements are normally provided to customers


                                      XX-2     Deposit Account Control Agreement
of Depository Bank, through the normal method of transmission, including United States mail, with a copy to Depositor, at Depositor's expense. Additionally, Depositor hereby instructs Depository Bank, and Depository Bank agrees, to make available to Secured Party and Depositor, upon request of Secured Party, copies of all daily debit and credit advices of the Specified Deposit Account and any other item reasonably requested by Secured Party. If Depository Bank receives any notice of legal process of any kind relating to Depositor, Depository Bank shall make a reasonable effort to give notice to Secured Party and Depositor of such legal process.

      SECTION 6. ADDITIONAL AGREEMENTS AND DOCUMENTS. Depositor agrees to execute and deliver such other agreements and documents as Secured Party or Depository Bank may reasonably request, in form and substance reasonably satisfactory to Secured Party or Depository Bank, to carry out or to confirm the provisions of this Agreement.

      SECTION 7. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Security Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 8. MODIFICATION. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by Depositor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, if an amendment or modification, Depository Bank and Depositor and, if a waiver of rights of Depository Bank, Depository Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      SECTION 9. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto. Depository Bank shall not incur any liability to Depositor or Secured Party in acting upon any written notice delivered in accordance with this SECTION 9 that Depository Bank believes in good faith to be genuine and what it purports to be.

      SECTION 10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW


                                      XX-3     Deposit Account Control Agreement

YORK),WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

      SECTION 11. JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEPOSITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT DEPOSITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Depositor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to it at its address provided in SECTION 9, such service being hereby acknowledged by Depositor to be sufficient for personal jurisdiction in any action against it in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party or Depository Bank to bring proceedings against Depositor in the courts of any other jurisdiction.

      SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

      SECTION 13. SUCCESSORS AND ASSIGNS; SECURED PARTY AS AGENT. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises, and agreements by or on behalf of Depositor or by and on behalf of Depository Bank shall bind and inure to the benefit of the successors and assigns of Depositor, Depository Bank and Secured Party.

            (a) Secured Party has been appointed to act as Secured Party hereunder and under the Security Agreement by Lenders and, by their acceptance of the benefits hereof, Hedge Providers. Secured Party's rights and obligations shall be governed solely by this Agreement, the Security Agreement and the Credit Agreement. As provided in subsection 9.5 of the Credit Agreement and
Section 21 of the Security Agreement, Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement.

      SECTION 14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      SECTION 15. TERMINATION. This Agreement shall terminate upon the payment in full of all obligations of Depositor (other than inchoate indemnification and reimbursement


                                      XX-4     Deposit Account Control Agreement
obligations not then due and payable) under the Credit Agreement, and the termination of the commitments thereunder, the payment in full of all other Secured Obligations, and Depository Bank's receipt of written notice from the Secured Party of such payment and termination.

      SECTION 16. HEADINGS. The section headings in this Agreement are inserted for convenience of reference only and shall not be considered a part of this Agreement for any other purpose or be given any substantive effect.

      SECTION 17. FEES AND EXPENSES OF DEPOSITORY BANK. Depository Bank will not charge or debit, or exercise any right of offset or banker's lien against, the Specified Deposit Account except as provided below. Depository Bank may charge the Specified Deposit Account solely for any items deposited in the Specified Deposit Account that are returned for any reason or otherwise not collected and for all service charges, commissions, expenses, and other items ordinarily chargeable to the Specified Deposit Account. If there are not sufficient funds in the Specified Deposit Account to pay such amounts, then Depositor agrees to pay Depository Bank within ten Business Days of written demand all such amounts, regardless of any collection efforts Depository Bank may have expended. Depositor and Secured Party acknowledge that Depositor is obligated to pay all customary and reasonable charges of Depository Bank resulting from the Specified Deposit Account.

      SECTION 18. INDEMNITY. Depositor shall indemnify, and pay costs and expenses incurred by, Secured Party as provided in Section 19 of the Security Agreement.

                  [Remainder of page intentionally left blank]


                                      XX-5     Deposit Account Control Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                        DEPOSITOR:

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By: ____________________________________
                                               Its Authorized Signatory

                                        Notice Address:

                                           Integrated Defense Technologies, Inc.
                                           110 Wynn Drive
                                           Huntsville, Alabama  35807
                                           Attention: __________________________
                                           Facsimile Number: ___________________


                                      S-1      Deposit Account Control Agreement

                                        {NAME OF DEPOSITORY BANK}, as
                                        Depository Bank


                                        By: ____________________________________
                                              Name:
                                              Title:

                                        Notice Address:


                                      S-2      Deposit Account Control Agreement

                                        ADMINISTRATIVE AGENT:

                                        CANADIAN IMPERIAL BANK OF COMMERCE, as
                                        Administrative Agent


                                        By: ____________________________________
                                              Name: Cedric Henley
                                              Title: Executive Director
                                              CIBC World Markets Corp., AS AGENT

                                        Notice Address:

                                        CANADIAN IMPERIAL BANK OF COMMERCE
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attn.: Agency Services Dept.
                                        Facsimile No.: (212) 856-3799

                                        With a Copy to:

                                        CIBC WORLD MARKETS CORP.
                                        10880 Wilshire Boulevard
                                        Suite 1700
                                        Los Angeles, California 90024
                                        Facsimile No.: (310) 446-3610


                                      S-3      Deposit Account Control Agreement

                                   SCHEDULE I

DEPOSIT ACCOUNT NUMBER                                        LOCATION
----------------------                                        --------



                                     XX-I-1

                                   EXHIBIT XXI

                    [FORM OF CERTIFICATE RE NON-BANK STATUS]

                         CERTIFICATE RE NON-BANK STATUS

            Reference is hereby made to that certain Credit Agreement, dated as of February __, 2002 (said Credit Agreement, as amended, restated, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed on the signature pages therein as Lenders and party from time to time thereto ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

DATED: _______________________          [NAME OF LENDER]


                                        By: ____________________________________
                                            Its Authorized Signatory


                                     XXI-1                       Non-Bank Status

                                  EXHIBIT XXII

                       [FORM OF INSTRUMENT OF ASSIGNMENT]

                            INSTRUMENT OF ASSIGNMENT

      THIS INSTRUMENT OF ASSIGNMENT (this "ASSIGNMENT") is made as of February __, 2002, between INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delaware Corporation, with its principal place of business at 110 Wynn Drive, Huntsville, Alabama 35807 ("ASSIGNOR"), and CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, as administrative agent ("ADMINISTRATIVE AGENT") under that certain Credit Agreement dated as of February __, 2002 by and among Assignor, as borrower, Administrative Agent, the lenders party from time to time thereto ("LENDERS"), and certain other parties named therein (the "CREDIT AGREEMENT"), with its principal place of business at 425 Lexington Avenue, New York, New York 10017 ("ASSIGNEE").

1. ASSIGNMENT

      1.1 For value received, receipt of which is acknowledged, Assignor hereby assigns and sets over to Assignee, its successors and assigns, all of Assignor's right, title and interest in all amounts now due or owing, and that subsequently may be due or owing, by the United States of America or from any agency or department thereof (the "Government"), pursuant to that certain Contract No. ______________ dated ______ between Assignor and _____________ (the "Contract").

      1.2 Assignor hereby grants full power to Assignee, either in its own name or in the name of the undersigned, to take all legal or other proceedings which the undersigned could have taken but for this Assignment; PROVIDED, HOWEVER, that the undersigned shall remain liable for all of its warranties, representations, covenants and obligations under the Contract. Assignee, its successors and assigns, shall have no obligation or liabilities under the Contract by reason of or arising out of this Assignment, nor shall the Assignee be required or obligated in any manner to perform any of the obligations of the Assignor under or pursuant to the Contract.

      1.3 This Assignment is intended to be executed in accordance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. 15).

2. ASSIGNOR FINANCED BY ASSIGNEE

      Pursuant to the terms of the Credit Agreement, Assignee and the Lenders have agreed to extend certain loans to Assignor in various amounts and at various times (collectively, the "Loans"). This Assignment is made as additional security for the payment of any Loan that has been or subsequently may be made by Assignee to Assignor, and of any promissory note that has been or subsequently may be issued to evidence any such Loan.

3. REPRESENTATIONS AND WARRANTIES BY ASSIGNOR

      Assignor represents and warrants to Assignee that:


                                     XXII-2             Instrument of Assignment

      3.1 Assignor has not conveyed, transferred, or assigned the Contract or any rights or interests in the Contract to any person other than Assignee;

      3.2 Assignor is not indebted to Government on account of anything independent of the Contract, other than income taxes payable in the ordinary course of business;

      3.3 The Contract does not contain any provision for forbidding an assignment of amounts payable under it;

      3.4 The Contract was signed on behalf of Government by ___________________, Contracting Officer.

      3.5 To the best of the knowledge and belief of Assignor, no facts or circumstances exist that may result in any such indebtedness referred to in
Section 3.2, or that may give to any counterclaim or setoff against the amounts payable under the Contract.

                     [Signature continued on following page]


                                     XXII-3             Instrument of Assignment

            IN WITNESS WHEREOF, Assignor has caused this Assignment to be EXECUTED, SEALED AND DELIVERED on the date indicated below.

INTEGRATED DEFENSE TECHNOLOGIES,
INC., a Delaware Corporation


By: ____________________________________
    Its Authorized Signatory

Attest:


________________________________________
Secretary

(AFFIX CORPORATE SEAL)


                                     XXII-4             Instrument of Assignment

                                 EXHIBIT XXIII-A

                          FORM OF INSTRUMENT OF JOINDER

            This Instrument of Joinder (this "AGREEMENT") dated as of ___________, 20___ is entered into by and between [Insert name of new or increasing lender], a [Insert the jurisdiction of its formation][Insert type of entity] (the "NEW LENDER") and the Administrative Agent pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed on the signature pages thereof and such financial institutions that become party to the Credit Agreement from time to time (the "EXISTING LENDERS" and together with the New Lender, the "LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as administrative agent for Lenders ("ADMINISTRATIVE AGENT") General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner.

            Pursuant to subsection 2.1A(iv) of the Credit Agreement, the New Lender desires to become a Lender under the terms of the Credit Agreement.

            Accordingly, the New Lender hereby agrees as follows with the Administrative Agent:

            1. The New Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Lender will be deemed to be a party to the Credit Agreement and a "Lender" for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Credit Agreement and the other Loan Documents. The New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation, all of the authorizations of the Lenders set forth in Section 9 of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof.

            2. The Administrative Agent confirms that immediately upon execution of this Agreement by the parties hereto, the New Lender shall become a Lender under the Credit Agreement.

            3. The New Lender agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.


                                   XXIII-A-1                  Form of Instrument
                                                                      of Joinder

            4. The New Lender's new interest shall be:

---------------------------------------------------------------------------------------
Facility         Aggregate Amount of    Amount of Commitment/   New Lender's
                 Commitment/Loans for   Loans for New Lender    Percentage of Aggregate
                 all Lenders                                    Amount of
                                                                Commitment/Loan
---------------------------------------------------------------------------------------
Revolving Loan   $___________           $___________                         ___%
Facility
---------------------------------------------------------------------------------------

            5. The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement; (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Pro Rata Share of the Commitments, shall have the rights and obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to subsections 6.1(i) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and
(v) if it is a Non-US Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (1) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

            7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

                  (remainder of page intentionally left blank)


                                   XXIII-A-2                  Form of Instrument
                                                                      of Joinder

            IN WITNESS WHEREOF, the Administrative Agent and the New Lender have caused this Agreement to be duly executed by their respective authorized officers, and the Borrower has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [_____________], as New Lender

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                        CANADIAN IMPERIAL BANK OF
                                        COMMERCE, as Administrative Agent for
                                        itself and the other Existing Lenders

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

Consented to:

BORROWER:

INTEGRATED DEFENSE
TECHNOLOGIES, INC.


By:    ________________________
Name:  ________________________
Title: ________________________


                                   XXIII-A-3                  Form of Instrument
                                                                      of Joinder

                                 EXHIBIT XXIII-B

                    FORM OF NOTICE TO NEW/INCREASING LENDERS

            Pursuant to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger, this represents Borrower's notice to increase the Revolving Loan Commitments pursuant to subsection 2.1A(iv) of the Credit Agreement as follows:

      1.    Aggregate Amount of Increase:         $______________________

      2.    Increasing Lenders:            _______________________
                                           _______________________
                                           _______________________

      3.    New Lenders:                   _______________________
                                           _______________________
                                           _______________________

      4.    Effective Date of Increase:    _______________________

            SCHEDULE 1 attached hereto sets forth the amount of the increase in the Revolving Loan Commitments assumed by each New Lender and/or each Increasing Lender and the Pro Rata Share of the Revolving Loan Commitments for each Lender after giving effect to the amount of such increase.

DATED: ____________________             INTEGRATED DEFENSE TECHNOLOGIES,
                                        INC.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                   XXIII-B-1                      Form of Notice

                                 EXHIBIT XXIII-C

                          FORM OF OFFICERS' CERTIFICATE

            Reference is hereby made to that certain Credit Agreement dated as of February __, 2002, as amended, supplemented, restated or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented, restated or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Integrated Defense Technologies, Inc., a Delaware corporation ("BORROWER"), the financial institutions listed therein as Lenders ("LENDERS"), Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates, as administrative agent ("ADMINISTRATIVE AGENT"), General Electric Capital Corporation, as Co-Syndication Agent, Credit Lyonnais, as Co-Syndication Agent and Co-Lead Arranger and CIBC World Markets Corp., as lead arranger and bookrunner.

            This Officers' Certificate is being executed and delivered in connection with an increase in the Revolving Loan Commitments pursuant to subsection 2.1A(iv) of the Credit Agreement. The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

            1. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date.

            2. No event has occurred and is continuing or would result from the consummation of the increase in the Revolving Loan Commitments that would constitute an Event of Default or a Potential Event of Default.

            3. Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

            4. The undersigned has read this Officers' Certificate and any definitions or other provisions contained in the Credit Agreement relating thereto, and in the opinion of the undersigned (a) has made or caused to be made such examination or investigation as is reasonably necessary to enable the undersigned to express an informed opinion as to the compliance with all conditions precedent to the increase in the Revolving Loan Commitments; and (b) all conditions precedent to the increase in the Revolving Loan Commitments have been complied with.


                                    XXIII-C-1      Form of Officer's Certificate

            IN WITNESS WHEREOF, the undersigned has caused this Officers' Certificate to be duly executed and delivered to Administrative Agent as of this ____ day of ___________.

                                        INTEGRATED DEFENSE TECHNOLOGIES, INC.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                    XXIII-C-2      Form of Officer's Certificate